As filed with the U.S. Securities and Exchange Commission on March 10, 2026.

Registration No. 333-290747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Neutrans Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit B-1-08, First Floor CoPlace 1

2270 Jalan Usahawan 2, Cyber 6

63000 Cyberjaya, Selangor, Malaysia

+60 3 2935 9635

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2210	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED MARCH 10, 2026

3,750,000 Class A Ordinary Shares

Neutrans Inc.

This is an initial public offering of our class A ordinary shares, no par value (“Class A Ordinary Shares”). Prior to this offering, there has been no public market for our Class A Ordinary Shares or our class B ordinary shares, no par value (“Class B Ordinary Shares”). We expect the initial public offering price of our Class A Ordinary Shares to be in the range of $4.00 to $6.00 per share.

We have applied to list our Class A Ordinary Shares under the symbol “NEUT” on the Nasdaq Capital Market. It is a condition to the closing of this offering that our Class A Ordinary Shares qualify for listing on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market.

We are authorized to issue a maximum of 500,000,000 no par value ordinary shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. As of the date of this prospectus, we have 21,875,000 Class A Ordinary Shares and no Class B Ordinary Shares issued and outstanding, respectively. We do not plan to issue Class B Ordinary Shares before the completion of this offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share is entitled to one vote on all matters subject to vote at general meetings of our Company, and each Class B Ordinary Share is entitled to 20 votes on all matters subject to vote at general meetings of our Company. Each Class B Ordinary Share is convertible into one fully paid and non-assessable Class A Ordinary Share at any time after the date of issuance of such share at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. We have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. As a result, our financial statements may not be comparable to the financial statements of issuers which are required to comply with the effective dates for new or revised accounting standards applicable to public companies. This may affect the quality of our disclosure and make our Class A Ordinary Shares less attractive to investors. Please read the disclosures beginning on page 6 of this prospectus for more information.

Upon the completion of this offering, we will not be deemed to be a “controlled company” under Nasdaq Marketplace Rules 5615(c).

	Per Class A Ordinary Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses(2)	$	$	$

(1)	Represents underwriting discounts equal to 7% of the aggregate gross proceeds received by the Company in the offering.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have granted the underwriters an option, exercisable for 45 days after the closing of this offering, to purchase up to an additional 15% of the Class A Ordinary Shares on the same terms as the other Class A Ordinary Shares being purchased by the underwriters from us.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars in New York, New York on or about [     ], 2026.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [         ], 2026

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the British Virgin Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Board” are to our board of directors;

●	“BVI” are to the British Virgin Islands;

●	“BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

●	“CEO” are to chief executive officer;

●	“CFO” are to chief financial officer;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of Neutrans Inc., no par value;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of Neutrans Inc., no par value;

●	“Group” are to Neutrans (as defined below), Neutrans Holdings (as defined below), and Neutrans Malaysia (as defined below), collectively;

●	“Insolvency Act” are to the BVI Insolvency Act, 2003 (as amended);

●	“IRU Agreements” are, collectively, to indefeasible right of use agreements, each, being a long-term lease agreement that gives a party an exclusive right to use fiber cores;

●	“ISP” are to internet service provider;

●	“MYR” or “RM” are to the Malaysian ringgit, the legal currency of Malaysia;

●	“Nasdaq” are to the Nasdaq Stock Market LLC;

●	“Neutrans” are to Neutrans Inc., a BVI business company limited by shares incorporated and registered under the laws of the BVI with a company number of 2173428;

●	“Neutrans Holdings” are to Neutrans Holdings Limited, a BVI business company limited by shares incorporated and registered under the laws of the BVI, which is a wholly owned subsidiary of Neutrans Inc. with a company number of 2173416;

ii

●	“Neutrans Malaysia” are to NEUTRAL TRANSMISSION MALAYSIA SDN. BHD., a private company limited by shares incorporated and registered under the laws of Malaysia, which is a wholly owned subsidiary of Neutrans Holdings Limited with a registration number of 201101011545 (939678-P);

●	“NFP” are to Network Facilities Provider;

●	“NSP” are to Network Services Provider;

●	“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” “USD,” “US$” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to Neutrans or Neutrans Holdings, as the case may be.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Neutrans is a BVI business company limited by shares, incorporated and registered under the BVI Act. Our business is mainly conducted by our Malaysian subsidiary, Neutrans Malaysia, using the RM. Our reporting currency is the RM. This prospectus contains translations of RM into U.S. dollars solely for the convenience of the reader.

Translations of balances in the statement of financial position, statement of profit or loss and other comprehensive income, statement of changes in shareholders’ equity and statement of cash flows from RM into USD as of March 31, 2025 and September 30, 2025 are solely for the convenience of the readers and are calculated at the evening middle rate of USD1.00 = RM4.4320 as of March 28, 2025 and USD1.00 = RM4.2080 as of September 30, 2025, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Overview

We are a fiber-optic infrastructure provider based in Cyberjaya, Malaysia, offering internet connection solutions through four business units: fiber core leasing, fiber duct sales, IRU Agreements, and operation and maintenance services. Our products and services support high-bandwidth applications such as internet connection, data center interconnection, enterprise networking, and trunk connectivity. Our primary sources of revenue for the last two fiscal years come from leasing income from fiber core (which is also referred to as “dark fiber” when unlit) and non-recurring revenue from fiber duct sales. For the fiscal years ended March 31, 2025 and 2024, revenue from fiber core leasing and fiber duct sales collectively accounted for approximately 94.1% and 84.9% of our total revenue, respectively. For the six months ended September 30, 2025 and 2024, revenue from fiber core leasing and fiber duct sales, collectively, contributed approximately 89.8% and 83.8% of our total revenue, respectively.

Leveraging our NFP license and NSP license, which licenses authorize us to own, lease, and install fiber-optic infrastructure, we own and operate approximately 80 kilometers of fiber ducts in Cyberjaya. Our goal is to become Malaysia’s leading neutral fiber-optic infrastructure provider by continuing to expand our network and customer base. See “Business—Our Business” and “Business—Established Technology Advantage and a Closed-Loop Product Portfolio to Capture Market Growth.”

For the fiscal years ended March 31, 2025 and 2024, we generated revenue of RM11,666,991 (US$2,632,444) and RM7,286,585 (US$1,644,085), respectively. For the fiscal years ended March 31, 2025 and 2024, our net income was RM6,143,889 (US$1,386,257) and RM1,949,668 (US$439,907), respectively. For the six months ended September 30, 2025 and 2024, we generated revenue of RM5,696,208 (US$1,353,662) and RM1,892,396, respectively. Over the same periods, our net income was RM2,095,898 (US$498,074) and RM477,213, respectively.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

●	strategic location and regional advantage;

●	our offerings are aligned with key technological trends;

●	established technology advantage and a closed-loop product portfolio to capture market growth; and

●	seasoned team in the fiber-optic infrastructure industry.

Growth Strategies

We intend to grow our business using the following key strategies:

●	expand geographic reach;

●	attract and retain a talented and professional workforce; and

●	establish strategic partnerships and alliances.

Corporate History and Structure

Neutrans Malaysia was established on April 8, 2011, as a private company limited by shares organized under the laws of Malaysia.

In contemplation of this offering, we have completed a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on March 31, 2025, we incorporated Neutrans as a BVI business company limited by shares, incorporated and registered under the laws of the BVI;

●	on March 31, 2025, we incorporated Neutrans Holdings as a BVI business company limited by shares, incorporated and registered under the laws of the BVI;

●

on May 15, 2025, Neutrans Holdings acquired 100% of the equity interests in Neutrans Malaysia from its original shareholders for a consideration of $1,353,791(1), which was satisfied entirely through the issuance of ordinary shares of Neutrans Holdings pursuant to a share exchange. As a result of such transaction, which has been accounted for as a reorganization of entities under common control, Neutrans Holdings became the holding company of Neutrans Malaysia;

●	on July 20, 2025, Neutrans acquired 100% of the equity interests in Neutrans Holdings from its original shareholders. Consequently, Neutrans, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

(1)	On May 15, 2025, for a consideration of $1,353,791, satisfied entirely through a share exchange, Neutrans Holdings acquired 100% of the equity interests in Neutrans Malaysia from its original shareholders, including (1) Lifenet Solutions Sdn. Bhd., (2) MAL 177 Sdn. Bhd., (3) Nur Liyana binti Mohamed, (4) Grandhill Partners Ltd, and (5) Silkstream Inc. (collectively, the “Original Shareholders”). Consequently, Neutrans Holdings became the holding company of Neutrans Malaysia.

The following chart illustrates our corporate structure upon completion of this offering, based on 21,875,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus and 3,750,000 Class A Ordinary Shares to be sold in this offering, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

(1)	Represents 6,624,735 Class A Ordinary Shares held by MAL 177 Sdn. Bhd.

MAL 177 Sdn. Bhd. (Company No.: 201101011544 (939677-A)) is a company incorporated in Malaysia on April 8, 2011, having its business address at Unit B-1-08, First Floor Coplace 1, 2270 Jalan Usahawan 2, Cyber 6, Cyberjaya, 63000 Selangor. Its ultimate control person is Dr. Mohamed bin Awang Lah, our CEO, Director, and Chairman of the Board.

(2)	Represents 3,000,000 Class A Ordinary Shares held by GOLDMUND INC.

GOLDMUND INC. (BVI Company No. 2173071) is a company incorporated in the BVI on March 26, 2025, having its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. Its ultimate control person is Jamaludin bin Mohd Nor, our CFO nominee.

(3)	Represents 2,416,882 Class A Ordinary Shares held by Grandhill Partners Ltd.

Grandhill Partners Ltd (BVI Company No. 2165202) is a company incorporated in the BVI on December 13, 2024, having its business address at Vistra Corporate Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. Its ultimate control person is Lee Chee Seng, a third-party individual.

(4)	Represents 2,127,660 Class A Ordinary Shares held by Lifenet Solutions Sdn. Bhd.

Lifenet Solutions Sdn. Bhd. (Company No.: 202301045610 (1539525-W)) is a company incorporated in Malaysia on November 17, 2023, having its business address at No. 5, Tingkat 1, Jalan Nagasari 23, Segamat Baru, 85000 Segamat, Johor. Its ultimate control person is Leopold Chew Wee Chet, our director nominee.

(5)	Represents an aggregate of 7,705,723 Class A Ordinary Shares held by 12 minority shareholders, each one of which holds less than 5% of our Class A Ordinary Shares as of the date of this prospectus.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	we depend on the NFP license and NSP license we own to carry out our operations; failure to maintain such licenses would materially and adversely impact our business, financial condition, and results of operations. (see page 9 of this prospectus);

●	recent changes in the U.S. tariff policies may adversely affect our business, financial condition, and results of operations. (see page 9 of this prospectus);

●	we face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such large clients may have an adverse effect on our business, financial condition, and results of operations (see page 10 of this prospectus);

●	the industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance, and results of operations (see page 11 of this prospectus);

●	quality defects in the fiber-optic infrastructure leased or sold by us may materially and adversely impact our business, financial condition, and results of operations (see page 12 of this prospectus);

●	if we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected (see page 12 of this prospectus);

●	future business expansion may have an adverse effect on our ability to manage our business (see page 12 of this prospectus);

●	we do not hold any insurance policies and may be unable to obtain coverage for certain types of losses or claims (see page 13 of this prospectus); and

●	continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast customer needs and may harm our business and operating results, including our revenue growth and profitability, financial condition, and cash flows (see page 13 of this prospectus).

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●

recent changes to Nasdaq listing standards and Nasdaq’s expanded discretionary authority to deny initial listings may make it more difficult for us to qualify for or maintain a listing on Nasdaq, which could adversely affect the liquidity and market price of our Class A Ordinary Shares (see page 13 of this prospectus);

●	after the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us (see page 14 of this prospectus);

●	if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected (see page 15 of this prospectus);

●	we will incur substantial increased costs as a result of being a public company (see page 16 of this prospectus);

●	we do not intend to pay dividends for the foreseeable future (see page 16 of this prospectus);

●	the market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price (see page 17 of this prospectus);

●	because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer (see page 18 of this prospectus);

●	if we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them (see page 18 of this prospectus);

●	because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investors’ confidence in us and our Class A Ordinary Shares (see page 20 of this prospectus);

●	you may have difficulty enforcing judgments against us (see page 20 of this prospectus);

●	the laws of the BVI may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see page 20 of this prospectus);

●	certain shareholders have entered into an acting-in-concert agreement, which may result in such shareholders exercising significant influence over our corporate decisions. (see page 19 of this prospectus);

●	recently introduced economic substance legislation of the BVI may adversely impact us or our operations (see page 21 of this prospectus); and

●	Our dual-class capital structure may adversely affect the trading market for our Class A Ordinary Shares. (see page 22 of this prospectus).

Corporate Information

Our principal executive office is located at Unit B-1-08, First Floor CoPlace 1, 2270 Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor, Malaysia, and our phone number is +60 3 2935 9635. Our registered office in the BVI is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110. We maintain a corporate website at https://myneutrans.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. (“Cogency”), the address of which is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16(b) and Section 16(c) of the Exchange Act establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the British Virgin Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.”

THE OFFERING

Securities offered by us	3,750,000 Class A Ordinary Shares (or 4,312,500 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full within 45 days of the date of this prospectus)

Over-allotment option	We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 562,500 additional Class A Ordinary Shares at the initial public offering price, less underwriting discounts.

Offering price:	We currently estimate that the initial public offering price will be in the range of $4.00 to $6.00 per Ordinary Share.

Number of Class A Ordinary Shares issued and outstanding before this offering:	21,875,000 Class A Ordinary Shares. See “Description of Shares” for more information.

Number of Class A Ordinary Shares issued and outstanding immediately after this offering:	25,625,000 Class A Ordinary Shares (or 26,187,500 Class A Ordinary Shares if the underwriters exercises their option to purchase additional Class A Ordinary Shares in full within 45 days of the date of this prospectus).

Number of Class B Ordinary Shares issued and outstanding before this offering:	0 Class B Ordinary Shares

Number of Class B Ordinary Shares issued and outstanding immediately after this offering:	0 Class B Ordinary Shares

Listing	We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Proposed Symbol	“NEUT”

Transfer Agent	VStock Transfer, LLC

Use of proceeds	We intend to use the proceeds from the offering for (1) expanding the geographic reach of our fiber-optic network and (2) working capital and other general corporate purposes. See “Use of Proceeds” on page 25 for more information.

Lock-up	We, all of our directors, officers, and holders of 5% or more of our issued Class A Ordinary Shares have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 9 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

Voting rights

Each Class A Ordinary Share is entitled to one vote on all matters subject to vote at general meetings of our Company, and each Class B Ordinary Share is entitled to 20 votes on all matters subject to vote at general meetings of our Company.

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We depend on the NFP license and NSP license we own to carry out our operations; failure to maintain such licenses would materially and adversely impact our business, financial condition, and results of operations.

We rely on our NFP license and NSP license, especially our NFP license, to conduct our business. See “Business.” The NFP license authorizes us to own, lease, and install fiber-optic infrastructure. As of January 2026, there were 286 registered NFP license holders, including both fixed network operators and carrier-neutral network providers. Fixed network operators (which refers to the ISPs who own the physical infrastructure of fixed broadband networks) such as Telekom Malaysia Berhad and Time dotcom Berhad dominate the fiber-optic network.

We may be unable to continue our current business operations if we lose our NFP license. Also, our status as one of the three providers authorized by the Sepang City Council to install fiber-optic infrastructure in Cyberjaya depends on our continued possession of such license. Losing the license could result in our inability to construct fiber ducts and the discontinuation of our fiber core leasing business.

Our NFP license and NSP license will expire on July 16, 2026. We intend to renew both licenses, for which we must apply for renewal no later than 120 days before the expiry date. For renewal process, Malaysian Communications and Multimedia Commission (“MCMC”) requires information on the financial performance over the past five years of our Malaysia subsidiary, Neutrans Malaysia, its market presence, as well as its impact on the industry. Additionally, MCMC will evaluate the internal practices and conduct of business of Neutrans Malaysia, including its organizational structure, management capabilities, customer types, contributions to industry development, service coverage, technological advancements, and infrastructure investment. We must also comply with the terms and conditions of the licenses, provisions of the Communications and Multimedia Act 1998, and any instrument issued, made, or given by the minister for the time being charged with the responsibility for communications and multimedia or the MCMC. We cannot guarantee that we will be able to renew these licenses on time or at all. If we fail to renew our NFP license or NSP license, whether due to regulatory non-compliance, changes in licensing requirements, or revocation, we would no longer be eligible to construct fiber ducts, own, sell, or lease fiber cores, which could have a material adverse effect on our business, financial condition, and results of operations.

Recent changes in the U.S. tariff policies may adversely affect our business, financial condition, and results of operations.

In recent years, and particularly in 2025, the U.S. government has taken steps to reassess its trade policies with a number of countries. We cannot guarantee that Neutrans Malaysia will remain unaffected by changes in these tariff policies.

Neutrans Malaysia sources fiber-optic cables from the People’s Republic of China (the “PRC”), a country that has been a primary target of U.S. tariff policy changes, while it procures ducts, manhole covers, and other accessories in Malaysia. As of the date of this prospectus, the supply of these components remains sufficient, and Neutrans Malaysia has not experienced any material fluctuations in their availability or costs. However, such U.S. tariff policies may have a material impact on the availability and/or cost of such components, particularly fiber-optic cables, or the raw materials from which they are derived, such as phosphates, silica/quartz, polymers, fiberglass, and petroleum-based gels, in the future.

We cannot predict the future impact of tariff policies on our business operations, including whether Neutrans Malaysia may be adversely affected in the future. Nonetheless, if U.S. tariff policies were to negatively impact Neutrans Malaysia, its operating costs could increase. If we are unable to successfully pass any increased costs of the raw materials on to our customers, our business, financial condition, and results of operations could be materially and adversely affected.

In addition, evolving U.S. tariff policies may reduce the willingness of foreign enterprises to invest in Cyberjaya, where we operate. These policies may also adversely affect our suppliers and/or customers, which could, in turn, indirectly impact our business. If we lose customers as a result of changes in tariff policies, our operating results could be materially and adversely affected.

If we fail to retain our existing customer base or draw in additional customers to use our services and products, we may not be able to increase or sustain our revenue.

The primary sources of our revenue for the fiscal years ended March 31, 2025 and the six months ended September 30, 2025 and 2024 are fiber core leasing and fiber duct sales. For the fiscal years ended March 31, 2025 and 2024, fiber core leasing and fiber duct sales collectively contributed 94.1% and 84.9% to our total revenue, respectively. For the six months ended September 30, 2025 and 2024, revenue from fiber core leasing and fiber duct sales, collectively, contributed approximately 89.8% and 83.8% of our total revenue, respectively. Although our fiber core leasing customers are long-term customers, our fiber duct sales revenue during the past two fiscal years was derived from a non-recurring transaction with one customer. We cannot assure you that we will be able to secure similar sales in the future. See “Business—Our Business—Fiber Core Leasing” and “Business—Our Business—Fiber Duct Sales.”

Our future success will depend on our ability to maintain our current customer base and our ability to attract additional customers. The growth of our customer base could be adversely affected by:

●	delays or difficulties that we may experience in completing the development and introduction of our products or product enhancements or service enhancements;

●	the overall satisfaction of our customers;

●	any failure of our products to perform as expected; or

●	any difficulty we may experience in meeting customers’ expectations.

Fluctuations in the economy affect the fiber-optic infrastructure industry and may decrease demand for our fiber-optic infrastructure offerings. Such a decrease may negatively impact the growth of our customer base, which in turn, may materially and adversely affect our business, financial condition, and results of operations.

We face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such large clients may have an adverse effect on our business, financial condition, and results of operations.

For the fiscal year ended March 31, 2025, we derived a significant portion of our revenue from two customers, Eaxin Sdn. Bhd. (“Eaxin”) and MSA Resources Sdn. Bhd. (“MSA”), which contributed 38.6% and 27.6% of our total revenue, respectively. For the fiscal year ended March 31, 2024, we derived a significant portion of our revenue from one customer, MSA, which customer contributed 56.2% of our total revenue. For the six months ended September 30, 2025, we derived a significant portion of our revenue from one customer, Nexworks Communications Sdn. Bhd. (“Nexworks”), which customer contributed 44.3% of our total revenue. For the six months ended September 30, 2024, we derived a significant portion of our revenue from four customers, TT Dotcom Sdn. Bhd., Maxis Broadband Sdn. Bhd., MSA and TT Dotcom Sdn. Bhd. (“GPON”), which customer contributed 18.0%, 16.2%, 13.8% and 11.8% of our total revenue, respectively. No other customer had individually contributed to more than 10% of our total revenue for the fiscal years ended March 31, 2025 and the six months ended June 30, 2025 and 2024. For our business relationships with these customers, see “Business—Customers” and “Business—Fiber Duct Sales.”

These customers might cease their business relations with us due to various factors in the future, such as no longer requiring our fiber-optic infrastructure offerings or opting to engage with other companies for comparable offerings. We cannot guarantee that our future revenue from such customers will be comparable to that of recent years. If we experience a loss of business from any of such significant customers, we may not be able to engage alternative customers to compensate for the substantial revenue loss, which could materially and adversely impact our business, financial condition, and result of operations.

Alternative fiber-optic technologies and developments in alternative fiber-optic technologies may materially and adversely affect the demand for our business offerings.

Our  fiber-optic infrastructure business is subject to competition from other transmission technologies, principally wireless-based technologies. The ease of use of wireless telecommunications may make that medium an attractive alternative in circumstances where access to fixed line telecommunications is limited. While these technologies do present significant competition in the market in which we conduct business, we believe that demand for our fiber-optic infrastructure will remain strong. However, no assurance can be given that the future development and use of such alternative technologies will not adversely affect our results of operations.

Advancements in telecommunication technologies may materially and adversely impact our business, financial condition, and results of operations in ways we do not currently anticipate. For instance, certain novel or conceptual technologies, such as Starlink, if implemented and popularized, may undermine our position as a fiber-optic infrastructure provider and render our business offerings worthless. Any failure by us to keep up with new technologies could materially and adversely affect our business, financial condition, and results of operations.

Neutrans Malaysia has breached certain loan covenants under a loan agreement pursuant to which it is the borrower, and if the lender exercises its rights and remedies under such loan agreement, such actions could have a material and adverse impact on Neutrans Malaysia’s ability to access additional financing as and when necessary on commercially reasonable terms, or at all

Neutrans Malaysia has breached certain covenants under its loan agreement (letter of offer) with Maybank Islamic Berhad (“Maybank”). Specifically, in October 2023, Neutrans Malaysia increased its share capital without first obtaining consent, as required under such loan agreement. In addition, in December 2024, Neutrans Malaysia declared and paid a dividend without obtaining prior approval from Maybank, as required under such loan agreement. As a consequence, Maybank may have the right to accelerate the debt, however, as of the date of this prospectus, it has not indicated its intent to do so.

Although Maybank has yet to deliver any formal notice with respect to such breaches to Neutrans Malaysia, nor has it taken any action as of the date of this prospectus to enforce its rights and remedies under the loan agreement, it may do so in the future. Neutrans Malaysia is currently conducting discussions with Maybank to seek waivers with respect to the foregoing breaches. On August 13, 2025, Neutrans Malaysia submitted a formal request to Maybank to waive such breaches. On August 27, 2025, Maybank acknowledged receipt of the request and confirmed that it is actively reviewing the matter. As of the date of this prospectus, Maybank is still reviewing the request. We believe the waivers are likely to be granted in due course, given the payment history and long-standing relationship between Neutrans Malaysia and Maybank. However, there can be no assurance that such waivers will be obtained. If Maybank determines to exercise its rights or remedies against Neutrans Malaysia, such actions could have a material adverse effect on Neutrans Malaysia’s ability to obtain future financing as and when needed on commercially reasonable terms, or at all, which could adversely impact its business, financial condition, and results of operations.

The industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance, and results of operations.

The barriers to enter fiber-optic infrastructure industry in Malaysia are high. Such entry requires a long time to implement the infrastructure and the ability to meet customer demand quickly. Neutrans Malaysia has a first-mover advantage in Cyberjaya, benefiting from its wayleave rights, customer relationships, and scale of its existing fiber ducts, which create high entry barriers for new players. See “Business—Our Competitive Strengths—Strategic Location and Regional Advantage” and “Business—Our Competitive Strengths—Established Technology Advantage and a Closed-Loop Product Portfolio to Capture Market Growth.” However, competition to expand fiber-optic infrastructure access to underserved areas is intensifying as both new and established providers invest in network expansion to capture the growing demand from data centers, a sector that has seen significant growth since 2021. See “Industry.”

Our competitors may operate with different business models, have different cost structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer products and services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition could be materially and adversely affected. Our existing and potential competitors may enjoy competitive advantages over us, such as longer operating history, greater brand recognition, more competitive pricing, and significantly greater financial, technical, and marketing resources.

If we fail to compete successfully, we are at risk of losing customers, which could result in an adverse impact on our financial performance and business prospects. We cannot assure you that our strategies will remain competitive or that they will continue to be successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Our operations are subject to natural disasters and adverse weather conditions.

As a fiber-optic infrastructure provider, our operations are susceptible to natural disasters and adverse weather conditions. We may experience earthquakes, floods, typhoons, power outages, or similar events beyond our control that could materially and adversely affect our operations. These natural disasters could destroy the infrastructure we have built and render our fiber cores inoperable. If any of these natural hazards occur, our business, financial condition, and results of operations could be materially and adversely affected.

Our business is subject to risks related to political, social, and economic events in Malaysia.

Our business is subject to prevailing political, social, and economic conditions in Malaysia. Any adverse developments in the above conditions may harm our financial position and business prospects. The risks include, among others, political instability due to changes in political leadership, economic downturn, risk of war or civil disturbances, declaration of a state emergency, changes in Malaysia government policies, introduction of new regulations, import and export restrictions, duties and tariffs. The occurrence of these events in Malaysia could adversely affect our business and consumer confidence, leading to reduced business and consumer spending and investment, loss the mandatory licenses to conduct our business, and disruption of our construction activities. This, in turn, may cause our existing and prospective customers to delay, reduce, or abandon their plans to engage our services. As such, there can be no assurance that political, social, and economic events in Malaysia and other countries, which are beyond our control, would not materially affect our business operations and financial performance.

Quality defects in the fiber-optic infrastructure leased or sold by us may materially and adversely impact our business, financial condition, and results of operations.

Third-party contractors are responsible for sourcing the materials used in building our fiber-optic infrastructure, including ducts, cables, and fiber cores, which we then lease or sell. Although we have implemented quality controls through acceptance tests before handing the fiber-optic infrastructure to clients, our products may contain undetected errors or defects, especially when first introduced, or may otherwise fail to meet our customers’ quality requirements. See “Business—Our Business—Fiber Core Leasing.” These errors, defects, product failures, or poor performance can arise due to design flaws, defects in raw materials, or components or manufacturing difficulties, which can affect both the quality and the performance of our products.

Any actual or perceived errors, defects, or poor performance in our products could result in replacements or rejections, damage to our reputation, loss of revenue, or increases in customer service and support costs. Furthermore, our customers may suffer consequential damages significantly exceeding the value of the products we sell to them if our products are defective or fail to meet their quality requirements. Defective components may give rise to warranty, indemnity or product liability claims against us that could significantly exceed any revenue or profit we receive from such products. If the quality of our construction projects is subpar, we may need to allocate time and resources to rectify them, which could divert our management’s attention and materially and adversely affect our business, financial condition, and results of operations.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

We believe that continuous development is key to maintaining our competitiveness in the fiber-optic infrastructure industry. We have planned several growth strategies, such as expanding our geographic reach and forming strategic partnerships and alliances. See “Business—Growth Strategies.” These growth strategies increase the complexity of our operations and may strain our managerial, operational, and financial resources. We cannot guarantee that our financial and human resources will be sufficient to achieve these goals or that, even if achieved, they will have the expected positive impact on our growth. If these goals are not realized or do not produce the expected results to our operations, our business, financial condition, and results of operations could be materially and adversely affected.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connection in the fiber-optic infrastructure industry. For instance, Dr. Mohamed bin Awang Lah, our CEO, Director, and Chairman of the Board, has over 30 years of experience in the fiber-optic infrastructure industry and held senior leadership positions in multiple companies before he founded Neutrans Malaysia in 2011. Our success partially depends on his services. There is no assurance that these key personnel will not terminate their employment with us. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our growth.

Future business expansion may have an adverse effect on our ability to manage our business.

We may establish additional business lines, technologies, services, or products that are complementary to our fiber-optic infrastructure business. Future expansion may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such expansion. The raising of additional debt funding by our Company, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict their operations. The sale of additional equity securities could result in additional dilution to our shareholders.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and there is no assurance that claims and threats of lawsuits would not develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause our Company to incur legal expenses, utilize a significant portion of our resources, and divert management’s time and attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against our Company could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause us to lose market share.

We may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous, or otherwise, to regulatory agencies, media, or other organizations. We may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against our Company, may be posted on the Internet, including social media platforms, by anyone on an anonymous basis. Any negative publicity about our Company or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to our Company, and it may harm our reputation, business, or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about our business and operations, which in turn may cause us to lose market share,

We do not hold any insurance policies and may be unable to obtain coverage for certain types of losses or claims.

As of the date of this prospectus, we do not maintain any insurance policies and may be unable to obtain coverage for certain types of losses or claims. Although we believe this practice is consistent with that of other companies of similar size in the fiber-optic infrastructure industry, any losses or claims, if they occur, could have a material adverse effect on our business, financial condition, and results of operations.

Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast customer needs and may harm our business and operating results, including our revenue growth and profitability, financial condition, and cash flows.

Historically, we have not experienced significant inflation risk in our business. However, our ability to raise product prices depends on market conditions, and there may be periods during which we are unable to fully recover increases in our costs. In addition, the global economy suffers from slowing growth and rising interest rates, and many economists believe that a global recession may begin in the near future. If the global economy slows, our business would likely be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

Recent changes to Nasdaq listing standards and Nasdaq’s expanded discretionary authority to deny initial listings may make it more difficult for us to qualify for or maintain a listing on Nasdaq, which could adversely affect the liquidity and market price of our Class A Ordinary Shares.

On December 18, 2025, the SEC approved amendments to Nasdaq’s listing rules that increased the minimum market value of unrestricted publicly held shares required for new listings under the net income standard. Under the amended rules, companies seeking to list on either the Nasdaq Global Market or the Nasdaq Capital Market must have a minimum public float of $15 million, consisting of unrestricted publicly held shares that are not held by officers, directors or 10% shareholders and are not subject to resale restrictions. This represents a significant increase from the prior thresholds applicable to these markets. These amendments became effective on January 17, 2026.

In addition, on December 19, 2025, the SEC approved Nasdaq’s proposal to expand its discretion to deny initial listings, even when an applicant otherwise meets all applicable quantitative and qualitative listing requirements. Under new Rule IM-5101-3 (Application of Discretion to Deny Initial Listing), Nasdaq may deny an initial listing if it determines that the company’s securities may be particularly susceptible to manipulation or present risks to investors or the orderly functioning of the market. In making this determination, Nasdaq may consider, among other factors, the company’s business profile, geographic nexus, ownership structure, and relationships with professional advisors such as auditors, underwriters, law firms, brokers, clearing firms or other service providers, as well as similarities to previously listed companies that experienced problematic or unusual trading patterns identified by Nasdaq or other regulators. This rule became effective immediately upon approval and applies to companies in the listing application process.

To list our Class A Ordinary Shares on Nasdaq, including under the net income standard, we must satisfy the increased minimum public float requirement and successfully complete Nasdaq’s initial listing review, which includes the application of Nasdaq’s discretionary authority under Rule IM-5101-3. There can be no assurance that we will be able to meet these requirements or that Nasdaq will approve our listing, based on the size, structure or pricing of this offering, prevailing market conditions, investor demand for our Class A Ordinary Shares, or Nasdaq’s assessment of factors relating to potential market manipulation risk. If our application is denied or delayed, we may be required to pursue an alternative listing venue or delay or restructure this offering, which may be less favorable and could involve additional costs, delays, or regulatory uncertainty.

Any failure to qualify for or maintain a listing on Nasdaq could materially reduce the liquidity of our Class A Ordinary Shares, impair the ability of investors to buy or sell our Class A Ordinary Shares at desired prices or at all, increase volatility in the trading price of our Class A Ordinary Shares and adversely affect our visibility and credibility with investors, analysts and other market participants. Any of these outcomes could have a material adverse effect on the market price of our Class A Ordinary Shares and on our ability to raise additional capital in the future.

After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us.

We anticipate that our directors and officers will together beneficially own approximately 45.86% of our Class A Ordinary Shares issued and outstanding after the completion of this offering, assuming the underwriters do not exercise their over-allotment option, or 44.88%, assuming the underwriters exercise their over-allotment option in full. As a result, our management, acting together, will have significant influence over all matters that require approval by our shareholders, including the appointment and removal of directors and approval of certain significant corporate transactions. Corporate action might be taken even if other shareholders, including those who purchase Class A Ordinary Shares in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

The price of our Class A Ordinary Shares could be subject to immediate and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those companies with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to immediate and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the price of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $3.34 per share, assuming an initial public offering price of $4.00, which is the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus, assuming no exercise of the over-allotment option. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing and auditing of our consolidated financial statements for the fiscal years ended March 31, 2025 and 2024, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. The material weaknesses identified included (i) a lack of sufficient skilled staff with International Financial Reporting Standards (“IFRS”) knowledge and SEC reporting knowledge for the purpose of financial reporting as well as a lack of formal accounting policies and procedures manual to ensure proper financial reporting in accordance with IFRS and SEC reporting requirements; and (ii) a lack of formal policies and procedures to establish risk assessment process and internal control framework.

Following the identification of the material weaknesses and control deficiencies, we have taken the following remedial measures: (i) engaging a firm providing internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (ii) adopting directors’ resolutions to appoint independent directors, establish an audit committee, and strengthen corporate governance.

We plan to take additional remedial measures, including (i) hiring more qualified accounting personnel with relevant IFRS and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (ii) implementing regular and continuous IFRS accounting and financial reporting training programs for our accounting and financial reporting personnel.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report following the completion of our initial public offering. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 21,875,000 Class A Ordinary Shares are outstanding as of the date of this prospectus and 25,625,000 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering, if the underwriters do not exercise their over-allotment option, and 26,187,500 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering, if the underwriters exercise their over-allotment option in full. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use 80% of the net proceeds from this offering for expanding the geographic reach of our fiber-optic network and the remaining 20% for working capital needs. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. However, effective March 18, 2026, pursuant to the Holding Foreign Insiders Accountable Act, directors and officers of foreign private issuers, including us, are required to comply with the reporting requirements of Section 16(a) of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.

The Nasdaq rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the BVI, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under the Nasdaq rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market. It is a condition to the closing of this offering that our Class A Ordinary Shares qualify for listing on a national securities exchange. Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our articles of association may discourage, delay, or prevent a change in control.

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue authorized but unissued shares on such terms as our directors may by resolutions of directors determine without any further vote or action by our shareholders; and

●	provisions that restrict the ability of our shareholders to call shareholder meetings.

Additionally, under the laws of the BVI, our directors may only exercise the rights and powers granted to them under our articles of association for what they believe in good faith to be in the best interests of our Company and for a proper purpose.

Certain shareholders have entered into an acting-in-concert agreement, which may result in such shareholders exercising significant influence over our corporate decisions.

Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet, the shareholders of MAL 177 Sdn. Bhd. and Lifenet Solutions Sdn. Bhd., constitute the Concert Parties under the PAC Agreement, pursuant to which, each party has agreed to vote their respective shares in the Company in a coordinated manner (irrespective of each party’s shareholding percentage). Pursuant to such PAC Agreement, such shareholders will jointly vote on all matters that require decision of the shareholders and will take joint action in accordance with the outcome of such vote. In the event of deadlock, Dr. Mohamed bin Awang will control the vote. The PAC Agreement will continue to be effective until only one party thereto remains a shareholder of the Company. Furthermore, any transfer of shares by either party to the PAC Agreement is conditional upon the transferee agreeing to be bound by the PAC Agreement, unless otherwise waived in writing by the other party to the PAC Agreement.

As a result of the foregoing, the Concert Parties may be able to exercise significant influence over matters requiring shareholder approval. This concentration of control and coordinated voting arrangement may limit the ability of other shareholders to influence corporate matters, which could have the effect of delaying or preventing a change in control of our Company, and which may not be in the best interests of all shareholders. In addition, as the voting rights of the Concert Parties are exercised on a “one-vote-per-party” basis, meaning each party has one equal vote regardless of how many shares they hold, and Dr. Mohamed will control the vote in the event of a deadlock. Thus, one party may effectively have disproportionate influence over all shareholder decisions for as long as the PAC Agreement remains in effect.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Pursuant to the articles of association, our Board may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien; or in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four. Class A Ordinary Shares listed on the Nasdaq Capital Market may, at our directors’ discretion, may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a share is only effective once the name of the transferee is entered in the register of members (shareholders).

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. See “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company’.”

You may have difficulty enforcing judgments against us.

We are incorporated under the laws of the BVI as a business company limited by shares. Currently, all of our operations are conducted in Malaysia, and almost all of our assets are located outside of the United States. In addition, almost all of our officers and directors are nationals and residents of a country other than the United States, and almost all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the BVI and of Malaysia may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The laws of the BVI may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association (as amended from time to time), by the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors subject to a number of limited exceptions. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the British Virgin Islands) are binding on a court in the British Virgin Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the British Virgin Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

British Virgin Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow our shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least seven days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder, present in person or by proxy, holding not less than 50% of the votes of the shares entitled to vote at such meeting. Unless our directors decide otherwise by a resolution of directors, a shareholder may not attend or vote (in person or by proxy) at any meeting of shareholders (or class of shareholders), or sign or consent to any written resolution of shareholders (or class of shareholders), in respect of any share held by the shareholder unless all calls and other sums currently payable by the shareholder to the Company in respect of the share have been paid in full.

Recently introduced economic substance legislation of the BVI may adversely impact us or our operations.

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended, the “Substance Law”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the British Virgin Islands, have core income generating activities in the British Virgin Islands, and have an adequate level of employees, expenditures, and premises in the British Virgin Islands. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Based on the Substance Law and announced guidance currently issued, we are currently subject to limited substance requirements applicable to a pure equity holding company. At present, we are only required to confirm we comply with the BVI Act and that we have adequate premises and employees in the British Virgin Islands for passively holding or actively managing the equity participation, but to the extent we are required to increase our substance in the British Virgin Islands due to any regulatory change, it could result in additional costs. Although it is presently anticipated that the Substance Law (including the ongoing EU review of the British Virgin Islands’ implementation of such law), will have minimal material impact on us or our operations, as the legislation and guidance are new and remain subject to further clarification, adjustment, interpretation, and the EU review, it is not currently possible to ascertain the precise impact of these developments on us, for example, whether we could also be treated as carrying out “headquarter business” in the British Virgin Islands (despite our headquarters physically being in Malaysia). It is therefore possible that we may be subject to additional requirements under the Substance Law in the future. Should that occur, it is our intention to seek appropriate advice and take appropriate steps to ensure that we (to the extent we fall within the scope of the Substance Law) are fully compliant.

If we are classified as a passive foreign investment company (“PFIC”), United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2026 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed to be a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Considerations—United States Federal Income Taxation—Passive Foreign Investment Company Consequences.”

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Class A Ordinary Shares.

21,875,000 Class A Ordinary Shares are issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our dual-class capital structure may adversely affect the trading market for our Class A Ordinary Shares.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. However, several shareholder advisory firms announced their opposition to the use of multiple-class structures. As a result, the dual-class structure of our Ordinary Shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the fiber-optic infrastructure industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the fiber-optic infrastructure industry. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The fiber-optic infrastructure industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the fiber-optic infrastructure industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Malaysia. In addition, almost all of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands and our counsel with respect to Malaysia law have advised us that there is uncertainty as to whether the courts of the BVI or Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Teh & Lee, our Malaysian legal counsel, has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States may still be enforced pursuant to common law principles by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice; and (vi) the judgment must be final and conclusive.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.00 per Class A Ordinary Share, which is the lower end of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, of approximately $12,587,815 if the underwriters do not exercise their over-allotment option, and $14,657,815 if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	80% for expanding geographic reach of our fiber-optic network to Kuala Lumpur, Petaling Jaya, and Shah Alam; and

●	20% for working capital and other general corporate purposes.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per Class A Ordinary Share would increase (decrease) the net proceeds to us from this offering by approximately $3,450,000, or approximately $6,037,500 if the underwriters exercise their over-allotment option in full.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

As of the date of this prospectus, neither of our subsidiaries has made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate if they are satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due (the “Solvency Test”). There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized. The directors must notify each shareholder of any dividend authorized by them and no interest accrues on any dividend. If a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Malaysia subsidiary, Neutrans Malaysia. Under the Malaysian Companies Act 2016, dividends must be paid out of profit and no dividend shall be paid out if the payment will cause the company to be insolvent. The company, each officer and any other person or individual who contravene this provision commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding five years or to a fine not exceeding RM3,000,000.00 or to both. For the purpose of determining whether a Malaysian company satisfies the solvency test, a company is regarded as solvent if it is able to pay its debts as and when the debts become due within 12 months immediately after the distribution is made.

Additionally, in the event that Neutrans Malaysia incurs debt on its own behalf in the future, the instruments governing the debt may restrict such entity’s ability to pay dividends or make other distributions to us.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Malaysia is under a single-tier tax system. Dividends are generally exempt from income tax in the hands of shareholders, except where a 2 % tax applies to individuals on annual Malaysian-sourced dividend income exceeding RM100,000.00. Our Malaysia subsidiary, Neutrans Malaysia, is not required to deduct tax from dividends paid to its shareholder, Neutrans Holdings, and no tax credits will be available for offsetting against the recipient’s tax liability. Further, Malaysia does not impose any withholding tax (i.e., 0%) on dividends paid by Malaysian companies to non-residents. Hence, Neutrans Malaysia is not required to withhold any sum from its dividends for tax withholding purposes. See “Material Income Tax Considerations—Malaysian Enterprise Taxation.”

EXCHANGE RATE INFORMATION

Our business is conducted by our subsidiary, Neutrans Malaysia in Malaysia using RM as functional currency and we maintain our books and records in RM. Capital accounts of our financial statements are translated into U.S. dollars from RM at their historical exchange rates when the capital transactions occurred using the noon middle rate published in Exchange Rate of Bank Negara Malaysia.

Translations of balance in the statement of financial position, statement of profit or loss and other comprehensive income, statement of changes in shareholders’ equity and statement of cash flows from RM into USD as of March 31, 2025 and September 30, 2025 are solely for the convenience of the readers and are calculated at the evening middle rate of USD1.00 = RM4.4320 as of March 28, 2025 and USD1.00 = RM4.2080 as of September 30, 2025, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $4.00 per share, which is the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us.

	September 30, 2025(1)
	Actual	Actual	As adjusted (Over-allotment option not exercised)	As adjusted (Over-allotment option exercised in full)
	RM	$	$	$
Shareholders’ Equity:
Class A Ordinary Shares, no par value, 450,000,000 Class A Ordinary Shares authorized, 21,875,000 and 25,625,000 Class A Ordinary Shares issued and on an as adjusted basis, respectively	6,000,000	1,425,856	14,013,671	16,083,671
Class B Ordinary Shares, no par value, 50,000,000 Class B Ordinary Shares authorized, nil and nil Shares issued and on an as adjusted basis, respectively	-	-	-	-
Reserves	2,165,479	514,610	514,610	514,610
Retained earnings	8,953,591	2,127,755	2,127,755	2,127,755
Accumulated other comprehensive income/(loss)	-	-	-	-
Total Shareholders’ Equity	17,119,070	4,068,221	16,656,036	18,726,036
Total Capitalization	17,631,436	4,190,694	16,778,509	18,848,509

Debt:
Amounts due to Directors	93,453	22,208	22,208	22,208
Amounts due to corporate shareholders	25,753	6,120	6,120	6,120
Lease liabilities	67,883	16,132	16,132	16,132
Borrowing	328,277	78,013	78,013	78,013
Total indebtedness	512,366	122,473	122,473	122,473

(1)

Additional paid-in capital reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share (the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus), and after deducting the estimated underwriting discounts, the non-accountable expense allowance and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $12,587,815 ($15,000,000 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $1,200,000, and offering expenses of approximately $1,212,185) if the underwriters’ over-allotment option is not exercised, or $14,657,815 ($17,250,000 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $1,380,000, and offering expenses of approximately $1,212,185) if the underwriters’ over-allotment option is exercised in full.

If the underwriters’ over-allotment option is not exercised, a $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share (the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus) would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $16,037,815, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, the non-accountable expense allowance and estimated expenses payable by us.

If the underwriters’ over-allotment option is exercised in full, a $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share (the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus) would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by approximately $18,625,315, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, the non-accountable expense allowance and estimated expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the offering price per share of our Class A Ordinary Shares in this offering and the net tangible book value per share of the Class A Ordinary Shares upon completion of this offering. Dilution results from the fact that the offering price per share is substantially in excess of the net tangible book value per share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each Class B Ordinary Share is entitled to 20 votes per Class B Ordinary Share. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Class A Ordinary Shares are not convertible into shares of any other class. As of the date of this prospectus, no Class B Ordinary Shares are issued and outstanding.

Our net tangible book value as of September 30, 2025 was $4,068,221, or $0.19 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for this offering) from the offering price (the lower end of the estimated range of the offering price shown on the front cover of this prospectus) and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us. Because Class A Ordinary Shares and Class B Ordinary Shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares.

After giving effect to our sale of 3,750,000 Class A Ordinary Shares offered in this offering based on an assumed initial public offering price of $4.00 per share, which is the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been $16,656,036, or $0.66 per outstanding share. This represents an immediate increase in net tangible book value of $0.47 per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.34 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Class A Ordinary Share	$4.00	$4.00
Net tangible book value per Class A Ordinary Share and Class B Ordinary Share as of September 30, 2025	$0.19	$0.19
Increase in net tangible book value per Class A Ordinary Share attributable to payments by new investors	$0.47	$0.53
Pro forma net tangible book value per Ordinary Share (Class A Ordinary Share and Class B Ordinary Share) immediately after this offering	$0.66	$0.72
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	$3.34	$3.28

The following tables summarize, on a pro forma as adjusted basis as of September 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us.

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
Existing shareholders	21,875,000	85.4%	$6,000,000	28.6%	$0.27
New investors	3,750,000	14.6%	$15,000,000	71.4%	$4.00
Total	25,625,000	100.0%	$21,000,000	100.0%	$0.82

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
Existing shareholders	21,875,000	83.5%	$6,000,000	25.8%	$0.27
New investors	4,312,500	16.5%	$17,250,000	74.2%	$4.00
Total	26,187,500	100.0%	$23,250,000	100.0%	$0.89

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Neutrans Malaysia was established on April 8, 2011, as a private company limited by shares organized under the laws of Malaysia.

In contemplation of this offering, we completed the Reorganization in the following steps:

●	on March 31, 2025, we incorporated Neutrans as a BVI business company limited by shares, incorporated and registered under the laws of the BVI;

●	on March 31, 2025, we incorporated Neutrans Holdings as a BVI business company limited by shares, incorporated and registered under the laws of the BVI;

●

on May 15, 2025, Neutrans Holdings acquired 100% of the equity interests in Neutrans Malaysia from its original shareholders for a consideration of $1,353,791(1), satisfied entirely through a share exchange. Consequently, Neutrans Holdings, through a restructuring which is accounted for as a reorganization of entities under common control, became the holding company of Neutrans Malaysia;

●	on July 20, 2025, Neutrans acquired 100% of the equity interests in Neutrans Holdings from its original shareholders. Consequently, Neutrans, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

(1)	On May 15, 2025, for a non-cash consideration of $1,353,791, satisfied entirely through a share exchange, Neutrans Holdings acquired 100% of the equity interests in Neutrans Malaysia from its original shareholders, including (1) Lifenet Solutions Sdn. Bhd., (2) MAL 177 Sdn. Bhd., (3) Nur Liyana binti Mohamed, (4) Grandhill Partners Ltd, and (5) Silkstream Inc. (collectively, the “Original Shareholders”). Consequently, Neutrans Holdings became the holding company of Neutrans Malaysia.

The following chart illustrates our corporate structure upon completion of this offering, based on 21,875,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus and 3,750,000 Class A Ordinary Shares to be sold in this offering, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

For more information on our corporate history, please refer to “Corporate History and Structure.”

(1)	Represents 6,624,735 Class A Ordinary Shares held by MAL 177 Sdn. Bhd.

MAL 177 Sdn. Bhd. (Company No.: 201101011544 (939677-A)) is a company incorporated in Malaysia on April 8, 2011, having its business address at Unit B-1-08, First Floor Coplace 1, 2270 Jalan Usahawan 2, Cyber 6, Cyberjaya, 63000 Selangor. Its ultimate control person is Dr. Mohamed bin Awang Lah, our CEO, Director, and Chairman of the Board.

(2)	Represents 3,000,000 Class A Ordinary Shares held by GOLDMUND INC.

GOLDMUND INC. (BVI Company No. 2173071) is a company incorporated in the BVI on March 26, 2025, having its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. Its ultimate control person is Jamaludin bin Mohd Nor, our CFO nominee.

(3)	Represents 2,416,882 Class A Ordinary Shares held by Grandhill Partners Ltd.

Grandhill Partners Ltd (BVI Company No. 2165202) is a company incorporated in the BVI on December 13, 2024, having its business address at Vistra Corporate Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. Its ultimate control person is Lee Chee Seng, a third-party individual.

(4)	Represents 2,127,660 Class A Ordinary Shares held by Lifenet Solutions Sdn. Bhd.

Lifenet Solutions Sdn. Bhd. (Company No.: 202301045610 (1539525-W)) is a company incorporated in Malaysia on November 17, 2023, having its business address at No. 5, Tingkat 1, Jalan Nagasari 23, Segamat Baru, 85000 Segamat, Johor. Its ultimate control person is Leopold Chew Wee Chet, our director nominee.

(5)	Represents an aggregate of 7,705,723 Class A Ordinary Shares held by 12 minority shareholders, each one of which holds less than 5% of our Class A Ordinary Shares as of the date of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

The Group comprise of Neutrans Inc., ultimate holding company, Neutrans Holdings, intermediate holding company, and Neutrans Malaysia.

We are a fiber-optic infrastructure provider based in Cyberjaya, Malaysia, offering internet connection solutions through four business units: fiber core leasing, fiber duct sales, IRU Agreements, and operation and maintenance services. Our products and services support high-bandwidth applications such as internet connection, data center interconnection, enterprise networking, and trunk connectivity. Our primary sources of revenue for the last two fiscal years come from leasing income from fiber core (which is also referred to as “dark fiber” when unlit) and non-recurring revenue from fiber duct sales. For the fiscal years ended March 31, 2025 and 2024, revenue from fiber core leasing and fiber duct sales, collectively, contributed approximately 94.1% and 84.9% of our total revenue, respectively. For the six months ended September 30, 2025 and 2024, revenue from fiber core leasing and fiber duct sales, collectively, contributed approximately 89.8% and 83.8% of our total revenue, respectively.

Leveraging our NFP license and NSP license, which licenses authorize us to own, lease, and install fiber-optic infrastructure, we own and operate approximately 80 kilometers of fiber ducts in Cyberjaya. Our goal is to become Malaysia’s leading neutral fiber-optic infrastructure provider by continuing to expand our network and customer base. See “Business—Our Business” and “Business—Established Technology Advantage and a Closed-Loop Product Portfolio to Capture Market Growth.”

For the fiscal years ended March 31, 2025 and 2024, we generated revenue of RM11,666,991 (USD2,632,444) and RM7,286,585, respectively. Over the same years, our net income was RM6,143,889 (USD1,386,257) and RM1,949,668, respectively.

For the six months ended September 30, 2025 and 2024, we generated revenue of RM5,696,208 (USD1,353,662) and RM1,892,396, respectively. Over the same periods, our net income was RM2,095,898 (USD498,074) and RM477,213, respectively.

Critical Accounting Policies, Judgements and Estimates

Basis of presentation

The accompanying financial statements have been prepared in accordance with the provisions of the IFRS issued by the International Accounting Standards Board (“IASB”) and applicable rules and regulations of the SEC.

Use of estimates and assumptions

In preparing the financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Estimates are based on historical experience and other factors, including expectations about future events that may have a financial impact on the Group and that are believed to be reasonable under the circumstances.

(i)	Judgements

Management is of the opinion that there are no instances of application of judgement expected to have a significant effect on the amounts recognized in the financial statements.

(ii)	Assumptions and estimation uncertainties

The key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the fiscal year that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next fiscal year, are discussed below.

Useful lives of plant and equipment

The Group’s management determines the estimated useful lives and related depreciation charges for the Group’s plant and equipment with reference to the estimated periods that the Group intends to derive future economic benefits from the use of these assets. Management performs periodic review of the estimated useful lives of plant and equipment and will revise the depreciation charges where estimated useful lives are different than those previously estimated.

Impairment of trade receivables and contract assets

The Group’s management uses the simplified approach to estimate a lifetime expected credit loss allowance for trade receivables and contract assets. The management develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables and contract assets.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The combined entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for the fiscal year/period ended March 31, 2025 and 2024 and September 30, 2025 and 2024. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

Convenience translation

Translations of balance in the consolidated statements of financial position, consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from RM into USD as of March 31, 2025 and September 30, 2025 are solely for the convenience of the readers and are calculated at the evening middle rate of USD1.00=RM4.4320 and USD1.00 = RM4.2080 as of March 28, 2025 and September 30, 2025, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Risks and uncertainties

The Group’s business, financial condition, and results of operations are subject to the political, economic, legal, and social conditions in Malaysia, where its main operations are located. Any adverse changes in these conditions may negatively affect the Group’s performance. Although the Group has not experienced losses as a consequence of such factors and believes that it is in compliance with existing laws and regulations, including those laws and regulations bearing on the organization and structure of the Group and its constituents, such experience may not be indicative of future results.

Results of Operations

Fiscal Years Ended March 31, 2024 and 2025

The following table sets forth a summary of our results of operations for the periods indicated, both in RM amount and as a percentage of its total revenue, with the last period presented in USD as well.

	For the fiscal year ended March 31,
	2024		2025		2025
	RM	% of revenue	RM	% of revenue	USD	% of revenue
Revenue	7,286,585	100.0%	11,666,991	100.0%	2,632,444	100.0%
Connectivity fees	(2,174,514)	(29.8)%	(230,544)	(2.0)%	(52,018)	(2.0)%
Subcontractor fees	-	0.0%	(342,968)	(2.9)%	(77,384)	(2.9)%
Cost of disposal of plant and equipment	(156,289)	(2.1)%	(141,821)	(1.2)%	(31,999)	(1.2)%
Employee benefits expense	(805,482)	(11.1)%	(923,345)	(7.9)%	(208,336)	(7.9)%
Depreciation of plant and equipment	(365,922)	(5.0)%	(488,527)	(4.2)%	(110,227)	(4.2)%
Depreciation of right-of-use assets	(35,075)	(0.5)%	(31,381)	(0.3)%	(7,081)	(0.3)%
Impairment loss of trade receivables	(39,512)	(0.5)%	(15,575)	(0.1)%	(3,514)	(0.1)%
Other operating expenses	(1,102,133)	(15.1)%	(1,156,943)	(9.9)%	(261,043)	(9.9)%
Finance costs	(19,173)	(0.3)%	(28,803)	(0.2)%	(6,499)	(0.2)%
Profit from operations	2,588,485	35.6%	8,307,084	71.3%	1,874,343	71.3%

Other income	11,103	0.2%	13,914	0.1%	3,139	0.1%
Total other income	11,103	0.2%	13,914	0.1%	3,139	0.1%

Profit before income taxes	2,599,588	35.8%	8,320,998	71.4%	1,877,482	71.4%

Tax expense	(649,920)	(8.9)%	(2,177,109)	(18.7)%	(491,225)	(18.7)%
Net Income	1,949,668	26.9%	6,143,889	52.7%	1,386,257	52.7%

Revenue

The following table sets forth our revenue stream for the periods indicated.

	For the fiscal years ended March 31,
	2024		2025		2025
	RM	% of revenue	RM	% of revenue	USD	% of revenue

Fiber Core Leasing	2,128,577	29.2%	3,277,314	28.1%	739,466	28.1%
Operation and Maintenance	760,406	10.5%	275,700	2.4%	62,207	2.4%
IRU Agreements	337,602	4.6%	413,775	3.5%	93,361	3.5%
Fiber Duct Sales	4,060,000	55.7%	7,700,202	66.0%	1,737,410	66.0%
Total revenue	7,286,585	100.0%	11,666,991	100.0%	2,632,444	100.0%

Comparison of fiscal years ended March 31, 2025 and 2024

We generate revenue through (i) fiber core leasing, (ii) operation and maintenance, (iii) IRU Agreements, and (iv) fiber duct sales. Our revenue was primarily attributable to fiber core leasing and fiber duct sales which, collectively, contributed 94.1% and 84.9% to our total revenue for the years ended March 31, 2025 and 2024, respectively.

Overall, our revenue has increased by RM4,380,406, or 60.1%, from the fiscal year ended March 31, 2024 to the fiscal year ended March 31, 2025. This growth was primarily driven by increased fiber duct sales under Package B, which involves the AIMS Cyberjaya–TPM–AIMS Kuala Lumpur fiber duct construction route, and a non-recurring sale of readily available fiber ducts to Eaxin. In addition, revenue from fiber core leasing increased, supported by a rise in the number of users from 30 to 33 during the fiscal year ended March 31, 2025, reflecting growing demand for connectivity services.

Fiber Core Leasing

We lease fiber core/dark fiber to customers who need connections to a data center in Cyberjaya. For the fiscal years ended March 31, 2025 and 2024, fiber core leasing represented the second largest proportion of our total revenue, representing 28.1% and 29.2%, respectively.

Other than fiber core leasing, we also generated revenue from the fiber duct sales. For the fiscal year ended March 31, 2024, fiber duct sales were mainly attributed to a non-recurring sale of two readily available fiber ducts to MSA, amounting to RM4,060,000. This transaction increased total revenue and reduced the proportion of revenue contributed by the fiber core leasing. For the fiscal year ended March 31, 2025, fiber duct sales were derived from both the fiber duct sales under Package B, which involves the AIMS Cyberjaya–TPM–AIMS Kuala Lumpur fiber duct construction route, and a non-recurring sale of a readily available fiber duct to Eaxin, amounting to RM3,200,202 (USD722,067) and RM4,500,000 (USD1,015,343), respectively. As a result, the fiber core leasing continued to grow while maintaining its position as the second-largest contributor to total revenue.

The fiber core leasing unit has grown significantly, with a revenue increase of RM1,148,737, or 54.0%, to RM3,277,314 (USD739,466) for the fiscal year ended March 31, 2025, compared to RM2,128,577 for the fiscal year ended March 31, 2024. Accordingly, the average revenue per customer increased from RM70,953 to RM99,313 (USD22,408) from the year ended March 31, 2024, to the fiscal year ended March 31, 2025. This growth was mainly due to an increase in new customers in Cyberjaya, which contributed additional revenue totaling RM169,728. Existing customers with higher demand for fast internet connections, and the expansion of dark fiber networks in key areas of Cyberjaya also contributed significant growth of RM979,009 in revenue.

For the fiscal year ended March 31, 2025, the number of customers with leasing agreements increased from 30 to 33. This net increase reflects the addition of five new customers and the departure of two existing customers. The new customers included prominent operators in Malaysia’s telecommunication industry. We believe that an increasing number of customers in our portfolio may significantly boost our revenue through diversified revenue streams and increased scale and utilization of our fiber-optic infrastructure.

Operation and Maintenance

We provide two types of operation and maintenance services: monthly service and one-time service. Customers have the option to choose whether they require these services. The services primarily include regular inspections, repairs, system upgrades, and monitoring to prevent issues and ensure smooth operation. The monthly service is ongoing over time, while the one-time service is provided at a specific point in time.

For the fiscal year ended March 31, 2025, revenue from operation and maintenance was RM275,700 (USD62,207), comprising 2.4% of total revenue. This marks a decrease of RM484,706, or 63.7%, from RM760,406 for the fiscal year ended March 31, 2024. The decline of revenue from operation and maintenance was mainly due to the decrease of one-time services requested by customers. The revenue generated from one-time services was RM40,527 (USD9,144) and RM475,996 for the fiscal years ended March 31, 2025 and March 31, 2024, respectively.

The operation and maintenance revenue for the fiscal years ended March 31, 2025 and 2024, excluding one-time services, amounted to RM235,173 (USD53,063) and RM284,410, respectively. The decrease was mainly attributable to the timing of revenue recognition for a recurring customer. Although the customer was billed for a full year of services in both fiscal years, only part of the current fiscal year’s billing was recognized as revenue, with the remainder to be reflected in future periods. This decrease was partially offset by an increase in operation and maintenance revenue arising from new IRU Agreements.

IRU Agreements

Revenue from IRU Agreements comes from long-term fiber core leasing charges. These agreements typically last between 10 and 25 years. The IRU Agreement grants customers exclusive rights to use identified fiber cores within the Group’s fiber-optic infrastructure, without transferring ownership. Customers have full control over the use of the leased fibers, including determinations when and how they are lit. The Group retains ownership of the infrastructure and does not have a right to substitute the leased fibers. As such, these arrangements meet the definition of a lease under IFRS 16 and are classified as operating leases. In contrast, fiber core leasing is typically short-term and does not involve a clearly identified asset or grant the customer control over its use. As such, it does not meet the definition of a lease under IFRS 16 and is instead accounted for under IFRS 15.

Revenue from IRU Agreements increased by RM76,173, or 22.6%, from the fiscal year ended March 31, 2024, to the year ended March 31, 2025. The increase was mainly attributable to a new IRU Agreement that commenced in December 2024, under which revenue was progressively recognized based on the terms of the agreement for the use of fiber-optic infrastructure.

Fiber duct sales

Revenue from fiber duct sales is typically generated through various phases of the project’s lifecycle. We identify the performance obligation from the contract with customer and recognize the revenue either at point in time or over time in accordance with IFRS “15 Revenue from Contract with Customers.”

On August 18, 2023, we were awarded a contract by a customer to conduct the survey, design, deployment, and implementation of civil infrastructure and a fiber-optic cabling system for Package A and Package B, including operation and maintenance for a period of 25 years. The performance obligation as specified in the customer contract divided into three performance obligations which are (1) deployment of telecommunication facility–Package A, (2) deployment of telecommunication facility–Package B, and (3) provision of annual operation and maintenance services to the customer.

For Package A, we delivered two readily available fiber ducts to MSA. Revenue of RM4,060,000 was recognized at a point in time during the year ended March 31, 2024, when control of the ducts was transferred to the customer.

For Package B, which involves civil works, milling and paving activities, revenue is recognized over time by reference to the stage of completion using the input method, based on actual costs incurred relative to total estimated project costs. As of March 31, 2025, the estimated percentage of completion for Package B was 40.3%, and revenue of RM3,200,202 (USD722,067) was recognized for the fiscal year ended March 31, 2024.

In addition to the above, during the fiscal year ended March 31, 2025, we completed a non-recurring delivery of a readily available fiber duct to Eaxin, for which revenue of RM4,500,000 (USD1,015,343) was recognized at a point in time upon delivery.

Connectivity fees

Connectivity fees are related to the Group’s fiber core leasing activities. For the fiscal year ended March 31, 2024, the connectivity fees included a non-recurring connectivity fee of RM2,000,000. This fee was initially incurred in anticipation of fulfilling a contract with a customer. However, the contract was subsequently terminated, the cost became non-recoverable and was fully recognized as part of the cost for the fiscal year ended March 31, 2024. After excluding the non-recurring connectivity fee, the cost incurred in the years ended March 31, 2025 and 2024 was RM230,544 (USD52,018) and RM174,514 , which was billed to us on a monthly basis. This increase is primarily due to onboarding of new customers for fiber core leasing.

Subcontractor fees

Subcontractor fees are associated with the fiber duct sales under Package B. Subcontractor fees increased by RM342,968, to RM342,968 (USD77,384) for the year ended March 31, 2025, compared to nil for the fiscal year ended March 31, 2024. The subcontractor fees recognized during the fiscal year ended March 31, 2025 reflect the civil works delivered to us to date. The increase was primarily because such civil work only took place during the fiscal year ended March 31, 2025.

Cost of disposal of plant and equipment

The cost of disposal of plant and equipment is associated with a separate non-recurring sale of ducts to Eaxin during the fiscal year ended March 31, 2025 and the fiber duct sales under Package A to MSA during the fiscal year ended March 31, 2024. The cost of disposal of plant and equipment decreased by RM14,468, to RM141,821 (USD31,999) in the fiscal year ended March 31, 2025, compared to RM156,289 in the fiscal year ended March 31, 2024. This decrease was primarily due to the fiber ducts sold in the fiscal year ended March 31, 2025, being located in a different area where the associated disposal costs were lower compared to those incurred in the fiscal year ended March 31, 2024.

Employee benefits expenses

Employee benefit expenses comprise staff and directors’ salaries, bonuses, social security contributions, defined contribution plan and contributions to the employee insurance system. As a percentage of total revenue, employee benefit expenses decreased by 3.2%, to 7.9% for the fiscal year ended March 31, 2025, compared to 11.1% for the fiscal year ended March 31, 2024. Employee benefits expense increased by RM117,863, to RM923,345 (USD208,336) for the fiscal year ended March 31, 2025, compared to RM805,482 for the fiscal year ended March 31, 2024. The increase was mainly due to the appointment of a new director, Leopold Chew Wee Chet, in the final month of the fiscal year ended March 31, 2024, and a subsequent increase in staff headcount from seven to nine during the fiscal year ended March 31, 2025. Despite the higher employee costs, the expenses accounted for a smaller proportion of revenue, as total revenue grew at a faster rate, primarily driven by higher fiber duct sales.

Depreciation of plant and equipment

Depreciation of plant and equipment refers to the depreciation charges of furniture and fittings, renovation, computers, IT equipment, and fiber-optic infrastructure. Depreciation of plant and equipment increased by RM122,605, to RM488,527 (USD110,227) for the year ended March 31, 2025, compared to RM365,922 for the fiscal year ended March 31, 2024. This increase was mainly due to higher additions of fiber-optic infrastructure.

Depreciation of right-of-use assets

Depreciation of right-of-use assets refers to the depreciation charges for office leases. Depreciation of right-of-use assets decreased by RM3,694, to RM31,381 (USD7,081) for the fiscal year ended March 31, 2025, compared to RM35,075 for the fiscal year ended March 31, 2024. This decrease was primarily due to the early termination of an office lease in the Central Region of Malaysia, as the business shifts its focus to Cyberjaya.

Other operating expenses

Other operating expenses include mainly auditors’ remuneration, license fees, professional fees, staff refreshments, repair and maintenance expenses, consultation service fees, short term lease payments and other miscellaneous items. As a percentage of our total revenue, other operating expenses decreased by 5.2%, to 9.9% for the fiscal year ended March 31, 2025, compared to 15.1% for the fiscal year ended March 31, 2024. Other operating expenses increased by RM54,810, to RM1,156,943 (USD261,043) for the year ended March 31, 2025, compared to RM1,102,133 for the fiscal year ended March 31, 2024. This increase was primarily driven by higher professional fees incurred for corporate planning and strategic consultancy services, which were engaged to support the Group’s business growth and fiber-optic infrastructure development activities during the fiscal year ended March 31, 2025.

Finance costs

Finance costs primarily consist of accrued interest on term loans and lease liabilities. The finance costs increased by RM9,630, to RM28,803 (USD6,499) for the fiscal year ended March 31, 2025, compared to RM19,173 for the fiscal year ended March 31, 2024. The increase was mainly due to higher finance costs on the term loans and the lease interest arising from our new tenancy arrangement.

Profit from operations

Profit from operations serves as a key indicator of the Group’s core operating performance, as it reflects the results of business activities before accounting for non-operating income. As a percentage of our total revenue, profit from operations increased by 35.7%, to 71.3% for the fiscal year ended March 31, 2025, compared to 35.6% for the fiscal year ended March 31, 2024. Profit from operations increased by RM5,718,599, to RM8,307,084 (USD1,874,343) for the fiscal year ended March 31, 2025, compared to RM2,588,485 for the fiscal year ended March 31, 2024.

The increase in profit from operations was primarily driven by higher revenue from fiber duct sales, which included RM3,200,202 from Package B, which involves civil works, milling and paving activities and a non-recurring sale related to one readily available fiber duct amounting to RM4,500,000. These revenue contributions more than offset the absence of a one-off revenue recognition of RM4,060,000 recorded in March 2024 related to the sale of two readily available fiber ducts. Additionally, the current fiscal year the Group did not incur the non-recurring connectivity fee of RM2,000,000 that was recognized in the fiscal year ended March 31, 2024. The overall increase in profit was partially offset by higher other operating expenses, subcontractor fees, employee benefit expenses, and depreciation charges, which were in line with the Group’s ongoing business expansion and scaling of operations.

Other income

Other income is comprised solely of interest income from financial institutions and miscellaneous income for the fiscal years ended March 31, 2025 and 2024.

Tax expenses

Our income tax expenses consists of current income taxation and deferred income tax credit or charge. Domestic income tax is calculated at the Malaysian statutory income tax rate of 24.0% of the estimated assessable results for the fiscal years ended March 31, 2025 and 2024.

Our income tax expenses increased by RM1,527,189, or 235.0%, to RM2,177,109 (USD491,225) in the fiscal year ended March 31, 2025, compared to RM649,920 in the fiscal year ended March 31, 2024. This increase is generally consistent with the growth in profit for the fiscal year ended March 31, 2025.

Our effective tax rates were 26.2% and 25.0% for the fiscal years ended March 31, 2025 and 2024, respectively. For the fiscal years ended March 31, 2025 and 2024, the fluctuation was mainly due to certain other non-tax deductible expenses such as compound or penalty, depreciation for non-qualifying expenditures, professional fees, repair and maintenance expenses, cost of disposal of plant and equipment and incorporation expense.

The tax expense as a percentage of adjusted profit before income tax is presented as a supplemental disclosure because it is used by us to analyze the fluctuation of income tax expenses. However, adjusted profit before income tax is a non-IFRS financial measure and should not be considered in isolation or construed as an alternative to profit before income tax as an indicator normally included in IFRS-based financial results.

Adjusted profit before income tax is derived by excluding certain non-deductible expenses that are disallowed under local tax regulations. These adjustments include professional fees related to consultancy services that are disallowed for tax deduction purposes, repair and maintenance expenses that do not qualify for tax deductions, deprecation on non-qualifying capital expenditures that do not attract tax allowance, cost of disposal of plant and equipment, incorporation expense and other permanently disallowed items such as compound or penalty and disbursement charges. Adjusting for these items helps to more accurately reflect taxable profit, thereby enabling a clearer and more consistent comparison of tax expense and effective tax rates for both the fiscal years ended March 31, 2025 and 2024.

The following table provides a quantitative reconciliation of adjusted profit before income tax to its most directly comparable IFRS measurement, profit before income tax:

	For the fiscal years ended March 31,
	2024	2025	2025
	RM	RM	USD
Profit before income tax	2,599,588	8,320,998	1,877,482

Adjusted for:
Non-deductible expenses
- Compound or penalty	67,670	146,713	33,103
- Depreciation for non-qualifying expenditures	38,320	42,509	9,591
- Professional fees	-	173,850	39,226
- Repair and maintenance expenses	-	64,151	14,475
- Cost of disposal of plant and equipment	-	141,821	31,999
- Incorporation expense	-	25,906	5,845
- Other non-deductible expenses	22,169	11,125	2,510
Adjusted profit before tax	2,727,747	8,927,073	2,014,231

Tax expenses	649,920	2,177,109	491,225

Adjusted for:
Over-provision of deferred tax in prior year	28,053	21,647	4,884
Under-provision of income tax expenses in prior year	(23,314)	(56,259)	(12,694)
Adjusted tax expenses	654,659	2,142,497	483,415

Effective tax rate (before adjustment)	25.0%	26.2%	26.2%
Effective tax rate (after adjustment)	24.0%	24.0%	24.0%

Net income

As a result of the foregoing, our net income increased by RM4,194,221 or 215.1%, to RM6,143,889 (USD1,386,257) for the fiscal year ended March 31, 2025, compared to RM1,949,668 for the fiscal year ended March 31, 2024.

Six-Month Periods Ended September 30, 2025 and 2024

	For the six months ended September 30,
	2024		2025		2025
	RM	% of revenue	RM	% of revenue	USD	% of revenue
Revenue	1,892,396	100.0%	5,696,208	100.0%	1,353,662	100.0%
Connectivity fees	(117,209)	(6.2)%	(247,938)	(4.4)%	(58,921)	(4.4)%
Subcontractor fees	(26,672)	(1.4)%	-	0.0%	-	0.0%
Cost of disposal of plant and equipment	-	0.0%	(171,484)	(3.0)%	(40,752)	(3.0)%
Employee benefits expense	(416,288)	(22.0)%	(567,150)	(10.0)%	(134,779)	(10.0)%
Depreciation of plant and equipment	(223,758)	(11.8)%	(278,894)	(4.9)%	(66,277)	(4.9)%
Depreciation of right-of-use assets	(11,832)	(0.6)%	(21,092)	(0.4)%	(5,012)	(0.4)%
Other operating expenses	(418,925)	(22.1)%	(1,621,435)	(28.5)%	(385,322)	(28.5)%
Finance costs	(16,441)	(0.9)%	(19,991)	(0.4)%	(4,751)	(0.4)%
Profit from operations	661,271	35.0%	2,768,224	48.4%	657,848	48.4%

Other income	50	*	1	*	**	*
Total other income	50	*	1	*	**	*

Profit before income taxes	661,321	35.0%	2,768,225	48.4%	657,848	48.4%

Tax expense	(184,108)	(9.7)%	(672,327)	(11.8)%	(159,774)	(11.8)%
Net Income	477,213	25.3%	2,095,898	36.6%	498,074	36.6%

*	Denotes figure less than 0.1%.
**	Represents amount less than USD1.

Revenue

The following table sets forth our revenue stream for the periods indicated.

	For the six months ended September 30,
	2024		2025		2025
	RM	% of revenue	RM	% of revenue	USD	% of revenue

Fiber Core Leasing	1,346,222	71.2%	2,617,410	45.9%	622,008	45.9%
Operation and Maintenance	117,781	6.2%	294,966	5.2%	70,097	5.2%
IRU Agreements	189,709	10.0%	283,832	5.0%	67,451	5.0%
Fiber Duct Sales	238,684	12.6%	2,500,000	43.9%	594,106	43.9%
Total revenue	1,892,396	100.0%	5,696,208	100.0%	1,353,662	100.0%

Comparison of six months ended September 30, 2025 and 2024

We generate revenue through (i) fiber core leasing, (ii) operation and maintenance, (iii) IRU Agreements, and (iv) fiber duct sales. Our revenue was primarily attributable to fiber core leasing and fiber duct sales which, collectively, contributed 89.8% and 83.8% to our total revenue for the year ended September 30, 2025 and 2024, respectively.

Overall, our revenue has increased by RM3,803,812, or 201.0%, from the six months ended September 30, 2024 to the six months ended September 30, 2025. This growth was primarily driven by a non-recurring sale of readily available fiber ducts to Nexworks. In addition, revenue from fiber core leasing increased, supported by a rise in the number of users from 28 to 39 during the six months ended September 30, 2025, reflecting growing demand for connectivity services.

Fiber Core Leasing

We lease fiber core/dark fiber to customers who need connections to a data center in Cyberjaya. For the six months ended September 30, 2025 and 2024, fiber core leasing represented the first largest proportion of our total revenue, representing 45.9% and 71.2%, respectively.

The fiber core leasing unit has grown significantly, with a revenue increase of RM1,271,188, or 94.4%, to RM2,617,410 (USD622,008) for the six months ended September 30, 2025, compared to RM1,346,222 for the six months ended September 30, 2024. Accordingly, the average revenue per customer increased from RM48,079 to RM67,113 (USD15,949) from the six months ended September 30, 2024, to the six months ended September 30, 2025. This growth was mainly due to an increase in new customers in Cyberjaya, which contributed additional revenue totaling RM693,596. Existing customers with higher demand for fast internet connections, and the expansion of dark fiber networks in key areas of Cyberjaya also contributed significant growth of RM1,923,814 in revenue.

The number of customers with leasing agreements increased from 28 for the six months ended September 30, 2024 to 39 for the six months ended September 30, 2025. This net increase reflects the addition of thirteen new customers and the departure of two existing customers. The new customers included prominent operators in Malaysia’s telecommunication industry. We believe that an increasing number of customers in our portfolio may significantly boost our revenue through diversified revenue streams and increased scale and utilization of our fiber-optic infrastructure.

Operation and Maintenance

We provide two types of operation and maintenance services: monthly service and one-time service. Customers have the option to choose whether they require these services. The services primarily include regular inspections, repairs, system upgrades, and monitoring to prevent issues and ensure smooth operation. The monthly service is ongoing over time, while the one-time service is provided at a specific point in time.

For the six months ended September 30, 2025, revenue from operation and maintenance was RM294,966 (USD70,097), comprising 5.2% of total revenue. This marks an increase of RM177,185, or 150.4%, from RM117,781 for the six months ended September 30, 2024. The increase in revenue from operation and maintenance services was mainly attributable to the expansion of the customer base from five to ten during the period. This included four additional customers for one-time services and two new customers for monthly recurring services, offset by the departure of one existing customer. The growth in monthly services was in line with the increase in IRU agreements.

IRU Agreements

Revenue from IRU Agreements comes from long-term fiber core leasing charges. These agreements typically last between 10 and 25 years. The IRU Agreement grants customers exclusive rights to use identified fiber cores within the Group’s fiber-optic infrastructure, without transferring ownership. Customers have full control over the use of the leased fibers, including determinations when and how they are lit. The Group retains ownership of the infrastructure and does not have a right to substitute the leased fibers. As such, these arrangements meet the definition of a lease under IFRS 16 and are classified as operating leases. In contrast, fiber core leasing is typically short-term and does not involve a clearly identified asset or grant the customer control over its use. As such, it does not meet the definition of a lease under IFRS 16 and is instead accounted for under IFRS 15.

Revenue from IRU Agreements increased by RM94,123, or 49.6%, from the six months ended September 30, 2024, to the six months ended September 30, 2025. The increase was mainly attributable to two new IRU agreements that commenced in December 2024 and April 2025, respectively, under which revenue was progressively recognized in accordance with the terms of the agreements for the use of the fiber-optic infrastructure.

Fiber duct sales

Revenue from fiber duct sales is typically generated through various phases of the project’s lifecycle. We identify the performance obligation from the contract with customer and recognize the revenue either at point in time or over time in accordance with IFRS “15 Revenue from Contract with Customers.”

On August 18, 2023, we were awarded a contract by a customer to conduct the survey, design, deployment, and implementation of civil infrastructure and a fiber-optic cabling system for Package A and Package B, including operation and maintenance for a period of 25 years. The performance obligation as specified in the customer contract divided into three performance obligations which are (1) deployment of telecommunication facility–Package A, (2) deployment of telecommunication facility–Package B, and (3) provision of annual operation and maintenance services to the customer.

For Package B, which involves civil works, milling and paving activities, revenue is recognized over time by reference to the stage of completion using the input method, based on actual costs incurred relative to total estimated project costs. As of September 30, 2024, the estimated percentage of completion for Package B was 3.0%, and revenue of RM238,684 was recognized for the six months ended September 30, 2024.

In addition to the above, during the six months ended September 30, 2025, we completed a non-recurring delivery of a readily available fiber duct to Nexworks, for which revenue of RM2,500,000 (USD594,106) was recognized at a point in time upon delivery.

Connectivity fees

Connectivity fees are related to the Group’s fiber core leasing activities. Connectivity fees increased by RM130,729, to RM247,938 (USD58,921) for the six months ended September 30, 2025, compared to RM117,209 for the six months ended September 30, 2024. This increase is primarily due to onboarding of new customers for fiber core leasing.

Subcontractor fees

Subcontractor fees are associated with the fiber duct sales under Package B. Subcontractor fees decreased by RM26,672, to RM NIL (USD NIL) for the six months ended September 30, 2025, compared to RM26,672 for the six months ended September 30, 2024. The subcontractor fees recognized during the six months ended September 30, 2024 reflect the civil works delivered to us to date. The decrease in the current period was primarily due to the absence of such civil works during the six months ended September 30, 2025.

Cost of disposal of plant and equipment

The cost of disposal of plant and equipment relates to a non-recurring sale of ducts to Nexworks during the six months ended September 30, 2025. The cost of disposal of plant and equipment increased by RM171,484, to RM171,484 (USD40,752) for the six months ended September 30, 2025, compared to RM NIL for the six months ended September 30, 2024. This increase was due to the absence of fiber duct sales in the six months ended September 30, 2024.

Employee benefits expenses

Employee benefit expenses comprise staff and directors’ salaries, bonuses, social security contributions, defined contribution plan and contributions to the employee insurance system. As a percentage of total revenue, employee benefit expenses decreased by 12.0%, to 10.0% for the six months ended September 30, 2025, compared to 22.0% for the six months ended September 30, 2024. Employee benefits expense increased by RM150,862, to RM567,150 (USD134,779) for the six months ended September 30, 2025, compared to RM416,288 for the six months ended September 30, 2024. The increase was mainly due to the increase in staff headcount from seven during the six months ended September 30, 2024 to ten during the six months ended September 30, 2025. Despite the higher employee costs, the expenses accounted for a smaller proportion of revenue, as total revenue grew at a faster rate, primarily driven by higher fiber duct sales.

Depreciation of plant and equipment

Depreciation of plant and equipment refers to the depreciation charges of furniture and fittings, renovation, computers, IT equipment, and fiber-optic infrastructure. Depreciation of plant and equipment increased by RM55,136, to RM278,894 (USD66,277) for the six months ended September 30, 2025, compared to RM223,758 for the six months ended September 30, 2024. This increase was mainly due to higher additions of fiber-optic infrastructure.

Depreciation of right-of-use assets

Depreciation of right-of-use assets refers to the depreciation charges for office leases. Depreciation of right-of-use assets increased by RM9,260, to RM21,092 (USD5,012) for the six months ended September 30, 2025, compared to RM11,832 for the six months ended September 30, 2024. This increase was primarily due an additional lease for a new office compared to the prior period.

Other operating expenses

Other operating expenses include mainly auditors’ remuneration, network and services fees, professional fees, compound and penalty, repair and maintenance expenses, short term lease payments and other miscellaneous items. As a percentage of our total revenue, other operating expenses increased by 6.4%, to 28.5% for the six months ended September 30, 2025, compared to 22.1% for the six months ended September 30, 2024. Other operating expenses increased by RM1,202,510, to RM1,621,435 (USD385,322) for the six months ended September 30, 2025, compared to RM418,925 for the six months ended September 30, 2024. The increase was mainly attributable to higher audit fees, which rose by RM102,000 during the period. In addition, network and service fees increased by RM601,226 due to higher contributions to the Universal Service Provision Fund managed by the Malaysian Communications and Multimedia Commission, in line with higher activity levels. Tax penalties also increased by RM111,505 arising from the failure to remit tax instalments to the Inland Revenue Board within the stipulated deadlines during the six months ended September 30, 2025. Furthermore, maintenance and rectification costs increased by RM88,099 due to higher repair and upkeep activities for the fiber-optic infrastructure as the network expanded.

Finance costs

Finance costs primarily consist of accrued interest on term loans and lease liabilities. The finance costs increased by RM3,550, to RM19,991 (USD4,751) for the six months ended September 30, 2025, compared to RM16,441 for the six months ended September 30, 2024. The increase was mainly due to higher finance costs on the term loans and the lease interest arising from our new tenancy arrangement.

Profit from operations

Profit from operations serves as a key indicator of the Group’s core operating performance, as it reflects the results of business activities before accounting for non-operating income. As a percentage of our total revenue, profit from operations increased by 13.4%, to 48.4% for the six months ended September 30, 2025, compared to 35.0% for the six months ended September 30, 2024. Profit from operations increased by RM2,106,953, to RM2,768,224 (USD657,848) for the six months ended September 30, 2025, compared to RM661,271 for the six months ended September 30, 2024. The increase in profit from operations was primarily driven by higher revenue from fiber duct sales, which included a non-recurring sale related to one readily available fiber duct amounting to RM2,500,000.

Other income

Other income is comprised solely of interest income from financial institutions and miscellaneous income for the six months ended September 30, 2025 and 2024.

Tax expenses

Our income tax expenses consists of current income taxation and deferred income tax credit or charge. Domestic income tax is calculated at the Malaysian statutory income tax rate of 24.0% of the estimated assessable results for the six months ended September 30, 2025 and 2024.

Our income tax expenses increased by RM488,219, or 265.2%, to RM672,327 (USD159,774) in the six months ended September 30, 2025, compared to RM184,108 in the six months ended September 30, 2024. This increase is generally consistent with the growth in profit for the six months ended September 30, 2025.

Our effective tax rates were 24.3% and 27.8% for the six months ended September 30, 2025 and 2024, respectively. For the six months ended September 30, 2025 and 2024, the fluctuation was mainly due to certain other non-tax deductible expenses such as compound or penalty, depreciation for non-qualifying expenditures, professional fees, repair and maintenance expenses, cost of disposal of plant and equipment and sponsorship.

The tax expense as a percentage of adjusted profit before income tax is presented as a supplemental disclosure because it is used by us to analyze the fluctuation of income tax expenses. However, adjusted profit before income tax is a non-IFRS financial measure and should not be considered in isolation or construed as an alternative to profit before income tax as an indicator normally included in IFRS-based financial results.

Adjusted profit before income tax is derived by excluding certain non-deductible expenses that are disallowed under local tax regulations. These adjustments include professional fees related to consultancy services that are disallowed for tax deduction purposes, repair and maintenance expenses that do not qualify for tax deductions, deprecation on non-qualifying capital expenditures that do not attract tax allowance, cost of disposal of plant and equipment, incorporation expense and other permanently disallowed items such as sponsorship, compound or penalty and disbursement charges. Adjusting for these items helps to more accurately reflect taxable profit, thereby enabling a clearer and more consistent comparison of tax expense and effective tax rates for the six months ended September 30, 2025 and 2024.

The following table provides a quantitative reconciliation of adjusted profit before income tax to its most directly comparable IFRS measurement, profit before income tax:

	For the six months ended September 30,
	2024	2025	2025
	RM	RM	USD
Profit before income tax	661,321	2,768,225	657,848

Adjusted for:
Non-deductible expenses
- Compound or penalty	19,563	131,068	31,148
- Depreciation for non-qualifying expenditures	22,453	24,771	5,887
- Professional fees	52,850	-	-
- Repair and maintenance expenses	28,184	-	-
- Cost of disposal of plant and equipment	-	171,484	40,752
- Sponsorship	-	15,000	3,565
- Other non-deductible expenses	6,726	120,752	28,696
Adjusted profit before tax	791,097	3,231,300	767,896

Tax expenses	184,108	672,327	159,774

Adjusted for:
Over-provision of deferred tax in prior year	62,015	29,348	6,974
Under-provision of income tax expenses in prior year	(56,259)	73,836	17,546
Adjusted tax expenses	189,864	775,511	184,294

Effective tax rate (before adjustment)	27.8%	24.3%	24.3%
Effective tax rate (after adjustment)	24.0%	24.0%	24.0%

Net income

As a result of the foregoing, our net income increased by RM1,618,685 or 339.2%, to RM2,095,898 (USD498,074) for the six months ended September 30, 2025, compared to RM477,213 for the six months ended September 30, 2024.

Liquidity and Capital Resources

Our accounts have been prepared assuming that we will continue on a going concern basis. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. Our ability to continue as a going concern depends upon aligning sources of funding (debt and equity) with the expenditure requirements and repayment of the short-term debt facilities, if any, as and when they fall due.

We have considered whether there is substantial doubt about our ability to continue as a going concern. As of March 31, 2025, we were in a net current assets position of RM5,046,297 (USD1,138,604). Cash flow from operations has been utilized to finance the working capital requirements of the Group. As of March 31, 2025, we had positive cash flow from operating activities of RM3,397,254 (USD766,528). Our operating profits were RM9,030,661 (USD2,037,603) as of March 31, 2025 and we had a positive balance of RM503,530 (USD113,612) in cash and cash equivalents, which is unrestricted as to withdrawal and use as of March 31, 2025.

As of September 30, 2025, we were in a net current assets position of RM3,796,107 (USD902,117). Cash flow from operations has been utilized to finance the working capital requirements of the Group. As of September 30, 2025, we had positive cash flow from operating activities of RM1,338,545 (USD318,096). Our operating profits were RM3,259,686 (USD774,640) as of September 30, 2025 and we had a positive balance of RM342,013 (USD81,277) in cash and cash equivalents, which is unrestricted as to withdrawal and use as of September 30, 2025.

In view of these circumstances, the management has considered the Group’s future liquidity and operational performance and concluded that it has sufficient financial resources to continue as a going concern.

Loan Agreement with Maybank Islamic Berhad

Under a loan agreement dated June 27, 2023, with Maybank, Neutrans Malaysia obtained a financing facility in the principal amount of RM400,000, subject to adjustment at Maybank’s discretion, bearing interest at 7.65% per annum. The facility has a term of nine years from the date of loan disbursement and is repayable by equal monthly installments of RM5,136.00. Maybank’s sale price under this arrangement is RM644,808.44, representing the aggregate principal and profit payable over the financing period. The loan agreement with Maybank specifies certain covenants, including, in particular, that Neutrans Malaysia will not decrease or increase its share capital or pay dividends without Maybank’s consent.

The loan is secured by guarantees from the following guarantors: (i) Syarikat Jaminan Pembiayaan Perniagaan Berhad, pursuant to the Pemulih Government Guarantee Scheme-i; (ii) individual guarantors providing joint and several liability, namely, Mohamed Bin Awang Lah, Nur Liyana Binti Mohamed, and Chew Haw Khiong; and (iii) corporate guarantors, namely, MAL 177 Sdn. Bhd., Kejuruteraan Tangkas Sdn. Bhd., and Modal Seia Enterprise Sdn. Bhd. The loan is further secured and constituted, by, among other things, the Asset Sale Agreement providing the Shariah-compliant commodity-based underlying asset, and the guarantee letter issued by Syarikat Jaminan Pembiayaan Perniagaan Berhad under the Pemulih Government Guarantee Scheme-i, securing 80% of the loan amount, and together with the joint and several guarantees executed by the three individual guarantors, permit Maybank to pursue enforcement against any or all of them for the entirety of the outstanding obligations.

Loan covenant breaches

In October 2023, Neutrans Malaysia increased its share capital without first obtaining Maybank’s consent, as required under the loan agreement. In addition, in December 2024, Neutrans Malaysia declared and paid a dividend without obtaining prior approval from Maybank, as required under such loan agreement. In May 2025, Neutrans Malaysia underwent a group reorganization whereby all of the Company’s shares were transferred to its immediate holding company, Neutrans Holdings, without obtaining approval from Maybank, as required under the loan agreement.

Impact of covenant breach

According to the loan agreement, in the event of default, Maybank may exercise various remedies, including termination and acceleration of payment, whereby it may immediately cancel the facility and declare all outstanding amounts due and payable. Maybank may also enforce guarantees and impose default profit rates and late payment charges. Should Maybank elect to enforce these rights, including acceleration or enforcement of security, it could materially impact our liquidity and financial condition.

As of the date of this prospectus, Maybank has neither declared a default under the loan agreement, nor exercised its right to demand immediate repayment. However, in accordance with IAS 1, Presentation of Financial Statements, the outstanding loan balance has been reclassified as a current liability in our financial statements.

As of September 30, 2025, the loan balance of RM328,277 (USD78,013) does not represent a significant portion of our current liabilities. The Group maintains a net current asset position of RM3,796,107 (USD902,117) and had unrestricted cash and cash equivalents of RM342,013 (USD81,277). Furthermore, we generated positive operating cash flow of RM1,338,545 (USD318,096) and an operating profit of RM3,259,686 (USD774,640) as of September 30, 2025, which demonstrates our ability to meet short-term financing obligations, including the reclassified loan amount, without the need for immediate refinancing.

Steps taken toward waiver

The Group has conducted ongoing discussions with Maybank Islamic Berhad regarding a waiver for the covenant breaches and has submitted a formal request therefor on August 13, 2025. On August 27, 2025, Maybank informed the Group that it is actively reviewing the request seeking approval for the waiver of covenant breaches, and is considering the acceptance of a corporate guarantee from Neutrans Holdings.

Subsequent to the reporting period, management had send letter to Maybank and verbally agreed to fully settle all outstanding amounts by the end of January 2026. On January 29, 2026, the Group requested Maybank to provide the redemption amount as of February 28, 2026 and March 31, 2026. As of the date of this prospectus, the Group has not received Maybank’s response. As of September 30, 2025, the outstanding balance amounted RM 328,277 (USD78,013), which is not material to the Group's overall financial position.

Alternative sources of fundings

The Group maintains a strong net current asset position and healthy operating cash flows, which it believes will be sufficient to meet its short-term obligations, including the reclassified loan. Accordingly, the Group does not currently anticipate the need to secure alternative funding sources.

In view of these circumstances, the management has considered the Group’s future liquidity and operational performance and concluded that it has sufficient financial resources to continue as a going concern.

Ability to undertake additional debt or equity financing

Pursuant to the terms of the loan agreement with Maybank, the Group is restricted from incurring, assuming, guaranteeing, or permitting to exist any other indebtedness, or altering its authorized or issued capital, without the prior written consent of Maybank. In addition, the Group is prohibited from declaring or paying dividends to its shareholders if there are any monies due and payable under the agreement. The loan agreement also restricts the Group from undertaking or permitting any merger, consolidation, reorganization or amalgamation (whether by way of a scheme of arrangement or otherwise), or approving or permitting any transfer of any part of its issued capital, without Maybank’s prior written consent. Accordingly, the Group’s ability to undertake further debt or equity financing is subject to prior written consent of Maybank.

As of September 30, 2025, the outstanding loan balance amounted to RM328,277 (USD78,013), which is fully covered by the Group’s available bank balances. Accordingly, management does not expect these covenants to have any material adverse impact on the Group’s ability to raise additional debt or equity financing from Maybank or other potential lenders. The only limitation the Group anticipates to future borrowing is the requirement to obtain prior written consent from Maybank, and, based on ongoing discussions with Maybank, the Group’s payment history, and the Group’s historical relationship with it, management believes such consent would be reasonably expected to be obtained if needed.

Cash Flows Analysis

Cash Flows for the Fiscal Years Ended March 31, 2025 and 2024

The following table sets forth a summary of our cash flows for the periods indicated.

	For the fiscal years ended March, 31
	2024	2025	2025
	RM	RM	USD
Net cash from operating activities	3,287,873	3,397,254	766,528
Net cash used in investing activity	(2,580,277)	(5,916,327)	(1,334,911)
Net cash (used in)/from financing activities	(715,973)	2,909,002	656,363
Net (decrease)/increase in cash and cash equivalents	(8,377)	389,929	87,980
Effect of foreign exchange differences	-	(905)	(204)
Cash and cash equivalents at the beginning of the year	122,883	114,506	25,836
Cash and cash equivalents at the end of the year	114,506	503,530	113,612

Operating Activities

For the fiscal year ended March 31, 2025, we generated net cash from operating activities of RM3,397,254 (USD766,528), which primarily resulted from our net income of RM6,143,889 (USD1,386,257), as adjusted for non-cash items and changes in operating activities. Adjustments for non-cash items consisted of depreciation of plant and equipment, depreciation of right-of-use assets, written off of plant and equipment, cost of disposal of plant and equipment, impairment loss on trade receivables, and interest expenses.

For the fiscal year ended March 31, 2024, we generated net cash from operating activities of RM3,287,873, which primarily resulted from our net income of RM1,949,668, as adjusted for non-cash items and changes in operating activities. Adjustments for non-cash items consisted of depreciation of plant and equipment, depreciation of right of use assets, cost of disposal of plant and equipment, gain on lease termination, impairment loss on trade receivables and interest expense.

The increase in net cash generated from operating activities for the fiscal year ended March 31, 2025, by RM109,381, as compared to the fiscal year ended March 31, 2024, is primarily a result of:

(i)	an increase in deferred revenue of RM2,424,714 (USD547,093) for the fiscal year ended March 31, 2025, as compared to a decrease in deferred revenue of RM113,947 for the fiscal year ended March 31, 2024. This increase was primarily driven by high collections of advance payments received under new IRU agreements, which outpaced the recognition of revenue during the fiscal year ended March 31, 2025;

(ii)	an increase in contract liabilities of RM1,031,911 (USD232,832) for the fiscal year ended March 31, 2025, as compared to a nil balance for the fiscal year ended March 31, 2024. This increase was primarily attributable to advance billings issued under fiber duct sales agreements for Package B, for which the related performance obligations had not yet been satisfied as of March 31, 2025;

(iii)

an increase in payables of RM3,067,464 (USD692,117) for the fiscal year ended March 31, 2025, as compared to an increase in payables of RM665,344 for the fiscal year ended March 31, 2024. The increase was mainly due to payables and accruals related to fiber-optic infrastructure works and fiber duct sales, driven by the timing of supplier invoicing and payments; and

(iv)

an increase in receivables of RM11,730,826 (USD2,646,847) for the fiscal year ended March 31, 2025, as compared to an increase in receivable of RM258,816 for the fiscal year ended March 31, 2024. The increase was primarily attributable to a RM8,317,885 (USD1,876,779) increase in trade receivables, mainly due to the timing of billings and extended payment scheduled from customers relating to fiber duct sales. The remaining increase was due to the recognition of prepayments amounting to RM2,250,472 (USD507,778) relating to listing expenses incurred by the Group, as well as a higher amount in deposits paid to government authorities, totaling RM920,745 (USD207,749), which are expected to be refunded upon completion of the Group’s fiber-optic infrastructure.

Investing Activities

For the fiscal years ended March 31, 2025 and 2024, net cash used in investing activities amounted to RM5,916,327 (USD1,334,911) and RM2,580,277 respectively, primarily reflecting the purchase of computers and information technology equipment, capitalized renovation cost and the capitalization of fiber-optic infrastructure assets.

Financing Activities

For the fiscal year ended March 31, 2025, net cash generated from financing activities amounted to RM2,909,002 (USD656,363), primarily due to proceeds from the issuance of Class A Ordinary Shares by Neutrans Malaysia totaling of RM4,000,000 (USD902,527). This was partially offset by the net repayment of term loan installments of RM38,131 (USD8,604), repayment to directors (Dr. Mohamed Bin Awang Lah and Leopold Chew Wee Chet) amounting to RM161,559 (USD36,453), repayment to corporate shareholders of RM3,016 (USD680), net repayment of lease liabilities of RM28,273 (USD6,379) and dividend payments to original shareholders prior to the completion of the Reorganization totaling of RM860,019 (USD194,048).

For the fiscal year ended March 31, 2024, net cash used in financing activities amounted to RM715,973, primarily due to repayment to a related party of RM1,078,391 and repayment of lease liabilities totaling of RM32,888, partially offset by proceeds from a term loan draw of RM380,306 and from the issuance of Class A Ordinary Shares of RM15,000.

Cash Flows for the Six-Month Periods Ended September 30, 2025 and 2024

The following table sets forth a summary of our cash flows for the periods indicated.

	For the six months ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD
Net cash from operating activities	2,443,497	1,338,545	318,096
Net cash used in investing activity	(1,988,280)	(1,464,991)	(348,144)
Net cash used in financing activities	(56,233)	(35,071)	(8,335)
Net (decrease)/increase in cash and cash equivalents	398,984	(161,517)	(38,383)
Cash and cash equivalents at the beginning of the year	114,506	503,530	119,660
Cash and cash equivalents at the end of the year	513,490	342,013	81,277

Operating Activities

For the six months ended September 30, 2025, we generated net cash from operating activities of RM1,338,545 (USD318,096), which primarily resulted from our net income of RM2,095,898 (USD498,074), as adjusted for non-cash items and changes in operating activities. Adjustments for non-cash items consisted of depreciation of plant and equipment, depreciation of right-of-use assets, cost of disposal of plant and equipment, and interest expenses.

For the six months ended September 30, 2024, we generated net cash from operating activities of RM2,443,497, which primarily resulted from our net income of RM477,213, as adjusted for non-cash items and changes in operating activities. Adjustments for non-cash items consisted of depreciation of plant and equipment, depreciation of right of use assets, and interest expense.

The decrease in net cash generated from operating activities for the six months ended March 31, 2025, by RM1,104,952, as compared to the six months ended September 30, 2024, is primarily a result of:

(i)	a decrease in deferred revenue of RM283,832 (USD67,451) for the six months ended September 30, 2025, as compared to an increase in deferred revenue of RM1,617,669 for the six months ended September 30, 2024. This decrease was primarily driven by the recognition of revenue during the fiscal period as services were delivered and contractual obligations were fulfilled, resulting in the release of previously deferred balances to profit or loss;

(ii)	a decrease in contract liabilities of RM75,162 (USD17,862) for the six months ended September 30, 2025, as compared to an increase in contract liabilities of RM1,056,816 for the six months ended September 30, 2024. The decrease was primarily attributable to the recognition of revenue as the related performance obligations were satisfied during the period ended September 30, 2025;

(iii)	an increase in payables of RM1,722,029 (USD409,228) for the six months ended September 30, 2025, as compared to an increase in payables of RM759,626 for the six months ended September 30, 2024. The increase was mainly due to payables and accruals related to fiber-optic infrastructure works and fiber duct sales, driven by the timing of supplier invoicing and payments; and

(iv)	an increase in receivables of RM3,264,185 (USD775,708) for the six months ended September 30, 2025, as compared to an increase in receivable of RM1,887,525 for the six months ended September 30, 2024. The increase was primarily attributable to a RM3,838,190 (USD912,117) increase in deposits and prepayments mainly due to listing expenses incurred by the Group and deposits paid to government authorities which are expected to be refunded upon completion of the Group’s fiber-optic infrastructure.

Investing Activities

For the six months ended September 30, 2025 and 2024, net cash used in investing activities amounted to RM1,464,991 (USD348,144) and RM1,988,280 respectively, primarily reflecting the purchase of computers and information technology equipment, capitalized renovation cost and the capitalization of fiber-optic infrastructure assets.

Financing Activities

For the six months ended September 30, 2025, net cash used in financing activities amounted to RM35,071 (USD8,335), primarily due to net repayment of term loan installments amounting to RM13,898 (USD3,303) and net repayment of lease liabilities totaling of RM21,241 (USD5,048), partially offset by net advance from directors of RM68 (USD16).

For the six months ended September 30, 2024, net cash used in financing activities totaled RM56,233, primarily due to net repayment of term loan installments amounting to RM16,560, net repayment to directors of RM3,230, net repayment to corporate shareholders of RM25,000, and net repayment of lease liabilities of RM11,443.

Off Balance Sheet Arrangements

As of March 31, 2024 and 2025 and September 30, 2025, we had no off-balance sheet financing arrangements.

Contractual Commitments

The Company has the following contractual commitments as of March 31, 2024 and 2025:

	As of March 31,
	2024	2025	2025
	RM	RM	USD
Authorized and contracted for:
Plant and equipment
Fiber-optic infrastructure	-	5,073,338	1,144,706
Less: Payments made	-	(529,375)	(119,444)
	-	4,543,963	1,025,262

The Company has the following contractual commitments as of September 30, 2024 and 2025:

	As of September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD
Authorized and contracted for:
Plant and equipment
Fiber-optic infrastructure	5,073,338	5,073,338	1,205,641
Less: Payments made	-	(567,603)	(134,887)
	-	4,505,735	1,070,754

Fiscal Years Ended March 31, 2024 and 2025

Concentration of Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations, resulting in financial loss to the Company’s credit risk, is primarily attributable to its cash and cash equivalents, trade receivables and other receivables.

As of March 31, 2024 and 2025, the Group had three and two customers that accounted for 60.7% and 90.2% of the Group’s total gross trade receivables in aggregate, respectively. In order to minimize the credit risk, the management has delegated a team responsible for determination of credit limits and credit approvals. Our accounts receivable is short term in nature and the associated risk is minimal. Management conducts credit evaluations on its customers and generally does not require collateral or other security. The Group periodically evaluates the creditworthiness of the existing customers in determining an impairment loss on trade receivables primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Receivables that are individually assessed to be credit impaired at the fiscal year-end relate to customers who are experiencing significant financial difficulty and have defaulted on contractual payments. For receivables where an impairment provision has been recognized, amounts are written off against the provision when there is no reasonable expectation of recovery—generally when the receivable has been outstanding for more than 365 days.

The Group estimates expected credit losses (“ECL”) on trade receivables using a forward-looking approach, based on changes in credit risk and historical loss experience. The loss allowance is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted at the original effective interest rate. This assessment involves a high degree of judgment and estimation. An impairment loss or a reversal of impairment loss may arise if actual future cash flows differ materially from expectations. As of March 31, 2025, an additional loss allowance for ECL of RM15,575 (USD3,514) on trade receivables was required. As of March 31, 2024, a loss allowance for ECL of RM39,512 on trade receivables was required.

Concentration of Customers

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	For the fiscal years ended March 31,
	2024	2025	2025
	RM	RM	USD
Amount of the Group’s revenue by customers
Eaxin	-	4,500,000	1,015,343
MSA	4,092,268	3,221,734	726,926

Other receivables and deposits

ECL of other receivables is determined individually after considering the financial strength of the other receivables. As of the end of each reporting period, the maximum exposure to credit risks is represented by their carrying amounts in the statements of financial position.

Credit risk on deposits mainly arises from refundable security deposits paid to government authorities, which will be received upon completion of fiber-optic infrastructure, thus have low credit risks.

For the fiscal years ended March 31, 2025 and 2024, no allowance for doubtful debts was necessary in respect of other receivables and deposits, as these amounts were neither past due nor impaired. They primarily related to customers that had prior histories of good credit with us, and to security deposits associated with ongoing construction of fiber-optic infrastructure.

Cash and cash equivalents

The cash and cash equivalents are held with banks and financial institutions. For the fiscal years ended March 31, 2025 and 2024, the maximum exposure to credit risk is represented by their carrying amounts in the consolidated statements of financial position. These banks and financial institutions have low credit risks. Hence, a loss allowance is not necessary.

Six-Month Periods Ended September 30, 2025 and 2024

Concentration of Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations, resulting in financial loss to the Company’s credit risk, is primarily attributable to its cash and cash equivalents, trade receivables and other receivables.

As of September 30, 2024 and 2025, the Group had two and three customers that accounted for 75.4% and 88.2% of the Group’s total gross trade receivables in aggregate, respectively. In order to minimize the credit risk, the management has delegated a team responsible for determination of credit limits and credit approvals. Our accounts receivable is short term in nature and the associated risk is minimal. Management conducts credit evaluations on its customers and generally does not require collateral or other security. The Group periodically evaluates the creditworthiness of the existing customers in determining an impairment loss on trade receivables primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Receivables that are individually assessed to be credit impaired at the fiscal year-end relate to customers who are experiencing significant financial difficulty and have defaulted on contractual payments. For receivables where an impairment provision has been recognized, amounts are written off against the provision when there is no reasonable expectation of recovery—generally when the receivable has been outstanding for more than 365 days.

The Group estimates expected credit losses (“ECL”) on trade receivables using a forward-looking approach, based on changes in credit risk and historical loss experience. The loss allowance is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted at the original effective interest rate. This assessment involves a high degree of judgment and estimation. An impairment loss or a reversal of impairment loss may arise if actual future cash flows differ materially from expectations. As of September 30, 2025, no loss allowance for ECL on trade receivables was required. As of September 30, 2024, a loss allowance for ECL of RM39,512 on trade receivables was required.

Concentration of Customers

The following table sets forth a summary of customers who individually represented 10% or more of the Group’s total revenue for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD
Amount of the Group’s revenue by customers
Nexworks Communications Sdn. Bhd.	*	2,523,356	599,657
TTdotCom Sdn. Bhd.	339,829	*	*
Maxis Broadband Sdn. Bhd.	306,946	*	*
MSA Resources Sdn. Bhd.	260,216	*	*
TTdotCom Sdn. Bhd. (GPON)	223,438	*	*

*	Represents percentage less than 10.0%.

Other receivables and deposits

ECL of other receivables is determined individually after considering the financial strength of the other receivables. As at the end of the reporting date, the maximum exposure to credit risks is represented by their carrying amounts in the statements of financial position.

Credit risk on deposits mainly arises from refundable security deposits paid to government authorities which will be received upon completion of fiber-optic infrastructure, thus have low credit risks.

For the six months ended September 30, 2025 and 2024, no expected credit loss allowance was necessary in respect of other receivables and deposits, as these amounts were neither past due nor impaired. They primarily related to customers that had prior histories of good credit with us, and to security deposits associated with ongoing construction of fiber-optic infrastructure.

Cash and cash equivalents

The cash and cash equivalents are held with banks and financial institutions. For the six months ended September 30, 2025 and 2024, the maximum exposure to credit risk is represented by their carrying amounts in the consolidated statements of financial position. These banks and financial institutions have low credit risks. Hence, a loss allowance is not necessary.

INDUSTRY

All the information and data presented in this section have been derived from an industry report commissioned by us prepared by Protégé Associates Sdn. Bhd. (“Protégé Associates”) entitled “Overview and Outlook of the Dark Fiber Network Industry in Malaysia” (the “Protégé Report”) dated May 29, 2025, unless otherwise noted. Protégé Associates has advised us that the statistical and graphical information contained therein and herein is drawn from its database and other sources as indicated. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Overview of the Fiber-Optic Network in Malaysia

The telecommunications network infrastructure is made up of interconnecting nodes connected by a fiber-optic network. These interconnecting nodes transmit data traffic between themselves and form networks. The backbone network is the central infrastructure that interconnects between cities, countries and continents. Within cities, metropolitan area networks receive data traffic from the backbone network and transmit the traffic to residential and commercial customers over last-mile networks. The figure below depicts the fiber-optic network that enables connections between the networks, end-users, and data centers.

Figure 1: The Fiber-Optic Network

Source: Protégé Report

The fiber-optic network allocates bandwidth for data traffic to public and private network applications as follows:

Public Network

●	Provision of bandwidth by the ISP connects end-users to the wider internet. The data traffic to and from end-users is routed through the fiber-optic network connecting the nodes in the backbone and metropolitan area networks, such as ISP routers, satellite ground stations, internet exchange points, and cable landing stations, and ultimately provides internet connectivity to the end-users.

●	Mobile backhaul are links between cellular sites and the mobile network operator’s core networks. Although mobile backhaul connections can be facilitated by wireless signals, fiber-optic cables are generally preferred, as they carry more bandwidth and are less susceptible to interference.

Private Network

●	Private fiber networks are used by large organizations, such as enterprises, government agencies, and universities, for private and secure access to the internet or point-to-point connection (providing a direct and dedicated link between two or more locations).

●	Data center interconnect enables data centers to communicate with each other to pool resources, provides access to cross-regional users, and deploys backup and disaster recovery systems. The interconnect may connect data centers within a metropolitan area or across cities or even countries, referred to as “long-haul interconnect.”

Figure 2: Length of Malaysia’s Public Fiber-Optic Network

Source: Protégé Report

The installation of fiber-optic cables is partly driven by the National Digital Infrastructure Plan, also known as “JENDELA,” which runs from 2020 to 2025, aiming to improve fiber connectivity and mobile broadband speed in the country. By 2023, according to the MCMC, fiber connectivity has reached 8.7 million premises, representing a significant increase from 5.0 million premises in 2020. Meanwhile, the improvement of mobile broadband speed entails upgrading the mobile network to the 4th generation (“4G”) and 5th generation (“5G”), which is supported by the implementation of fiber mobile backhaul. As of December 2024, the Ministry of Communications of Malaysia has reported that 5G coverage in residential areas has reached 82.4%.1 The continued implementation and improvement of the 5G network and expansion of fiber connectivity are expected to drive the growth of the fiber-optic network.

Overview of the Dark Fiber (Fiber Core) Network Industry in Malaysia

The fiber-optic network may be owned and operated by the end-user, an ISP, or a Content Delivery Network (“CDN”) (a distributed network of servers that delivers web content to nearby users through the public network). Alternatively, users of the fiber-optic network may opt for third-party fiber-optic networks provided by carrier-neutral network providers (such as the Company) or wholesale services of an ISP.

The term dark fiber refers to unused (unlit) fiber cores within fiber-optic cables that are not connected to optical transmission devices and therefore do not carry data traffic. However, in the fiber-optic infrastructure industry, dark fiber is generally understood to refer to fiber-optic cables that are leased by a fiber-optic network owner (without providing bandwidth services) to end-users or telecommunications providers (e.g., an ISP and other network service providers), without the provision of equipment, or bandwidth services at either end of the fiber span required for the fiber-optic network to be in service. Dark fiber is typically leased by the number of individual fiber strands, commonly referred to as “cores”, based on the customer’s network requirements. For this reason, dark fiber leasing is also known as fiber core leasing. These dark fiber cores can then be “lit” by the lessee using their transmission equipment. Dark fiber is leased for all network applications across public and private networks. In contrast, lit fiber refers to fiber-optic strands already active and managed by ISPs, carrier neutral network providers, or end-users.

The increasing adoption of dark fiber in Malaysia arises from several factors, specifically:

●	Scalability: Dark fiber provides a scalable solution, allowing users to increase their network capacity as needed without relying on third-party service providers.

1	Bernama (2023). Malaysia’s 5G Coverage Reaches 82.4 Pct, User Adoption Doubles. Bernama. [Online]. 28 February 2025. Available at: https://www.bernama.com/en/news.php/?id=2397739

●	Enhanced control and customization: By leasing dark fiber, users gain full control over their network infrastructure. This enables them to customize the network to meet specific needs, such as implementing unique security protocols, optimizing performance, or integrating specialized equipment.

●	Future-proofing: The scalability, control, and customization offered by dark fiber allow users to upgrade their network infrastructure to adapt to future technological advancements and increasing data demands, providing a foundation for long-term growth and adaptability.

●	Potential cost efficiencies: For users with high bandwidth requirements, dark fiber can be a cost-effective solution in the long run compared to paying for managed services from telecommunications providers.

●	Low latency: Dark fiber enables direct, high-speed connections between locations, reducing latency for users. This is critical for applications such as financial trading, real-time data processing, and telecommunications.

●	Privacy and security: Dark fiber networks can be privately controlled, reducing the risk of data interception or breaches compared to shared public networks. This is particularly critical for sectors such as healthcare, finance, and governmental organizations.

●	Redundancy and reliability: Dark fiber allows users to create redundant network paths, ensuring continuity and reliability in the event of failures or disruptions.

In 2024, the size of the dark fiber network industry was estimated at RM900.9 million, growing by a CAGR of 10.3% from RM671.0 million in 2021, driven by the growth of the 5G network and data centers. The industry is expected to accelerate its growth to a CAGR of 12.0% in the period 2025 to 2029 to reach RM1.59 billion in 2029, driven by the construction of new data centers, which have received a total of approved investment of RM113.80 billion from 2021 to 2024, as well as by the continued rollout of the 5G network and expansion of the fiber-optical network to serve growing internet traffic.

Figure 3: Market Size of the Dark Fiber Network

Source: Protégé Report

Dark fiber is part of the broader telecommunication network infrastructure industry in Malaysia, and it was established to support the capital requirements of ISPs that are seeking to improve their capital efficiency. ISPs lease dark fiber for connections to customer premises, backbone, metropolitan area network (MAN) connectivity, and mobile backhaul. ISPs are increasingly opting to lease fixed assets rather than acquiring them outright. Lease payments (primarily for long-term leases of telecommunication network assets, as well as for land, buildings, and other leased assets) constitute an increasing share of the total fixed assets expenditure (generally being the sum of lease payments and capital expenditures) of ISPs. Their collective share of lease payments over total fixed asset expenditures is measured at 24.9% in 2024, an increase from 23.7% in 2020, as depicted in the figure below.

Figure 4: Breakdown of ISP Fixed Asset Expenditures

Source: Protégé Report

In private networks, there is a rapidly growing demand for dark fiber by data centers for data center interconnect and connecting to the internet through peering points such as an internet exchange point. A peering point is a location that facilitates the exchange of traffic between network operators. Dark fiber provides end-users, including data centers, with complete control over the network design, whereas lit fiber has network designs standardized by the ISP or carrier-neutral network access provider. Although dark fiber is leased for all network applications, its customizability provides unique benefits to private network applications, including scalability, security, cost effectiveness and greater control over latency and speed. Dark fiber also provides additional physical redundancy for data centers, should they experience disruptions to their primary connectivity provided by their ISP.

Dark fiber networks can span from a few kilometers to thousands of kilometers and can be distinguished between long-haul and short-haul networks. In Malaysia, long-haul dark fiber networks connect between different cities or connect between cities, cable landing stations, and major peering points, facilitating high-capacity transmission over long distances. On the other hand, short-haul dark fiber networks tend to be confined within a metropolitan area and may serve customers who require fiber-optic connections to peering points for direct and private access to the internet, cloud providers, or between campuses, office buildings, and cellular sites. For instance, dark fiber can be used to link financial institutions or government agencies to transmit sensitive data. In particular, dark fiber is gaining increasingly widespread usage by data centers in Malaysia, as they require substantial amounts of bandwidth (up to a few terabytes per second for hyperscale data centers) to enable data center interconnects and connections to peering points. For instance, there are dark fiber networks that primarily serve data centers, providing short-haul connections within a city (e.g., Kulai), long-haul connections between different cities (e.g., Kulai-Johor Bahru), and cross-border connections (e.g., Johor Bahru-Singapore).

Competitive Landscape

In Malaysia, dark fiber network providers must obtain a NFP license from the MCMC. As of May 2025, there were 266 registered NFPs, which include both fixed network operators and carrier-neutral network providers. Fixed network operators (which refers to the ISPs who own the physical infrastructure of fixed broadband networks) such as Telekom Malaysia Berhad and Time dotcom Berhad dominate the fiber-optic network, as they have made decades of investment in fixed broadband network infrastructure. In contrast, carrier-neutral network providers (which refers to network providers who are independent of ISPs) have a more limited but growing fiber footprint, with notable providers including Neutrans Malaysia, Fiberail Sdn. Bhd., Touch Mindscape Sdn. Bhd., Seax Malaysia Sdn. Bhd., and Xenith IG Malaysia Sdn. Bhd.

Most dark fiber networks available to customers are provided by carrier-neutral network providers, as fixed network operators prefer to offer transmission services rather than dark fiber. As such, a dark fiber network is a competing service to various types of transmission services, including end-to-end transmission service, wholesale local leased circuit service, and trunk transmission service. Nevertheless, customers of dark fibers typically require control of their network which is best satisfied by dark fiber network services. Furthermore, dark fiber is favored for very high-bandwidth applications, including managing the rapidly growing internet traffic, 5G mobile backhaul, and data center bandwidth demands. These factors mitigate the competition between dark fiber networks and transmission services.

Neutrans Malaysia has a first-mover advantage in Cyberjaya, benefiting from wayleave rights, customer relationships, and economies of scale that create high entry barriers for new players. However, competition to expand dark fiber access to underserved areas is intensifying, as both new and established providers invest in network expansion to capture the growing demand from data centers, a sector that has seen significant growth since 2021.

Key Industry Drivers

Growth of Data Centers

Malaysia is a preferred destination for data center investments within Southeast Asia due to its lower land cost (compared to Singapore), reliable and affordable water and electricity supply, friendly relations with major economic powers, and strong government support in the form of tax incentives. Data centers in Malaysia may qualify for the Malaysian Digital Status and the Digital Ecosystem Acceleration Scheme, both of which provide reduced tax rates and an investment tax allowance to companies with data center activities.

From 2021 to 2024, the Malaysian Investment Development Authority reported a total of approved investments into data centers of RM113.80 billion. The investments into data centers were driven by technology companies, such as Microsoft Corporation, Amazon Web Services, Inc, Alphabet Inc, and ByteDance Limited, delivering OTT content (video streaming), cloud services, and artificial intelligence services, as well as data center companies such as NTT Ltd and Equinix, Inc who, which entities lease capacity to data center users.

In particular, there is a rapid increase in demand for cloud services providing access to vast, scalable computing, storage, and networking resources hosted in data centers. According to Protégé Associates, the top five cloud providers (Amazon.com Inc., Microsoft Corporation, Alphabet Inc., Alibaba Group Holding Limited, and Oracle Corporation) control more than 50% of the global cloud revenue and grew their cloud revenue by a significant CAGR of 27.5%, reaching USD238.88 billion in 2023 from USD70.85 billion in 2018. The rapid growth is attributed to significant demand from global enterprises who increasingly move workloads to the cloud and acquire data processing power to manage big data, as well as artificial intelligence training and inference (i.e., application of trained artificial intelligence models to process new data) operations. In particular, the sudden surge in artificial intelligence investments by technology companies such as Alphabet Inc., Microsoft Corporation, and Meta Platforms, Inc. has spurred significant demand for cloud computing, as considerable computing power and volumes of data are required for artificial intelligence operations.

According to Knight Frank Malaysia, in 2024, it is estimated that 54 data centers were operational in Malaysia, concentrated in the state of Johor (12 locations) and the Klang Valley region (37 locations). 2 The data center hubs in Malaysia are located in Cyberjaya, Bukit Jalil, and the Kuala Lumpur Central Business District within the Klang Valley region, and in Kulai, Iskandar Puteri, and Johor Bahru within Johor. The dark fiber network in Malaysia is expected to continue expanding to connect all the data center hubs, including short-haul networks within the different cities or long-haul connections across cities and states, where data centers are concentrated. These dark fiber networks will allow them to scale their bandwidth requirements according to their needs and maintain a high level of control over the network performance and security.

Growth in Internet Traffic

According to the International Telecommunication Union, the Asia-Pacific region has the highest share of global internet traffic, recorded at 52.5% in 2024, where it recorded 3,273 exabytes of internet traffic, representing a CAGR of 26.9% since 2019 (1,146 exabytes).3 Meanwhile, the MCMC reported that Malaysia has recorded a total of 29.3 exabytes of internet traffic in 2024, representing a CAGR of 22.2% since 2019 (10.8 exabytes). Of the total, 41.4% and 13.2% of internet traffic in Malaysia were related to OTT and social media content consumption, respectively, underscoring their significance as key drivers of internet traffic. 4

2	Knight Frank Malaysia (2024). Data Centre Research Report MALAYSIA. Knight Frank Malaysia. [Online]. Available at: https://www.knightfrank.de/en/research/malaysia-data-centre-research-report-2024-11793.aspx

3	Global and Regional ICT Data (2024). [Online]. International Telecommunication Union. Available at: https://www.itu.int/en/ITU-D/Statistics/Pages/stat/default.aspx

4	Communications and Multimedia: Pocket Book of Statistics (2024). [Online]. Malaysian Communications and Multimedia Commission. Available at: https://www.mcmc.gov.my/en/resources/statistics/communications-and-multimedia-pocket-book-of-stati

The rapid growth in internet traffic, driven by internet activities such as consumption of social media and OTT content, requires significant upgrades to the internet infrastructure to handle the large amounts of data in order to deliver content to end-users at low latencies. This challenge is met by internet content providers who establish content delivery networks, which are a group of servers geographically distributed in different regions to deliver internet content to users around the world. Such servers are hosted by data centers, which require data center interconnect and connection to peering points served by dark fibers capable of handling the large bandwidth and low latency requirements. As a data center hub, Malaysia can provide the internet connectivity required to meet the growing internet traffic locally and around the neighboring region.

Additionally, the growth in internet traffic also requires upgrades to the backbone network, which involve investing in high-capacity long-haul connectivity between nodes such as cable landing stations and peering points, presenting opportunities for the dark fiber industry. Long-haul dark fiber offers a strategic solution, enabling ISPs to scale their backbone capacity flexibly and cost-effectively to accommodate the ever-increasing demands of internet traffic. As dark fiber provides them control over the network infrastructure, they can deploy advanced optical technologies such as Dense Wavelength Division Multiplexing to further improve transmission speed and latency to accommodate the growing internet traffic.

Demand for high-speed internet is also increasingly served by satellite-based ISPs other than fixed and mobile broadband providers. Satellite internet requires ground stations to connect satellites in the orbit to terrestrial internet infrastructure. These stations rely on fiber-optic network to connect to the backbone network, enabling data traffic exchange with the wider internet. This presents opportunities for the dark fiber industry to provide connectivity for satellite internet, as it requires low latency and high-speed data transfer between satellites and the wider internet. Starlink Services, LLC has begun providing satellite broadband services in Malaysia in 2023 and has established ground stations in the country. The provision of satellite internet, which is suited for rural and geographically isolated areas lacking reliable internet connectivity, is in line with the JENDELA plan, which also seeks to improve rural connectivity to the internet. The dark fiber network industry is expected to benefit from this development as satellite internet penetration increases in Malaysia.

Implementation of the 5G network

5G networks require significant mobile backhaul capacity, as they manage significantly more bandwidth than 4G networks. Fiber mobile backhaul is essential to meet the higher bandwidth demand, although its deployment incurs higher capital expenditures compared to wireless mobile backhaul. To minimize their capital requirements, 5G network operators may adopt dark fiber as an asset-light alternative. Dark fiber also allows them to outsource the operation and maintenance of the fiber mobile backhaul networks.

Malaysia operates a dual wholesale network model for 5G networks, where two network operators have exclusive use of the 5G spectrum. Presently, Digital Nasional Berhad is the sole operator with an active 5G network deployed in Malaysia. In 2024, Malaysia appointed U Mobile Sdn. Bhd. as the second 5G network operator. This development benefits the dark fiber network industry, as the overall capital expenditure required to build 5G networks will increase.

Data usage on 5G networks is expected to increase in the long run as it enables new applications that require wireless connections at low latencies and high bandwidth. These applications include ultra-high-definition streaming, Internet of Things, virtual reality, and smart factories. Consequently, the utilization of fiber mobile backhaul is also expected to rise in tandem to accommodate the transmission of data.

Government Support for the Digital Economy

The Malaysian Government has committed to developing the digital economy in Malaysia, which was worth RM427.70 billion in 2023, contributing to 23.5% of domestic GDP. This represents a CAGR of 10.2% from RM290.00 billion in 2019 (19.2% of domestic GDP). The digital economy is significant to the growth of the dark fiber network industry as it encompasses activities that generate demand for fiber connectivity, such as e-commerce, telecommunication services, online content and media, and other goods and services related to information and communication technology. The Malaysian Government has outlined a long-term roadmap for the digital economy under the Malaysian Digital Blueprint, published in 2020, and the Twelfth Malaysian Plan, dated July 16, 2021. These long-term plans seek to achieve nationwide broadband coverage, increase digital adoption by the private and public sector, increase data sharing and analytics, and equip the workforce with digital skills, among other targeted outcomes. Initiatives undertaken by the Malaysian government to drive the digital economy forward include: (i) tax incentives offered under the Malaysia Digital Services Incentive and the Global Services Hub Incentive 3.0 to stimulate the establishment of digital companies and global services hubs in the country; (ii) grants offered under the Digital Ecosystem Acceleration Scheme and the Micro, Small and Medium Enterprise Digital Grant to support digital startups and adoption; and (iii) the incorporation of the MyDIGITAL Corporation to implement the Malaysia Digital Economy Blueprint, which outlines a number of strategic steps to develop the country’s digital economy.

Outlook Of the Dark Fiber Network Industry in Malaysia

The Malaysian dark fiber network industry is poised for robust growth in the coming years. It is projected to grow at a CAGR of 12.0% in the period from 2025 to 2029 to reach RM1.58 billion, driven by the growth in cloud computing, growing internet traffic in Malaysia and its neighboring region, implementation of the 5G network in Malaysia, and government support for the digital economy. The increasing demand for cloud computing services is a significant driver of the dark fiber industry, as it fuels the need for data centers to host cloud servers that support the growing demand from enterprises and artificial intelligence related operations. The surge in internet traffic, fueled by OTT content and social media consumption, further necessitates investment in high-capacity long-haul connectivity, creating opportunities for dark fiber providers. Furthermore, the ongoing implementation of the 5G network, with its reliance on fiber mobile backhaul, drives significant demand for dark fiber.

The Malaysian government’s commitment to developing the digital economy through initiatives outlined in the Malaysian Digital Blueprint and the Twelfth Malaysian Plan provide a supportive environment for the dark fiber industry. The government’s focus on expanding broadband coverage, promoting digital adoption, and encouraging a digitally skilled workforce will expand the digital economy, further creating demand for fiber connectivity.

BUSINESS

Overview

We are a fiber-optic infrastructure provider based in Cyberjaya, Malaysia, offering internet connection solutions through four business units: fiber core leasing, fiber duct sales, IRU Agreements, and operation and maintenance services. Our products and services support high-bandwidth applications such as internet connection, data center interconnection, enterprise networking, and trunk connectivity. Our primary sources of revenue for the last two fiscal years come from leasing income from fiber core (which is also referred to as “dark fiber” when unlit) and non-recurring revenue from fiber duct sales. For the fiscal years ended March 31, 2025 and 2024, revenue from fiber core leasing and fiber duct sales, collectively, contributed approximately 94.1% and 84.9% of our total revenue, respectively. For the six months ended September 30, 2025 and 2024, revenue from fiber core leasing and fiber duct sales, collectively, contributed approximately 89.8% and 83.8% of our total revenue, respectively.

Leveraging our NFP license and NSP license, which licenses authorize us to own, lease, and install fiber-optic infrastructure, we own and operate approximately 80 kilometers of fiber ducts in Cyberjaya. Our goal is to become Malaysia’s leading neutral fiber-optic infrastructure provider by continuing to expand our network and customer base. See “—Our Business” and “—Established Technology Advantage and a Closed-Loop Product Portfolio to Capture Market Growth.”

For the fiscal years ended March 31, 2025 and 2024, we generated revenue of RM11,666,991 (US$2,632,444) and RM7,286,585 (US$1,644,085), respectively. For the fiscal years ended March 31, 2025 and 2024, our net income was RM6,143,889 (US$1,386,257) and RM1,949,668 (US$439,907), respectively. For the six months ended September 30, 2025 and 2024, we generated revenue of RM5,696,208 (US$1,353,662) and RM1,892,396, respectively. Over the same periods, our net income was RM2,095,898 (US498,074) and RM477,213, respectively.

Our Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Strategic Location and Regional Advantage

Our principal operational location is Cyberjaya, Malaysia. Home to 11 data centers, Cyberjaya is the core of Malaysia’s Multimedia Super Corridor Special Economic Zone. Since 1996, the Malaysian government has invested substantially in Cyberjaya to transform it into a smart city supported by cutting-edge technological infrastructure. In this high-tech urban setting, the demand for reliable internet connection is strong, creating attractive growth opportunities for us to expand our customer base and increase our market presence.

Our Offerings Aligned with Key Technological Trends

Satellite internet services have been emerging in recent years. See “Industry.” Many countries are actively promoting the development of satellite internet services, as they can connect remote areas and address the growing demand for high-speed connectivity. Upgrading to satellite internet often requires dark fiber as a core material. As a provider of dark fiber and fiber core leasing services, we believe we are strategically positioned to align with this technological trend and are well-equipped for sustained growth and development.

Established Technology Advantage and a Closed-Loop Product Portfolio to Capture Market Growth

We have achieved the following milestones through our decade of operations in Cyberjaya:

●	As informed by local authorities, we are one of the six providers authorized by the Sepang City Council to install fiber-optic infrastructure in Cyberjaya, and we hold a permanent wayleave from such council that exempts us from the Selangor State fiber-optic installation approval process, which approval process would otherwise typically take at least six months;

●	We are a dark fiber provider and an active operator in network connectivity throughout Cyberjaya; and

●	We have approximately 80 kilometers of fiber ducts in Cyberjaya and have already established a strong presence in the market where we operate.

Our ability to rapidly construct fiber ducts, combined with our extensive existing duct infrastructure, provides us with a first-mover advantage and enables us to expand more quickly than our competitors.

As of the date of this prospectus, we have accumulated 10 years of operating experience in Malaysia’s fiber-optic infrastructure industry. We hold both an NFP license and an NSP license. In Malaysia, entities that lease physical network infrastructure such as fiber cores and dark fiber must obtain an NFP license, while those that offer connectivity or bandwidth services must hold an NSP license. These licenses are issued only to qualified carriers through a rigorous regulatory review process. See also “Regulations.”

Given our existing infrastructure footprint and regulatory approvals, we believe the barriers to entry in our sector are significant. New entrants would face substantial capital requirements, long lead times, and licensing hurdles to build comparable assets and capabilities.

Seasoned Team in Fiber-optic Infrastructure Industry

Our management team is composed of experienced and dedicated professionals. Our CEO, Director, and Chairman of the Board, Dr. Mohamed bin Awang Lah—founder of Jaring Communications Sdn. Bhd., a major telecommunications service provider in Malaysia—brings to our Company over 30 years of experience in the fiber-optic infrastructure industry, along with valuable industry relationships and scientific expertise. Our CFO, Mr. Jamaludin bin Mohd Nor, previously held several senior financial positions, including serving as General Manager of Finance at Prolintas Group, before joining our Company. Together, our leadership team combines extensive industrial knowledge and operational experience, which we believe will position the Company for sustainable growth and long-term success.

Growth Strategies

We intend to develop our business and strengthen our brand loyalty by implementing the following strategies:

Expand Geographic Reach

We aim to expand into underserved and emerging markets across Malaysia, particularly in rural areas where high-speed internet access remains limited, such as Petaling Jaya City, Elmina City, and Nilai. As part of this strategy, we completed network extensions in 2025 by building fiber ducts north to Bukit Jalil and south to Kota Warisan, both of which are high-demand areas that include residential communities and institutions such as Xiamen University Malaysia. We plan to further extend our footprint by building more fiber ducts over the next five years with a focus on Kuala Lumpur, Petaling Jaya, and Shah Alam. See also “Use of Proceeds.”

Attract and Retain a Talented and Professional Workforce

We attribute our success to our ability to hire, develop, motivate, and retain skilled professionals. We expect to continue to recruit and retain our employees, emphasizing the development of their industry knowledge. We also anticipate maintaining a competitive compensation structure and offering internal promotion opportunities to foster creativity, loyalty, job satisfaction, and team cohesion.

Establish Strategic Partnerships and Alliances

We plan to form partnerships with other telecommunication companies, ISPs, and technology firms, to enhance our service portfolio, unlock new revenue streams, and share resources and expertise. We intend to collaborate with major telecommunication service providers seeking entry into Cyberjaya’s market and with highway concessionaires looking to diversify revenue through non-toll sources. To this end, we have been engaged in ongoing discussions with major telecommunication providers in Malaysia and with highway concessionaires.

Our Business

We currently generate revenue from the following sources:

●	Fiber Core Leasing: We generate revenue from fiber core leasing by charging customers recurring fees based on the number of fiber cores leased and the length of the fiber route. The pricing is typically calculated on a per core, per kilometer, per month or annual basis. See “—Fiber Core Leasing.”

●	Fiber Duct Sales: We generate revenue by selling our fiber ducts on demand, with pricing determined based on the fiber ducts’ location and capacity. See “—Fiber Duct Sales.”

●	IRU Agreements: We generate revenue from IRU Agreements, which grant customers long-term, irrevocable rights to use fiber cores. IRU fees are typically paid upfront and cover periods of 10 years or longer. The IRU Agreement value varies based on fiber route length, number of cores, and term, and generally ranges from RM0.1 million (approximately US$24,000) to RM15 million (approximately US$3.6 million) per agreement. See “—IRU Agreements.”

●	Operation and Maintenance: We provide operation and maintenance services in connection with IRU Agreements. These services include remote monitoring, fault response, and regular maintenance of the leased fiber routes. The service fees are bundled with an IRU Agreement and calculated as 3% or more of the total IRU Agreement value. Fees are billed on a monthly basis over the term of the IRU agreement. See “—Operation and Maintenance.”

Fiber Core Leasing

A fiber core, also referred to as “dark fiber” when it is unlit, installed underground, and not currently in use, is a single strand within a fiber-optic cable that transmits data via light signals. Each fiber-optic cable contains multiple fiber cores, commonly up to around 1,000 per cable, and is housed within underground fiber ducts.

We engage third-party contractors to construct fiber ducts as part of our long-term network infrastructure strategy. This strategy is guided by capacity planning: rather than waiting to secure lease orders, we proactively construct fiber ducts in advance to ensure timely availability when market demand arises. We believe the rising demand for internet connectivity in Malaysia, especially in Cyberjaya, aligns well with this approach. See “Industry.” Whether we install fiber-optic cables immediately after duct construction depends on our business objectives and anticipated customer needs. In cases where the duct is built purely for future demand, we may leave it unlit and cable-free, initially. However, if the duct is intended for imminent fiber core leasing, we typically install fiber-optic cables and commission the cores through our contractors shortly after the duct construction is completed.

We lease fiber cores to our customers and allow multiple customers to utilize our infrastructure concurrently. We operate under a neutral model; meaning we do not offer bandwidth or managed internet services directly to end users. Instead, we focus exclusively on fiber core leasing, ensuring that we do not compete with our customers, who typically provide such services to end users. See “—Customers.” Purchasing fiber-optic infrastructure outright can be extremely expensive; our rental services aim to help customers fulfill their internet connectivity needs at a lower cost.

Fiber core leasing fees are calculated based on the number of fiber cores leased and the length of the route, on a “per core, per kilometer, per month or annual” basis. The pricing structure differs between leases within Cyberjaya and those outside of it. Within Cyberjaya, we charge a fixed monthly rate of approximately RM3,000 ($730) per pair of cores, regardless of route distance. In addition to the recurring lease fee, we charge a one-time setup fee starting from approximately RM5,000 ($1,200) for each link—defined as the physical fiber connection between two endpoints. Outside Cyberjaya, the pricing follows a distance-based model. We charge approximately RM5,000 ($1,200) per kilometer per core per month. The one-time setup fee for these routes is typically higher than for intra-Cyberjaya links, due to the greater deployment effort involved. Currently, most of our fiber core leasing revenue is derived from within Cyberjaya. However, with the expected completion of our inter-city fiber link between Cyberjaya and Kuala Lumpur, we anticipate that revenue from outside Cyberjaya will contribute materially to our fiber core leasing revenue. Specifically, as of the date of this prospectus, we have received eight client inquiries covering connectivity for 182 fiber cores to Technology Park Malaysia (“TPM”) and AIMS Kuala Lumpur. We anticipate that, once finalized, these potential orders may provide a significant new source of fiber core leasing revenue from outside Cyberjaya. To complete the inter-city fiber link, we have taken the following measures: (i) appointed YOFC International (Malaysia) Sdn. Bhd. as the contractor to construct the fiber-optic infrastructure along this route; (ii) obtained wayleave approval from the Kuala Lumpur City Hall; and (iii) completed 90% of the required mapping.

As of the date of this prospectus, the construction of the link is approximately halfway completed, with the physical fiber-optic infrastructure having reached TPM, the mid-point between Cyberjaya and Kuala Lumpur. We anticipate completing the fiber-optic infrastructure to Kuala Lumpur by December 2027 due to a temporary construction ban imposed by Kuala Lumpur City Hall within certain areas of the city for 12 months commencing March 1, 2026. See also “Use of Proceeds” and “—Growth Strategies—Expanding Geographic Reach.”

Our fiber core leasing customers are primarily ISPs. See also “—Customers.” These ISPs lease fiber cores from us either to support their own network infrastructure or to deliver bandwidth services to their end users. We generally collect lease payments on a monthly basis, with wire transfer as the standard method of payment. The leasing process begins with the execution of a service order form, which specifies the customer’s desired configuration, including the number of fiber cores, route distance, and expected ready-for-service date. A service order form generally serves as the primary agreement between us and the customer for such leases. Lease durations are determined by customers based on their operational needs and generally range from one to five years. Although customers may terminate early, such terminations are subject to penalties set forth in the service order form. Most of our customers are long-term customers. As of the date of this prospectus, approximately 80% of our fiber core leasing customers have renewed or extended their leases upon the expiration thereof.

The deployment of ducts, fiber-optic cables, and fiber cores is carried out by third-party contractors, who serve as our suppliers. See also “—Suppliers.” We select these contractors based on their financial standing and their ability to complete actual construction works. We do not enter into long-term supply agreements; instead, we issue project-specific purchase orders. Once construction is complete, our internal inspection team conducts end-to-end testing, including optical time domain reflectometer testing, to verify construction integrity before the ducts, cables, and fiber cores are accepted and placed into service. As of the date of this prospectus, our internal inspection team comprises three personnel. While we verify the integrity of each deployed segment prior to commissioning, we do not currently provide service-level guarantees such as minimum uptime or latency thresholds. However, we engage a third-party surveillance team, who perform routine physical inspections along our fiber routes to prevent and mitigate disruptions. In the future, we plan to implement of a fiber monitoring system that will automatically detect faults or signal losses in real time.

As each fiber-optic cable contains a high number of fiber cores, we believe that we currently maintain enough leasing capacity across our deployed network. This allows us to support additional leasing customers without requiring immediate infrastructure expansion. For customers seeking longer-term commitments, we also offer IRU Agreements. See “—IRU Agreements” for further details.

For the fiscal years ended March 31, 2025 and 2024, we generated revenue of RM3,277,314 and RM2,128,577 from fiber core leasing, which accounted for 28.1% and 29.2% of our total revenue in the respective fiscal year. For the six months ended September 30, 2025 and 2024, we generated revenue of RM2,617,410 and RM1,346,222 from fiber core leasing, which accounted for 45.9% and 71.2% of our total revenue in the respective period.

Fiber Duct Sales

Since our inception, we have been constructing ducts primarily for our own use to support current and future deployments of fiber-optic cables for our fiber core leasing business. These ducts are typically built with excess capacity in anticipation of long-term demand. See also “—Fiber Core Leasing.” During construction, certain customers may approach us and express interest in purchasing ducts.

For the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, we completed two such fiber duct sale transactions with two third-party telecommunications service providers:

(i) On August 18, 2023, MSA issued a Letter of Award (“LOA”) to Neutrans Malaysia for a fiber infrastructure project consisting of two packages: Package A, referred to as “Cyberjaya Connectivity,” which involves civil works at specified manhole locations in Cyberjaya connecting to certain data centers; and Package B, referred to as “AIMS Cyberjaya—TPM—AIMS Kuala Lumpur,” which involves route construction from the AIMS Cyberjaya data center to TPM and onward to the AIMS Kuala Lumpur data center.

The LOA provides for a total agreement value of RM19.92 million, comprising RM12.0 million for civil works and RM7.92 million for operation and maintenance services over a 25-year term. The LOA set forth the principal commercial terms of the engagement, while purchase orders were used as the operative instruments for implementation, with the purchase order for the civil works (Part A) issued immediately upon signing of the LOA, and purchase orders for the operation and maintenance services (Part B) to be issued annually during the service period.

Payments for the civil works were structured in stages: (i) RM2.76 million (23%) as an advance payment upon LOA signing; (ii) RM1.3 million (11%) upon completion of Package A; (iii) RM1.2 million (10%) upon receipt of local authority approvals; and (iv) the remaining RM6.74 million (56%) through monthly progress payments based on actual work performed. For the operation and maintenance services, Neutrans Malaysia is entitled to an annual fee of RM360,000, commencing in the fourth year of the agreement (with annual payments waived for the first three years), payable in advance upon invoicing.

The LOA provides that either party may terminate in the event of a material breach or failure to perform, subject to customary notice and cure provisions. On the same date, MSA issued a purchase order to Neutrans Malaysia in an amount of RM12.0 million for the civil works. The purchase order provides that work shall commence upon receipt of the advance payment and be completed within 21 days thereafter. As of the date of this prospectus, we have completed 100% of Package A and approximately 40% of Package B.

(ii) On March 21, 2025, Neutrans Malaysia, as the service provider, entered into a sale and purchase agreement with Eaxin, as the customer, effective as of March 1, 2025. Under this agreement, Eaxin will purchase and lease one fiber duct, approximately 17.69 kilometers in length, running from AIMS Magicbox (AIMS Cyberjaya) to Taman Teknologi MRANTI Park in Kuala Lumpur. Neutrans Malaysia will provide operation and maintenance services for such fiber duct.

The total set-up fee was RM4.5 million, payable in stages: RM200,000 upon signing, with progress payments of RM300,000 each month from April 2025 to September 2025, RM500,000 in October 2025 and RM1 million each month in November and December 2025.

In addition, Eaxin will pay an annual operation and maintenance fee of RM135,000 for a term of 25 years. The operation and maintenance fee will commence from the date of final acceptance, with the first three years waived and payments beginning in the fourth year. Invoices will be issued annually in advance, covering a 12-month period. Termination is generally not permitted before the end of the term, except in cases of any breach not cured within 30 days after notice, or if the services become unlawful under Malaysian law or a party’s license is suspended, revoked, or terminated.

Revenue of RM7,700,202 (US$1,737,410) and RM4,060,000 was recognized upon the non-recurring delivery of the fiber ducts for the fiscal years ended March 31, 2025 and 2024, respectively, representing 66.0% and 55.7% of our total revenue for the respective fiscal years. Revenue of RM2,500,000 (US$594,106) and RM238,684 was recognized upon the non-recurring delivery of the fiber ducts for the six months ended September 30, 2025 and 2024 respectively, representing 43.9% and 12.6% of our total revenue for the respective fiscal periods. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations.”

As of the date of this prospectus, these fiber duct sale transactions have not impacted our fiber core leasing business, as each fiber duct can accommodate multiple cores and we have retained sufficient duct and core inventory to meet projected future demand. While fiber core leasing remains our primary business, we may selectively pursue similar non-recurring fiber duct sales in the future, where commercially feasible.

IRU Agreements

An IRU Agreement is a long-term alternative to our fiber core leasing agreement. It is an irrevocable contractual arrangement under which a customer receives exclusive usage rights over fiber cores for a fixed term. We enter into IRU Agreements with customers who are typically large-scale ISPs seeking long-term certainty and exclusivity. These agreements specify the fiber route, number of cores, contract duration, and payment structure. The upfront payment per each IRU Agreement may range from RM0.1 million ($24,000) to RM15 million ($3.6 million), depending upon the length of the term and scope of deployment. Such upfront payment is used to secure customers’ exclusive long-term right to use the fiber cores and is usually paid upon the execution of the IRU Agreement. In addition to the upfront payment, we charge an operation and maintenance fee, typically starting at 3% of the total IRU Agreement fees. This fee covers ongoing costs for services such as repairs and technical support. See also “—Operation and Maintenance.”

We enter into IRU Agreements when they are determined to be commercially viable. The typical duration for an IRU Agreement is 10 to 25 years. Once executed, the IRU Agreement is non-cancellable by either party unless contractually specified conditions are breached. Customers are typically prohibited from transferring or sublicensing access to third-parties without our prior written consent. The IRU Agreements also define responsibilities relating to network access, maintenance obligations, invoicing and dispute resolution, and post-termination handover procedures.

For the fiscal years ended March 31, 2025 and 2024, we generated revenue of RM413,775 ($93,361) and RM337,602 from IRU Agreements, which accounted for 3.5% and 4.6% of our total revenue for the respective fiscal year. For the six months ended September 30, 2025 and 2024, we generated revenue of RM283,832 ($67,451) and RM189,709 from IRU Agreements, which accounted for 5.0% and 10.0% of our total revenue for the respective period.

Operation and Maintenance

We provide operation and maintenance services to customers pursuant to IRU Agreements. In addition, we have also provided such services to a customer pursuant to a fiber duct sales transaction. See “—Fiber Duct Sales.”

The service fees for operation and maintenance services are bundled as part of the IRU Agreement and are calculated as a percentage of the total agreement value, typically starting from 3%. This total operation and maintenance fee is allocated over the IRU term and billed on a monthly basis, beginning from the fiber core ready-for-service date and continuing until the end of the IRU Agreement period. All operation and maintenance activities are performed by third-party service providers. We issue individual service orders to external service providers on a project-specific basis. We do not maintain exclusive or long-term contracts with any particular service provider.

For the fiscal years ended March 31, 2025 and 2024, we generated revenue of RM275,700 and RM760,406 from operation and maintenance services, respectively, which accounted for 2.4% and 10.5% of our total revenue for the respective fiscal year. For the six months ended September 30, 2025 and 2024, we generated revenue of RM294,966 and RM117,781 from operation and maintenance services, respectively, which accounted for 5.2% and 6.2% of our total revenue for respective period.

Customers

We adopt a neutral policy and a business-to-business, or B2B-only, policy. Under the neutral policy, we provide our infrastructure and services without favoring any specific customer. All customers are treated equally and served under standard terms and conditions of service, regardless of their business size or tier. This approach enables us to maintain a large customer base, protect our reputation, and assure them that their best interests are well taken care of. To avoid conflicts of interest, we also implement a B2B-only policy, committing not to offer retail services to end-users, as such end-users are typically served by our customers.

Our customers are ISPs and telecommunications infrastructure providers. Significant customers are those accounting for greater than 10% of our total sales. Our significant customers for the fiscal years ended March 31, 2025 and 2024 and the six months ended September 30, 2025 and 2024 are listed in the table below:

	March 31,	March 31,	March 31,	September 30,	September 30,	September 30,
	2024	2025	2025	2024	2025	2025
	RM	RM	USD	RM	RM	USD
Eaxin	-	4,500,000	1,015,343	-	-	-
MSA	4,092,268	3,221,734	726,926	260,216	-	-
TT Dotcom Sdn. Bhd.	-	-	-	339,829	-	-
Maxis Broadband Sdn. Bhd.	-	-	-	306,946	-	-
TT Dotcom Sdn. Bhd. (GPON)	-	-	-	223,438	-	-
Nexworks	-	-	-	-	2,523,356	599,657

Suppliers

Our suppliers are fiber-optic infrastructure installation contractors and third-party operation and maintenance services providers. When selecting suppliers, we take into account factors such as their reputation and reliability. We do not maintain long-term relationships with suppliers. Instead, we engage them on a case-by-case basis. As a consequence, our suppliers may unilaterally terminate their relationship with us at any time. Suppliers who individually represented more than 10% of our total purchases for the fiscal years ended March 31, 2025 and 2024, and the six months ended September 30, 2025 and 2024 are listed in the table below.

	March 31,	March 31,	March 31,	September 30,	September 30,	September 30,
	2024	2025	2025	2024	2025	2025
	RM	RM	USD	RM	RM	USD
MSA	2,000,000	-	-	-	-	-
YOFC International (Malaysia) Sdn. Bhd.	-	434,672	98,076	26,672	144,891	34,454
Equinix Malaysia Sdn. Bhd.	-	-	-	25,417	-	-
Khairul Syawaludin Mohd Jalil	-	-	-	30,000	-	-
TT Dotcom Sdn. Bhd.	-	-	-	58,200	-	-
Light Source Enterprise	-	-	-	-	118,700	28,208
NTT Global Data Centres CBJ1 Sdn. Bhd.	-	-	-	-	67,050	15,934

Raw materials used in building fiber-optic infrastructure include fiber-optic cables, ducts, manholes, and related accessories. These materials collectively account for approximately 25% of the total fiber-optic infrastructure cost, while the remaining 75% is primarily attributable to labor.

Our fiber-optic infrastructure installation contractors provide one-stop services, covering the entire process, from sourcing to construction and installation. They typically source fiber-optic cables from the PRC and procure ducts, manholes, and other accessories in Malaysia. For the fiscal years ended March 31, 2025 and 2024, and the six months ended September 30, 2025 and 2024, we did not experience any material volatility in the cost of raw materials used in our fiber-optic infrastructure projects. However, recent changes in U.S. tariff policies, which impacts tariffs on goods from the PRC, may reduce China’s fiber-optic exports to the U.S., which could have an adverse impact on the cost of such goods available to other markets, including Malaysia. See also “Risk Factors—Risks Related to Our Business and Industry—Recent changes in the U.S. tariff policies may adversely affect our business, financial condition, and results of operations.”

Intellectual Property

As of the date of this prospectus, we have registered:

(i)	one trademark; and

(ii)	one domain name, namely myneutrans.com.

As of the date of this prospectus, we do not have any pending intellectual property applications in Malaysia. We may consider filing such applications in the future if warranted by our business development. We do not anticipate that our operations will be dependent on any such applications.

Sales and Marketing

Our primary marketing strategy is to sponsor industry seminars and conferences, with a particular focus on those seminars and conferences attended by local councils and municipal decision-makers. These events provide opportunities to build brand awareness, demonstrate leadership, and establish relationships with potential customers and regulatory bodies. Currently, our primary approach involves sponsoring third-party seminars that align with our business interests. We plan to hold our own seminars in the future.

As of the date of this prospectus, we do not conduct any other sales activities. Most of our customers are long-term customers.

Competition

The fiber-optic infrastructure industry in Southeast Asia is highly competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies. We face competition from other fiber-optic infrastructure providers, such as MSA and Xenith IG Malaysia Sdn. Bhd. See also “Industry.” To effectively compete in this landscape, several crucial factors come into play. These include delivering high-quality projects, providing exceptional customer experiences, ensuring the retention of skilled professionals, adapting to evolving technology and customer preferences, and establishing a strong brand presence. While we believe our Company is well-positioned to thrive based on these factors, we acknowledge that certain competitors may possess longer operating histories, greater financial and technical resources, or stronger brand recognition. These factors could present challenges and affect our market share and overall competitive position. For a discussion of competition-related risks, please see “Risk Factors—Risks Related to Our Business and Industry—The industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance and results of operations.”

Employees

We had 12, 12, 10, and 8 full-time employees as of September 30, 2025, March 31, 2025, 2024 and 2023 respectively. The following table sets forth the number of our full-time employees as of September 30, 2025:

Function:	Number
Management	4
Technical	6
General and Administration	2
Total	12

We had no part-time employees as of September 30, 2025, March 31, 2025, 2024, and 2023, respectively. As of the date of this prospectus, all of our full-time employees are based in Malaysia. We enter into employment contracts with confidentiality clauses with our full-time employees. We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Facilities

Our principal executive office is located at Unit B-1-08, First Floor, CoPlace 1, 2270 Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor, rented from an independent third party. The lease term runs from October 1, 2023, to September 30, 2026, with monthly rent of RM2,218 The lease may be terminated early in accordance with its terms, such as in the event of force majeure or the tenant’s unlawful activities. We plan to renew this lease prior to its expiration.

We believe that the offices that we currently lease are adequate to meet our needs for the foreseeable future.

Seasonality

We do not experience any material seasonality in our business as the demand for our services is not subject to seasonal fluctuations.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

This section sets forth a summary of the principal Malaysian laws, regulations, and rules relevant to our business and operations in Malaysia.

Regulations Related to Communication and Multimedia in Malaysia

Communications and Multimedia Act 1998 (Act 588)

The CMA 1998 is a comprehensive piece of legislation that regulates the communications and multimedia industry in Malaysia. Enacted to ensure the growth and development of the communications sector in a competitive, fair, and sustainable manner, the CMA 1998 governs a wide range of activities, including telecommunications, broadcasting, and the internet, in the context of digital convergence. It generally prohibits the use of network facilities or services to commit offenses under Malaysian law, engage in fraudulent or improper activities, possess or use counterfeit access devices, gain unauthorized access to network services or applications, and intercept communications without legal authorization.

The CMA 1998 establishes the MCMC, the regulatory body responsible for implementing and promoting the Government’s national policy objectives in the communications and multimedia sector, including overseeing converging telecommunications and broadcasting, and online activities. The MCMC is guided by the provisions of the CMA 1998, which entrusts the MCMC to carry out the legislative functions. Amendments made to the CMA 1998 impose stricter penalties such as fines up to RM1,000,000.00 and imprisonment of up to ten years.

The MCMC requires certain licenses to be obtained for our operations in Malaysia. The key criteria for application of these licenses are as follows:

(a)	paid-up capital of a minimum of RM2,000,000;

(b)	net tangible assets of the applicant’s latest audited accounts must be at least RM500,000;

(c)	bumiputera shareholding requirement of at least 30%; and

(d)	MCMC being satisfied with the following:

●	particulars of the applicant including its shareholders, directors and key management;

●	projected capital expenditure and working capital requirements, profit and loss account and volume of business, indicative prices for the services and market shares for the first five years of operation;

●	forecast internal rate of return and payback period of the investment;

●	the segment of the market that the applicant will target;

●	documentary evidence to prove financial capability and details of proposed financing structure, proposed financing plan, proposed technical and service roll-pit, proposed operating procedures;

●	detailed business plan and proof of the availability of at least 10% of the amount of the total capital expenditure and operating expenditure projected for five years in the detailed business plan; and

●	proposed technical and service rollout for the next five years.

Under the CMA 1998, the MCMC enforces licensing requirements to ensure that companies in the telecommunications industry comply with the laws and regulations governing infrastructure and service provision.

The licenses are essential for ensuring that companies can legally operate their network infrastructure, interconnect with other service providers, and contribute to the growth and regulation of the telecommunications market in Malaysia.

Licenses required by Neutrans Malaysia

(a)	NFP license: The license holders are owners and operators of facilities such as satellite earth stations, broadband fiber-optic cables, telecommunications lines and exchanges, radio-communications transmission equipment, mobile communications base stations, and broadcasting transmission towers and equipment.

(b)	NSP license: The license holders are those who provide the basic connectivity and bandwidth to support a variety of applications. Network service enables connectivity or transport between different networks. A network service provider is typically also the owner of the network facilities. However, these services may also be provided by a person using network facilities owned by another.

The application to renew the NFP license and NSP license must be made not later than 120 days from the expiry date of its license. The CMA 1998 provides that the renewal shall be granted by the minister responsible for communications and multimedia, unless the minister, based on the recommendation of the MCMC, determines that the licensee has failed to comply with the terms and conditions of the individual license, the provisions of CMA 1998, or any instrument issued, made or given by the said minister or the MCMC.

As of the date of this prospectus, our Malaysian subsidiary, Neutrans Malaysia, holds and maintains a NFP license and a NSP license to own or provide network facilities and to provide any network services, in compliance with the provisions of the CMA 1998.

Regulations Related to the Licensing of the Business Operation in Malaysia

Local Government Act 1976 (Act 171) (“LGA 1976”)

Licensing of Trades, Businesses and Industries (Sepang Municipal Council) By-Laws 2007 (the “SMC By-Laws”)

The LGA 1976 is an act that revises and consolidates laws relating to local governments, granting each local authority the power to create by-laws for various purposes. These by-laws are designed to ensure the health, safety, and well-being of the inhabitants within the local authority’s jurisdiction.

Under the LGA 1976, local authorities have the authority to make, amend, or revoke by-laws that are necessary or beneficial for maintaining the health, safety, and well-being of residents, as well as for promoting good order and governance within the local area.

The office of Neutrans Malaysia is located within the Sepang area, which falls under the jurisdiction of the Sepang Municipal Council (Majlis Perbandaran Sepang), located in Cyberjaya, Selangor. The SMC By-Laws applies to businesses in Sepang and requires that no individual or entity may operate any trade, business, or industry, or use any premises for such activities in the area, without obtaining a license from the President of the Sepang Municipal Council, its secretary, health officer, or any other officer authorized by the President.

As of the date of this prospectus, Neutrans Malaysia holds and maintains valid business license issued by Sepang Municipal Council for its office at Unit B-1-08, First Floor CoPlace 1, 2270 Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor, Malaysia and is in compliance with the LGA 1976 and SMC By-Laws.

Regulations Related to Employment and Social Security

Employment Act 1955 (Act 265)

In Malaysia, the primary employment law is the Employment Act 1955 (the “EA 1955”), which outlines important employment terms and conditions such as annual leave, paid maternity leave, minimum working conditions, contract termination procedures, and protections against discrimination. The EA 1955 also includes provisions related to wages, ensuring employees are paid in line with the government’s minimum wage standards.

Following the Employment (Amendment) Act 2022, the EA 1955 now applies to all employees, regardless of their monthly salary. However, employees earning over RM4,000.00 per month are exempt from certain provisions, particularly those related to working hours, rest days, and overtime pay. Despite these exemptions, employees earning more than RM4,000.00 are still entitled to other benefits under the EA 1955, including annual leave, maternity leave, and protections related to termination and anti-discrimination.

As of the date of this prospectus, we are not aware, nor do we have knowledge, of any non-compliance of Neutrans Malaysia pursuant to the EA 1955.

Industrial Relations Act 1967 (Act 177)

The Industrial Relations Act 1967 (the “IRA 1967”) governs issues related to trade disputes, trade unions, and matters before the Industrial Court. It provides a framework for resolving disputes between employers and employees, including cases of unfair dismissal. Additionally, the IRA 1967 regulates the recognition of trade unions and the establishment of collective agreements. In conjunction with the EA 1955, the IRA 1967 serves to safeguard employee rights in Malaysia.

The Industrial Court, established under the IRA 1967, is authorized to resolve disputes arising under the IRA 1967, including issues related to the terms and conditions of collective agreements when parties are in disagreement. It also addresses the critical issue of determining whether an employee’s dismissal was made with or without just cause or excuse. If the Industrial Court rules that a dismissal was without just cause, it may order the reinstatement of the employee to their previous position, along with an award of back wages from the date of dismissal to the date of the court’s decision.

The IRA 1967 primarily aims to promote positive relationships and fair dealings between employers, employees, and trade unions, provide remedies not available under common law or the EA 1955, and apply specifically to employees in the private sector.

As of the date of this prospectus, we are not aware of, and have received no notice from any authority regarding, any non-compliance pursuant to the IRA 1967, nor has any action been brought against Neutrans Malaysia in the industrial court of Malaysia.

Occupational Safety and Health Act 1994 (Act 514)

The Occupational Safety and Health Act 1994 (“OSHA 1994”) in Malaysia is legislation designed to safeguard workplace safety and health, significantly affecting both employers and employees. Enacted to ensure a secure working environment, OSHA 1994 outlines comprehensive responsibilities for employers, employees, and relevant authorities. OSHA 1994 focuses on preventing workplace hazards and accidents by implementing effective safety management systems, conducting risk assessments, and providing training programs. Through the promotion of a safety-conscious culture and accountability, OSHA 1994 aims to reduce occupational injuries and illnesses, thereby enhancing the overall well-being and productivity of the workforce.

Additionally, the Occupational Safety and Health (Amendment) Act 2022 (“OSHAA 2022”) was enacted in 2022 to amend certain provisions of the original OSHA 1994. As a result of these amendments, OSHA 1994 now applies to all workplaces in Malaysia, including public services and statutory authorities, with the exception of domestic employment, the armed forces, and work on board ships governed by the Merchant Shipping Ordinance 1952, the Sabah Merchant Shipping Ordinance 1960, or the Sarawak Merchant Shipping Ordinance 1960.

As of the date of this prospectus, there has been no non-compliance incident which could have material adverse impact on our business operations or financial performance.

Employees’ Social Security Act 1969 (Act 4)

The Employees’ Social Security Act 1969 (the “ESSA 1969”) provides social protection to employees in Malaysia against income loss resulting from workplace accidents, occupational diseases, or invalidity. This legislation is designed to ensure the well-being and financial security of employees across various sectors, such as manufacturing, construction, and other workplaces. Under the ESSA 1969, employers are obligated to make monthly contributions to the Social Security Organization (SOCSO) on behalf of their employees. SOCSO manages benefits through two primary schemes, the Employment Injury Scheme and the Invalidity Scheme, both of which offer financial support and medical care to eligible employees who experience accidents, injuries, or illnesses that impair their ability to work. Employers who fail to make the required contributions may face penalties, including fines of up to RM10,000.00 and/or imprisonment for up to two years.

As of the date of this prospectus, we have no knowledge, and are not aware of any instances of non-compliance of Neutrans Malaysia pursuant to the ESSA 1969.

Employees Provident Fund Act 1991 (Act 452)

The Employees Provident Fund Act 1991 (the “EPFA 1991”) mandates that both employees and employers make monthly contributions to a national fund administered by the Employees Provident Fund (EPF). The EPFA 1991 establishes a retirement savings scheme for employees and regulates the management of these funds to ensure financial security in retirement. The EPFA 1991 also addresses various aspects, including withdrawal conditions, investment options, and the distribution of benefits. Employers who fail to remit the required contributions on behalf of their employees are committing an offence and, upon conviction, may be subject to a fine of up to RM10,000.00 and/or imprisonment for up to three years. In cases where a company, firm, or association neglects to make the contributions, the directors, partners, or office-bearers (including those in these positions during the period when the contributions were due) will be held jointly and severally responsible for paying the outstanding contributions.

As of the date of this prospectus, we have no knowledge, nor are we aware of any instances of non-compliance of Neutrans Malaysia pursuant to the EPFA 1991.

Employment Insurance System Act 2017 (Act 800)

The Employment Insurance System Act 2017 (the “EISA 2017”) establishes an insurance program that offers financial support and re-employment placement services to employees who become unemployed. Under Section 18 of the EISA 2017, both employers and employees are obligated to make contributions based on the employee’s monthly salary, in accordance with the contribution rates specified in the Second Schedule of the EISA 2017. Failure to comply with these contribution requirements may result in penalties, including a fine of up to RM10,000.00 and/or imprisonment for up to two years.

As of the date of this prospectus, we have no knowledge, and nor are we aware of any instances of non-compliance of Neutrans Malaysia pursuant to the EISA 2017.

Income Tax (Deduction from Remuneration) Rules 1994

The Income Tax (Deduction from Remuneration) Rules 1994 (the “ITR 1994”) require employers to deduct a specified amount from their employees’ salaries each month for income tax purposes. These deductions must adhere to the rates specified in the applicable tax schedule issued by the Inland Revenue Board of Malaysia. Employers are responsible for making the deductions and remitting the payments to the Director General of Inland Revenue Malaysia by the 15th of each month. Additionally, they are required to submit a return detailing the employees from whom deductions were made or should have been made. Failure to comply with these requirements, without a valid justification, is considered an offence. If convicted, the responsible individual may face a fine ranging from RM200.00 to RM20,000.00, imprisonment for up to six months, or both.

As of the date of this prospectus, we are not aware nor do we have knowledge of any non-compliance of Neutrans Malaysia pursuant to the ITR 1994.

Minimum Wage Order 2024

Pursuant to the Minimum Wage Order 2024 (“MWO 2024”), which came into effect on February 1,2025, Malaysia’s minimum wage will increase to RM1,700.00 per month for most businesses beginning August 1, 2025. This applies to companies with five or more workers, as well as employers engaged in professional activities, regardless of the number of employees they hire. On August 1, 2025, the minimum wage of RM1,700.00 will be extended to all employers, including those with fewer than five employees. Employers who fail to comply with the minimum wage order may face a fine between RM1,000.00 to RM20,000.00 or imprisonment for up to five years.

As of the date of this prospectus, we are not aware nor do we have knowledge of any non-compliance of Neutrans Malaysia pursuant to the MWO 2024.

Regulations Related to Taxation

Income Tax Act 1967 (Act 53)

The Income Tax Act 1967 (the “ITA 1967”) governs the taxation of income in Malaysia. Under the ITA 1967, companies and individuals are subject to income tax on income earned, derived, or received in Malaysia. A company is considered a tax resident in Malaysia if its management and control are exercised within the country. The ITA 1967 requires taxpayers to file accurate tax returns and report all taxable income. Penalties for non-compliance, including understating income or providing false information, can include fines ranging from RM1,000.00 to RM10,000.00, along with a special penalty equal to twice the amount of tax undercharged. These provisions ensure transparency and fair taxation in Malaysia’s business environment.

As of the date of this prospectus, there has been no non-compliance incident which could have material adverse impact on our business operations or financial performance.

Service Tax Act 2018 (Act 807) and Sales Tax Act 2018 (Act 806)

Sales and Services Tax (“SST”) was reintroduced by the Malaysian Government on 1 September 2018 to replace the Goods and Services Tax (“GST”). Unlike GST, there are two separate pieces of legislation that govern the tax regime, namely, the Sales Tax Act 2018 (“SalesTA 2018”) and the Service Tax Act 2018 (“ServiceTA 2018”), which impose sales tax and service tax, respectively. Sales tax is a single stage tax charged and levied on all taxable goods manufactured in or imported into Malaysia. On the other hand, service tax is imposed on certain prescribed services called “taxable services”. A person who provides taxable services exceeding a specified threshold is required to be registered and is known as a ‘taxable person’ who is required to charge service tax on the taxable services made to their customers.

Under Section 13(5) of both the SalesTA 2018 and the ServiceTA 2018, it is an offence for a business that offers taxable services when their annual sales exceed the SST threshold to not be registered for SST. SST-registered businesses are required to charge and collect SST from their customers and submit the collected SST to the Royal Malaysian Customs Department (“RMCD”) every two (2) months. Additionally, these businesses must maintain accurate records of their transactions and file regular SST returns with the RMCD.

Pursuant to Section 26(6) and 26(7) of the ServiceTA 2018 and Section 26(7) and 26(8) of the SalesTA 2018, failure to file SST returns or failure to pay the requisite SST payments within the specified timeframe, may result in legal consequences, such as a fine not exceeding RM50,000.00, imprisonment for a term not exceeding three years, or both. Additionally, pursuant to Section 26(8) of the ServiceTA 2018 and Section 26(9) of the SalesTA 2018, late payment of SST also attracts penalties. Initially, penalties are set at 10% of the unpaid amount for the first thirty-day period, followed by an additional penalty of 15% for the second thirty (30) day period and every subsequent thirty-day period.

Committing an offence under the ServiceTA 2018 and SalesTA 2018 for which no penalty is expressly provided shall, on conviction, be liable to a fine of up to RM30,000.00 or imprisonment for a term not exceeding two years or to both, as provided under Section 79 of the ServiceTA 2018 and Section 94 of the SalesTA 2018.

As of the date of this prospectus, we have no knowledge, nor are we aware of any instances of non-compliance of Neutrans Malaysia in respect of the ServiceTA 2018 or the SalesTA 2018.

Regulations Relating to Foreign Exchange Rules

Financial Services Act 2013 (Act 758)

The Financial Services Act 2013 (FSA 2013) provides regulation and supervision of financial institutions, payment systems and other relevant entities and the oversight of the money market and foreign exchange market to promote financial stability and for related, consequential or incidental matters.

Pursuant to the Foreign Exchange Administration Rules, a resident entity with domestic ringgit borrowing is only allowed to invest abroad up to RM50 million per calendar year (“Maximum Foreign Investment”). For the avoidance of doubt, the limit of such Maximum Foreign Investment applies to the resident entities within the group of companies.

Notwithstanding the above, the Foreign Exchange Administration Rules allows non-residents to repatriate remit out divestment proceeds, profits, dividends or any income arising from investments in Malaysia. Repatriation, however, must be made in foreign currency.

As such, if Neutrans Malaysia intends to invest amounts exceeding the Maximum Foreign Investment, we are required to seek approval from the controller of Foreign Exchange, Central Bank of Malaysia.

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Dr. Mohamed bin Awang Lah	72	CEO, Director, and Chairman of the Board
Jamaludin bin Mohd Nor	63	CFO Nominee
Leopold Chew Wee Chet	42	Director Nominee
Datuk Sudhagar A/L Sathival	45	Independent Director Nominee
Datuk Dr. Mohd Noor Awang	71	Independent Director Nominee
Wilson Yong Yew Sun	55	Independent Director Nominee

The following is a brief biography of each of our executive officers and directors:

Dr. Mohamed bin Awang Lah has served as our CEO, Director, and Chairman of the Board of Directors since March 2025. In 2011, Dr. Mohamed founded Neutrans Malaysia and acted as its Executive Director since then. Before the inception of Neutrans Malaysia, from 2002 to 2010, Dr. Mohamed was the CEO of JARING Communications Sdn. Bhd., Malaysia’s pioneering Internet Service Provider. Throughout his career, since 1980, Dr. Mohamed has been involved in several initiatives, including Malaysia’s first long-distance IP-over-Fiber network, a nationwide IP-VPN infrastructure, and large-scale broadband service provider for remote schools. He was also instrumental in network security efforts, leading to the creation of Malaysia Computer Emergency Response Team and managing Malaysia’s .MY domain. Dr. Mohamed was the first Chairman of the Malaysia Internet Provider Association from 2008 to 2010. He is the Chairman of the Board of Directors of UNITEN R&D Sdn. Bhd. and Neutrans Malaysia. Dr. Mohamed earned his first-class degree and doctorate degree in Electrical and Electronic Engineering from King’s College, University of London in 1976 and 1980, respectively. He was later awarded honorary doctorates from Universiti Pendidikan Sultan Idris in 2006 and Universiti Tenaga Nasional in 2009.

Mr. Jamaludin bin Mohd Nor will serve as our CFO starting immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Since October 2024, Mr. Jamaludin has worked as the CFO for our subsidiary, Neutrans Malaysia. From January 2019 to December 2022, he held the position of General Manager of Finance, and from September 2017 to December 2018, he served as the General Manager of Budget Monitoring, at Prolintas Group, a company specializing in the construction, operation, and maintenance of major highways in the Klang Valley. Mr. Jamaludin attended Emile Woolf College of Accountancy in London from 1985 to 1987, specializing in Accountancy and became a member of the Association of Chartered Certified Accountants (ACCA). He previously studied Accountancy at Derbyshire College of Higher Education from 1982 to 1984 and completed ACCA Level 1. Mr. Jamaludin is a member of the Malaysian Institute of Accountants.

Mr. Leopold Chew Wee Chet will serve as our director starting immediately prior to the effectiveness of the registration statement of which this prospectus is a part. track record Mr. Leopold Chew Wee Chet has extensive experience in telecommunications, engineering, and project management . Since September 2018, Mr. Wee Chet has been the chief marketing officer at Neutrans Malaysia, where he has been responsible for developing and executing marketing strategies to fuel business growth. From January 2013 to August 2018, Mr. Wee Chet was a project manager at Rightgas Sdn. Bhd., where he delivered multiple rail transportation projects, ensuring their completion on time and within budget. Mr. Wee Chet received his bachelor’s degree in Electronic Engineering in 2004 from the University of Sheffield and his master’s degree in Electronic Engineering from the University of Nottingham in 2007.

Datuk Sudhagar A/L Sathival will serve as our independent director starting immediately prior to the effectiveness of the registration statement of which this prospectus is a part. From January 2014 to May 2020, Datuk Sathival served as a partner at VR Advisory, where he was responsible for its audit, tax planning, liquidation, and recovery business. Since January 2020, he has been the CFO at TTL Berhad, where he supervises its overall finance and operations. Since February 2023, he has been a partner at Ahmad Abdullah & Goh, where he has been handling the firm’s financial audit work. Datuk Sathival holds the professional designation of Chartered Accountant (Malaysia) conferred by the Malaysian Institute of Accountants. He received his bachelor’s degree in Accounting from University Putra Malaysia in 2004 and his Ph.D. in Accounting and Audit Forensics from Charisma University in 2022.

Datuk Dr. Mohd Noor Awang will serve as our independent director starting immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Since 1995, Datuk Awang has been a Consultant Oral and Maxillofacial Surgeon at Subang Jaya Medical Center, Ara Damansara Medical Center, Sunway Medical Center, Hospital Pantai Kuala Lumpur, and Sri Kota Specialist Medical Center, where he has been providing oral and maxillofacial surgical services. Since 2019, Datuk Awang has been the Executive Chairman of Keldev Sdn. Bhd., where he has been responsible for overseeing the company’s management and operations. Since 2023, he has been the independent non-executive chairman of DC Healthcare Holdings Bhd., where he has been supervising its governance and board activities. Since 2023, he has also been serving as a director of Klinik Pakar Pergigian Restoratif Beverly Wilshire and Klinik Pergigian Dentistre, where he has been responsible for clinical and operational oversight. Datuk Awang received his bachelor’s degree in Dental Surgery from the University of Malaya in 1979 and his master’s degree in Oral and Maxillofacial Surgery from the University of London in 1983.

Mr. Wilson Yong Yew Sun will serve as our independent director starting immediately prior to the effectiveness of the registration statement of which this prospectus is a part. From December 2001 to March 2022, Mr. Yong served as the General Manager of Finance at Palmgold Corporate Services Sdn. Bhd., where he was responsible for the company’s finance operations. Since April 2022, he has been the CFO of DC Healthcare Holdings Bhd., where he has been overseeing its financial management and operations. Mr. Yong completed his professional accountancy training at the Malaysian Institute of Certified Public Accountants (MICPA) from 1990 to 1997.

Pursuant to our articles of association, unless otherwise determined by our Company in a general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

Under our articles of association, a director may be appointed by ordinary resolution or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor or the director’s re-appointment at the next annual general meeting, unless the director has sooner vacated office.

For additional information, see “Description of Shares—Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors. Our board of directors has determined that our three independent directors, Datuk Sudhagar A/L Sathival, Datuk Dr. Mohd Noor Awang, and Wilson Yong Yew Sun satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence, and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. See “Description of Shares—Differences in Corporate Law” for additional information on our directors’ fiduciary duties under the BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company; and

●	executing checks, promissory notes, and other negotiable instruments on behalf of the company.

A director must immediately disclose the interest to all other directors after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by the Company. Subject to compliance with the BVI Act, a director shall not, by reason of that director’s office, be accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from derived from such transaction and no such transaction shall be liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

A disclosure is only made when it is brought to the attention of every director. The disclosure by a director that they are a member, director, officer or trustee of another named entity or other individual, or has a fiduciary relationship with respect to the entity or individual, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that director, is a sufficient disclosure of interest in relation to that transaction.

Terms of Directors and Executive Officers

Each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal. All of our executive officers are appointed by and serve at the discretion of our board of directors.

A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part, we agree to employ each of our executive officers for an indefinite period of time, until we or our executive officer terminates the employment by giving six (6)-month prior written notice or six (6)-month salary in lieu of the notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the six months ended September 30, 2025 and the fiscal years ended March 31, 2025 and 2024, we paid an aggregate of RM142,743 (US$33,922), RM192,330 ($43,396) and RM141,159 ($31,850) as compensation to our, executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of appointment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Neutrans Malaysia is required by law to make contributions equal to certain percentages of each employee’s salary for his or her statutory benefits. As of the date of this prospectus, Neutrans Malaysia has made the required contributions for the employee’s statutory benefits and are in compliance with relevant laws and regulations.

Insider Participation Concerning Executive Compensation

Our board of directors has been making all determinations regarding executive officer compensation from the inception of the Company. When established, our Compensation Committee will determine regarding executive officer compensation.

Committees of the Board of Directors

Subject to the Company’s articles of association and the BVI Act, our directors may by a resolution of directors appoint any person to hold any office with the Company (including chairperson of directors, CEO, vice president, secretary and treasurer) on any terms, and for any period, they think fit. A person may hold more than one office at the same time, delegate any of their powers to any committee, consisting of one or more directors on any terms they think fit and/or appoint any person (including a director) to be an agent of the Company and delegate their powers to that agent on any terms they think fit.

The directors cannot delegate to a committee the power to (i) amend the memorandum and articles of association of the Company, (ii) designate committees of directors other than a sub-committee of it, (iii) delegate powers to a committee of directors other than a sub-committee of it, (iv) appoint or remove a director or agent, (v) approve a plan of merger, consolidation or arrangement or (vi) make a declaration of solvency or approve a liquidation plan.

We plan to establish three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors will serve on each of the committees. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of our three independent directors, Datuk Sudhagar A/L Sathival, Datuk Dr. Mohd Noor Awang, and Wilson Yong Yew Sun. Datuk Sudhagar A/L Sathival will be the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Datuk Sudhagar A/L Sathival qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of our three independent directors, Datuk Sudhagar A/L Sathival, Datuk Dr. Mohd Noor Awang, and Wilson Yong Yew Sun. Datuk Dr. Mohd Noor Awang will be the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our CEO may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of our three independent directors Datuk Sudhagar A/L Sathival, Datuk Dr. Mohd Noor Awang, and Wilson Yong Yew Sun. Wilson Yong Yew Sun will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for appointment or re-appointment to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board, periodically, with respect to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is filed as Exhibit 99.1 of the registration statement of which this prospectus is a part and is applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares and Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 21,875,000 Class A Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 25,625,000 Class A Ordinary Shares outstanding immediately after the completion of this offering if the underwriters do not exercise their over-allotment option and 26,187,500 Class A Ordinary Shares outstanding immediately after the completion of this offering if the underwriters exercise their over-allotment option in full. As of the date of this prospectus, no Class B Ordinary Shares are issued and outstanding.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Preferred Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 16 shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

Percentage of beneficial ownership of each listed person prior to this offering is based on 21,875,000 Class A Ordinary Shares outstanding as of the date of this prospectus.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Dr. Mohamed bin Awang Lah(2)	6,624,735	30.28%	6,624,735	25.85%	6,624,735	25.30%
Leopold Chew Wee Chet(3)	2,127,660	9.73%	2,127,660	8.30%	2,127,660	8.12%
Jamaludin bin Mohd Nor(5)	3,000,000	13.71%	3,000,000	11.71%	3,000,000	11.46%
Datuk Sudhagar A/L Sathival	—	—	—	—	—	—
Datuk Dr. Mohd Noor Awang	—	—	—	—	—	—
Wilson Yong Yew Sun	—	—	—	—	—	—
All directors and executive officers as a group (six individuals):	11,752,395	53.73%	11,752,395	45.86%	11,752,395	44.88%

5% Shareholders:
MAL 177 Sdn. Bhd.(2)	6,624,735	30.28%	6,624,735	25.85%	6,624,735	25.30%
Lifenet Solutions Sdn. Bhd.(3)	2,127,660	9.73%	2,127,660	8.30%	2,127,660	8.12%
Grandhill Partners Ltd(4)	2,416,882	11.05%	2,416,882	9.43%	2,416,882	9.23%
GOLDMUND INC.(5)	3,000,000	13.71%	3,000,000	11.71%	3,000,000	11.46%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is Unit B-1-08, First Floor CoPlace 1, 2270 Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor, Malaysia.

(2)	Represents 6,624,735 Class A Ordinary Shares held by MAL 177 Sdn. Bhd. MAL 177 Sdn. Bhd. (Company No.: 201101011544 (939677-A)) is a company incorporated in Malaysia on April 8, 2011, having its business address at Unit B-1-08, First Floor Coplace 1, 2270 Jalan Usahawan 2, Cyber 6, Cyberjaya, 63000 Selangor. Its ultimate control person is Dr. Mohamed bin Awang Lah, our CEO, Director, and Chairman of the Board.

(3)	Represents 2,127,660 Class A Ordinary Shares held by Lifenet Solutions Sdn. Bhd. Lifenet Solutions Sdn. Bhd. (Company No.: 202301045610 (1539525-W)) is a company incorporated in Malaysia on November 17, 2023, having its business address at No. 5, Tingkat 1, Jalan Nagasari 23, Segamat Baru, 85000 Segamat, Johor. Its ultimate control person is Leopold Chew Wee Chet, our director nominee.

(4)	Represents 2,416,882 Class A Ordinary Shares held by Grandhill Partners Ltd. Grandhill Partners Ltd (BVI Company No. 2165202) is a company incorporated in the BVI on December 13, 2024, having its business address at Vistra Corporate Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. Its ultimate control person is Lee Chee Seng, a third-party individual.

(5)	Represents 3,000,000 Class A Ordinary Shares held by GOLDMUND INC. GOLDMUND INC. (BVI Company No. 2173071) is a company incorporated in the BVI on March 26, 2025, having its business address at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. Its ultimate control person is Jamaludin bin Mohd Nor, our CFO nominee.

As of the date of this prospectus, none of our outstanding Class A Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Names	Relationship
MAL 177 Sdn. Bhd.	Dr. Mohamed Bin Awang Lah is a director and shareholder
Lifenet Solutions Sdn. Bhd.	Leopold Chew Wee Chet is a director and shareholder
Nicerin Ltd	A minority shareholder of the Company
Dr. Mohamed Bin Awang Lah	CEO, Director, and Chairman of the Board of Directors
Leopold Chew Wee Chet	Director Nominee
Nur Liyana Binti Mohamed	Shareholder

The balances with related parties as of the fiscal years ended March 31, 2023, 2024 and 2025 and as of the date of this prospectus are as follows:

		As of	As of	As of	As of
	Nature of	March 31,	March 31,	March 31,	the date of this
Related Parties Name	transactions	2023	2024	2025	prospectus
		RM	RM	RM	RM	USD

MAL 177 Sdn. Bhd.	Non-Trade	30,140	25,140	-	-	-
Lifenet Solutions Sdn. Bhd.	Non-Trade	-	5,000	-	-	-
Nicerin Ltd	Non-Trade	-	-	27,124	25,753	6,120
Lestari Infra Sdn. Bhd.*	Trade	1,078,391	-	-	-	-
Dr. Mohamed Bin Awang Lah	Non-Trade	264,944	154,944	-	-	-
Leopold Chew Wee Chet	Non-Trade	-	100,000	93,385	63,385	15,063
Nur Liyana Binti Mohamed	Non-Trade	-	-	-	68	16

*	Lestari Infra Sdn. Bhd. ceased to be a related party of the Group on October 11, 2023, following the resignation of a former director.

The significant related party transactions between the Company and its related parties during the fiscal years ended March 31, 2025, 2024, 2023 and as of the date of this prospectus are as follows:

		As of	As of	As of	As of
	Nature of	March 31,	March 31,	March 31,	the date of this
Related Parties Name	transactions	2023	2024	2025	prospectus
		RM	RM	RM	RM	USD
Transactions with corporate shareholders
MAL 177 Sdn. Bhd.	Repayment to	-	(5,000)	(25,140)	-	-
	Management fees	12,000	-	-	-	-
Lifenet Solutions Sdn. Bhd.	Liaison fee	-	3,800	-	-	-
	Advance from/ (Repayment to)	-	1,200	(5,000)	-	-
Nicerin Ltd	Payment on behalf relating to listing expenses	-	-	27,124	-	-

Transaction with a former related party
Lestari Infra Sdn. Bhd. *	Purchase from	1,746,039	1,131,693	-	-	-
	Lease payments	42,000	24,500	-	-	-
	Repayment to	(709,648)	(2,234,584)	-	-	-

Transactions with Directors
Dr. Mohamed Bin Awang Lah	Repayment to	(298,000)	-	(184,844)	-	-
	Advance from	-	-	30,000	-	-
Leopold Chew Wee Chet	Repayment to	-	-	(6,615)	(30,000)	(7,129)
Nur Liyana Binti Mohamed	Advance from	-	-	-	68	16

*	Lestari Infra Sdn. Bhd. ceased to be a related party of the Group on October 11, 2023, following the resignation of a former director.

DESCRIPTION OF SHARES

The following description of our issued shares and provisions of the BVI Act and our memorandum and articles of association currently effective and will continue to be effective after closing of this offering, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

We were incorporated as a BVI company under the BVI Act in the British Virgin Islands on March 31, 2025.

Ordinary Shares

We are authorized to issue a maximum of 500,000,000 no par value shares divided into 450,000,000 Class A Ordinary Shares no par value, and 50,000,000 Class B Ordinary Shares no par value. All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Class A Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Subject to the provisions of the BVI Act and our articles of association regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times, for such consideration and on such terms and conditions as they may decide.

Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Class A Ordinary Shares shall under no circumstances be converted into Class B Ordinary Shares.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “NEUT.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598.

Distributions

Shareholders holding Class A Ordinary Shares and Class B Ordinary Shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the articles of association.

Shareholders’ Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the articles of association. Unless otherwise required under the BVI Act or by the articles of association, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. At each meeting of shareholders, each shareholder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share that such shareholder holds and each shareholder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have 20 votes for each Class B Ordinary Share that such shareholder holds. Where two or more persons are registered as the holders of an Ordinary Share of any class, the following applies:

(a)	if two or more persons hold Class A Ordinary Shares of any class jointly, each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder;

(b)	if only one of the joint owners is present in person or by proxy, he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Class A Ordinary Shares of any class then the vote of the joint owner whose name appears first (or earliest) in the share register in respect of the relevant Class A Ordinary Shares shall be recorded as the vote attributable to the Class A Ordinary Shares.

Election of Directors (Cumulative Voting Rights)

There is nothing under British Virgin law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our articles of association do not provide for cumulative voting for elections of directors.

Meetings of Shareholders

Under our articles of association, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if shareholders holding at least 90% of the total voting rights on the matters to be considered at the meeting have agreed to short notice of the meeting, and for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than 50% of the votes of the shares of the Company entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Class A Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our articles of association to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than three days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to the BVI court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Pre-Emptive Rights

There are no pre-emptive rights applicable to the issue by us of new shares under our articles of association.

Transfer of Shares

Subject to the restrictions in our articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or, in respect of Class A Ordinary Shares only, without the need for a written instrument of transfer if the transfer is carried out in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our Class A Ordinary Shares are listed. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless(i) the shares are not fully paid up or on which we have a lien; or (ii) the number of joint holders to whom the shares are transferred exceed four. There are no additional class-specific restrictions applicable to the transfer of Class B Ordinary Shares under our articles of association.

Liquidation

As permitted by the BVI Act and our articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class, or approved by the holders of more than 50% of the issued shares of that class by written resolution of the shareholders.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our articles of association, we may from time to time by resolution of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Class A Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Class A Ordinary Shares into a larger number of Class A Ordinary Shares;

●	combine our authorized and issued Class A Ordinary Shares into a smaller number of Class A Ordinary Shares; and

●	create new classes of shares with preference to be determined by resolution of directors or resolutions of members and amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (i) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Shares

Our articles of association authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more BVI companies may merge or consolidate in accordance with section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, then (among other things) the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if that director has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that the director is interested in the merger or consolidation.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law, each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding shares entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation. Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders or shareholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders or shareholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders or shareholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of the BVI Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to the shareholder in that capacity, can apply to the BVI High Court under Section 184I of the BVI Act for an order requiring the company or any other person to acquire the shareholder’s shares or pay compensation to the shareholder, regulating the future conduct of the company’s affairs, amending the memorandum or articles of the company, appointing a receiver or liquidator of the company, rectifying the records of the company, or that any decision or action of the company which contravenes the BVI Act or the company’s memorandum or articles of association be set aside.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any indemnification provision may be held by the BVI Courts to be contrary to public policy or in breach of the BVI Act, for example, a provision for indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s articles of association, subject to the BVI Act, the Company must indemnify any person who (i) is or was a party, or is threatened to be made a party, to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company or (ii) is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any expenses, judgments, fines or amounts paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings. In relation to the above, the Company may pay on behalf of the person or lend funds to the person to enable the person to pay, any expenses incurred, or to be incurred, by the person in defending any legal, administrative or investigative proceedings.

Under the BVI Act, to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our Company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct with was unlawful. This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of Class A Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under the BVI law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and;

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the BVI Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under the BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the BVI law, our memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolutions passed by at least 75% of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. The BVI law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, any variation of the rights attached to a class of shares, whether or not the Company is being wound up, requires the written consent of holders of more than 50% of the issued shares of that class, or the approval of a resolution passed at a meeting of such class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the BVI law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act, 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

History of Share Issuances

We were incorporated as a BVI business company limited by shares on March 31, 2025. On the same day, we issued one Class A Ordinary Share to Dr. Bin Awang Lah Mohamed, our CEO, director, and Chairman of the Board.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we plan to list our Class A Ordinary Shares on the Nasdaq Capital Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Class A Ordinary Shares held by public shareholders representing approximately 14.63% of our Class A Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 16.47% of our Class A Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

Furthermore, each of our directors, executive officers, 5% or more holders of our Class A Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Class A Ordinary Shares outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●

1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 2,562,500 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATIONS

Malaysian Enterprise Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the ITA 1967. The regulatory body implementing and enforcing the ITA 1967 is the IRB. Pursuant to Section 3 of the ITA 1967, income tax shall be charged for each YA upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA 1967, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. The corporate income tax rates are as illustrated below:

Types of Company	Chargeable income	Tax rate YA 2023
Resident company (other than company described below)		24%
Resident company:
● with paid-up capital of RM 2.5 million (RM) or less, and gross income from business of not more than RM 50 million	On the first RM150,000	15%
● that does not control, directly or indirectly, another company that has paid-up capital of more than RM 2.5 million	On the next RM450,000	17%
● is not controlled, directly or indirectly, by another company that has paid-up capital of more than RM 2.5 million, and	In excess of 600,000	24%
● with no more than 20% of its paid-up capital being owned, directly or indirectly, by a foreign company or non-Malaysian citizen (with effect from year of assessment 2024)

Non-resident company

Pursuant to the ITA 1967, a non-resident company—namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA 1967—is subject to the following tax rates:

Types of Income	Rate (%)
Business income	24
Royalties derived from Malaysia	10
Rental of moveable properties	10
Advice, assistance, or services rendered in Malaysia	10
Interest	15	*
Dividends	Exempt
Other income	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

*	Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA 1967. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA 1967 (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA 1967.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted. To legislate the above, the following Orders were gazetted on July 19, 2022 and are effective from January 1, 2022 to December 31, 2026.

Profit Distribution and Withholding Tax

We are a holding company incorporated as a business company in the British Virgin Islands and we gain substantial income by way of dividends to be paid to us from Neutrans Malaysia, our direct subsidiary company in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are generally exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA 1967. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

Notwithstanding the above, with effect from year of assessment, 2025, annual dividend income exceeding RM100,000.00 received by individual shareholders (resident individuals, non-resident individuals, and individuals holding shares through nominees) is subject to a 2% tax on the chargeable dividend income after eligible tax deductions.

British Virgin Islands Taxation

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the BVI Act. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

Under the current laws of the BVI, our Company is not subject to tax on income or capital gains.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

The following brief summary does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a trust.

The brief discussion set forth below is addressed only to U.S. Holders (defined below) that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following brief summary sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This brief description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or any preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with Blue Diamond Securities of America LLC and Cathay Securities, Inc., with respect to the Class A Ordinary Shares in this offering. The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Class A Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
Blue Diamond Securities of America LLC	[ ]
Cathay Securities, Inc.	[ ]
Total	[ ]

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ option to purchase additional Class A Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option, exercisable for up to 45 days after the closing of this offering, permits the underwriters to purchase up to an additional 15% of the total number of Class A Ordinary Shares sold in this offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

We have agreed to pay the underwriters a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds received by the Company in the offering.

The underwriters have advised us that they propose to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to their receipt and acceptance and subject to their right to reject any order in whole or in part.

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting discounts are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts	$	$	$
Proceeds to our company before expenses	$	$	$

We have agreed to reimburse the underwriters up to a maximum of US$250,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$50,000 to the underwriters as an advance against out-of-pocket accountable expenses. Any expenses advanced will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay the underwriters a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[   ], including a maximum aggregate reimbursement of $250,000 of underwriters’ accountable expenses and a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering.

Right of First Refusal

We and Cathay Securities, Inc. (“Cathay”) have agreed that, for a period of 12 months from the closing of this offering, Cathay shall have the right of first refusal to provide investment banking services to us on an exclusive basis and on terms that are the same or more favorable to us as compared to terms offered to us by other underwriters/placement agents (such right, the “Right of First Refusal”), which right is exercisable in the Cathay’s sole discretion. For such purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of us. Cathay shall notify us of its intention to exercise the Right of First Refusal within seven business days following notice in writing by us. Any decision by Cathay to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Cathay and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to us compared to terms offered to us by other underwriters/placement agents. If Cathay declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to us under reasonable standards, we will have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by Cathay. Such Right of First Refusal granted hereunder may be terminated by us for “cause,” which shall mean a material breach by the Cathay of its engagement letter with us or a material failure by Cathay to provide the services as contemplated by such engagement letter.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “NEUT.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of our capital shares), directly or indirectly, any of our Class A Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Class A Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, without the prior written consent of the underwriters for a period ending six (6) months after the date of this prospectus, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors, officers, and shareholders owning 5% or more of our Class A Ordinary Shares has agreed, for a period of six (6) months from the date of this prospectus, subject to certain exceptions related to any equity incentive plan that may be established by the Company in the future for the issuance of such securities, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares, without the prior written consent of the underwriters.

The underwriters may in their sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period.

Pricing of the Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. In determining the initial public offering price, we and the underwriters have considered a number of factors including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded ordinary shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Class A Ordinary Shares, or that the Class A Ordinary Shares will trade in the public market at or above the initial public offering price.

Electronic Offer, Sale, and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Class A Ordinary Shares available for purchase by the underwriters under option to purchase additional Class A Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Class A Ordinary Shares or purchasing Class A Ordinary Shares in the open market. In determining the source of Class A Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Class A Ordinary Shares compared to the price available under the option to purchase additional Class A Ordinary Shares. The underwriters may also sell Class A Ordinary Shares in excess of the option to purchase additional Class A Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those Class A Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Class A Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and the non-accountable expense allowance. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,500
Nasdaq Capital Market Listing Fee	$75,000
FINRA Filing Fee	$3,500
Legal Fees and Other Expenses	$381,245
Accounting Fees and Expenses	$433,000
Printing Expenses	$29,000
Underwriter accountable expenses	$250,000
Miscellaneous Expenses	$37,940
Total Expenses	$1,212,185

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to the BVI law will be passed upon for us by Ogier, our counsel as to the BVI law. Legal matters as to Malaysian law will be passed upon for us by Teh & Lee. VCL Law LLP is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of March 31, 2025 and 2024 and for the fiscal years ended March 31, 2025 and 2024 included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road #21-14 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

NEUTRANS INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Neutrans Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Neutrans Inc. (the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows for each of the two years in period ended March 31, 2025 and 2024, and the related notes (collectively referred to as the “consolidated financial statements”).

The Company, Neutrans Holdings Limited and Neutral Transmission Malaysia Sdn. Bhd. are collectively referred to as “the Group.”

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025 and 2024, in conformity with International Financial Reporting Standards (the “IFRS”) issued by International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2024.

Singapore

PCAOB ID Number 6732

August 29, 2025

NEUTRANS INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF MARCH 31, 2025 AND 2024

			2024	2025	2025
	Note		RM	RM	USD
ASSETS
Non-current assets
Plant and equipment, net	4		9,600,515	14,882,938	3,358,064
Right-of-use assets, net	5		59,163	83,340	18,804
Deposits	7		1,051,050	-	-
Total non-current assets			10,710,728	14,966,278	3,376,868

Current assets
Trade receivables	6		554,992	8,857,302	1,998,489
Deposits, prepayments and contract assets	7		106,960	4,570,951	1,031,352
Cash and bank balances	8		114,506	503,530	113,612
Total current assets			776,458	13,931,783	3,143,453
TOTAL ASSETS			11,487,186	28,898,061	6,520,321

SHAREHOLDERS’ EQUITY AND LIABILITIES
Equity
Ordinary shares	9	(a)	6,000,000	6,000,000	1,353,791
Merger reserve	9	(b)	(1,834,904)	2,165,096	488,514
Foreign exchange reserve			-	(905)	(204)
Retained earnings			1,573,823	6,857,693	1,547,313
Total shareholders’ equity			5,738,919	15,021,884	3,389,414

Non-current liabilities
Deferred tax liabilities	10		510,424	8,071	1,821
Deferred revenue	11		2,687,496	4,936,803	1,113,900
Lease liabilities	13		38,508	45,817	10,337
Total non-current liabilities			3,236,428	4,990,691	1,126,058

NEUTRANS INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF MARCH 31, 2025 AND 2024 (cont.)

		2024	2025	2025
	Note	RM	RM	USD
Current liabilities
Trade payables	15	862,782	1,555,072	350,874
Other payable, accruals and deposits	16	226,547	2,601,721	587,031
Amounts due to Directors	23	254,944	93,385	21,071
Amounts due to corporate shareholders	23	30,140	27,124	6,120
Deferred revenue	11	392,257	567,664	128,083
Contract liabilities	12	-	1,031,911	232,832
Lease liabilities	13	23,331	43,307	9,771
Borrowing	14	380,306	342,175	77,206
Tax payable		341,532	2,623,127	591,861
Total current liabilities		2,511,839	8,885,486	2,004,849
Total liabilities		5,748,267	13,876,177	3,130,907
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		11,487,186	28,898,061	6,520,321

The accompanying notes are an integral part of these consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE
INCOME FOR THE FISCAL YEARS ENDED MARCH 31, 2025 AND 2024

		2024	2025	2025
	Note	RM	RM	USD

Revenue	17	7,286,585	11,666,991	2,632,444
Other income	18	11,103	13,914	3,139
Connectivity fees		(2,174,514)	(230,544)	(52,018)
Subcontractor fees		-	(342,968)	(77,384)
Cost of disposal of plant and equipment		(156,289)	(141,821)	(31,999)
Employee benefits expense		(805,482)	(923,345)	(208,336)
Depreciation of plant and equipment		(365,922)	(488,527)	(110,227)
Depreciation of right-of- use assets		(35,075)	(31,381)	(7,081)
Impairment loss of trade receivables	6	(39,512)	(15,575)	(3,514)
Other operating expenses		(1,102,133)	(1,156,943)	(261,043)
Finance costs	19	(19,173)	(28,803)	(6,499)
Profit before tax	20	2,599,588	8,320,998	1,877,482
Tax expense	21	(649,920)	(2,177,109)	(491,225)
Profit for the fiscal year		1,949,668	6,143,889	1,386,257

Other comprehensive income:
Item that may be reclassified subsequently to profit or loss
Foreign exchange translation, representing total other comprehensive income		-	(905)	(204)
Total comprehensive income for the fiscal year		1,949,668	6,142,984	1,386,053
Weighted average number of Class A Ordinary Shares (units)	22	21,875,000	21,875,000	21,875,000
Earnings per share attributable to holders of Class A Ordinary Shares	22	0.09	0.28	0.06

The accompanying notes are an integral part of these consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE FISCAL YEARS ENDED MARCH 31, 2025 AND 2024

		Ordinary shares Class A		Share	Retained	Foreign exchange	Merger	Total Shareholders’
		No. of	Amount	capital	earnings	reserve	reserve	equity
	Note	shares	RM	RM	RM	RM	RM	RM

As of April 1, 2023		21,875,000	0.27	6,000,000	(375,845)	-	(1,849,904)	3,774,251
Profit net of tax, representing total comprehensive income for the fiscal year		-	-	-	1,949,668	-	-	1,949,668

Transaction with Owners of the Company:
Issuance of shares		-	-	15,000	-	-	-	15,000
Restructuring adjustment (i)		-	-	(15,000)	-	-	15,000	-
As of March 31, 2024		21,875,000	0.27	6,000,000	1,573,823	-	(1,834,904)	5,738,919
Foreign currency translation difference, representing total other comprehensive income for the fiscal year		-	-	-	-	(905)	-	(905)
Profit net of tax		-	-	-	6,143,889	-	-	6,143,889
Total comprehensive income for the fiscal year		-	-	-	6,143,889	(905)	-	6,142,984

Transactions with Owners of the Company:
Issuance of shares		-	-	4,000,000	-	-	-	4,000,000
Restructuring adjustment (i)		-	-	(4,000,000)	-	-	4,000,000	-
Dividend paid	24	-	-	-	(860,019)	-	-	(860,019)
Total transaction with Owners of the Company		-	-	-	(860,019)	-	4,000,000	3,139,981
As of March 31, 2025		21,875,000	0.27	6,000,000	6,857,693	(905)	2,165,096	15,021,884
As of March 31, 2025 (USD)		21,875,000	0.06	1,353,791	1,547,313	(204)	488,514	3,389,414

Denote:

(i)	A restructuring adjustment was recorded among the owners of the Company in connection with the increase in share capital of Neutral Transmission Malaysia Sdn. Bhd. This adjustment was made prior to the completion of the Group’s reorganization exercise.

The accompanying notes are an integral part of these consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED MARCH 31, 2025 AND 2024

		2024	2025	2025
	Note	RM	RM	USD

Cash Flows from Operating Activities
Profit before tax		2,599,588	8,320,998	1,877,482

Adjustments for:
Depreciation of plant and equipment		365,922	488,527	110,227
Depreciation of right-of-use assets		35,075	31,381	7,081
Written off of plant and equipment		-	3,556	801
Cost of disposal of plant and equipment		156,289	141,821	31,999
Gain on lease termination		(303)	-	-
Impairment loss on trade receivables		39,512	15,575	3,514
Interest expense		19,173	28,803	6,499
Operating profit before working capital changes		3,215,256	9,030,661	2,037,603
Changes in working capital:
Deferred revenue		(113,947)	2,424,714	547,093
Contract liabilities		-	1,031,911	232,832
Payables		665,344	3,067,464	692,117
Receivables		(258,816)	(11,730,826)	(2,646,847)
Cash generated from operations		3,507,837	3,823,924	862,798
Income tax paid		(200,791)	(397,867)	(89,771)
Interest paid		(19,173)	(28,803)	(6,499)
Net cash from operating activities		3,287,873	3,397,254	766,528
Cash Flows from Investing Activity
Purchase of plant and equipment, representing net cash used in investing activity		(2,580,277)	(5,916,327)	(1,334,911)

NEUTRANS INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED MARCH 31, 2025 AND 2024 (cont.)

		2024	2025	2025
	Note	RM	RM	USD
Cash Flows from Financing Activities
Net repayment to Directors	(ii)	-	(161,559)	(36,453)
Net repayment of lease liabilities	(i),(ii)	(32,888)	(28,273)	(6,379)
Net repayment to corporate shareholders		-	(3,016)	(680)
Repayment to a related party	(ii)	(1,078,391)	-	-
Proceeds from issuance of Class A Ordinary Shares		15,000	4,000,000	902,527
Net drawdown/ (Repayment) of term loan	(ii)	380,306	(38,131)	(8,604)
Dividend paid		-	(860,019)	(194,048)
Net cash (used in)/ from financing activities		(715,973)	2,909,002	656,363

Net (decrease)/increase in cash and cash equivalents		(8,377)	389,929	87,980
Effects of foreign exchange differences		-	(905)	(204)
Cash and cash equivalents at beginning of the fiscal year		122,883	114,506	25,836
Cash and cash equivalents at end of the fiscal year		114,506	503,530	113,612

Note:

(i)	Cash outflows for leases as a lessee are as follows:

	2024	2025	2025
	RM	RM	USD

Included in net cash from operating activities:
Interest paid in relation to lease liabilities	(2,915)	(5,301)	(1,196)
Payment related to short term leases	(14,068)	(109,527)	(24,713)

Included in net cash (used in)/from financing activities:
Payment for principal portion of lease liabilities	(32,888)	(28,273)	(6,379)
Total cash outflows for leases	(49,871)	(143,101)	(32,288)

NEUTRANS INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED MARCH 31, 2025 AND 2024 (cont.)

Note:

(ii)	Reconciliation of movements of liabilities to cash flows arising from financing activities:

	Amounts due to Directors	Amounts due to corporate shareholders	Amount due to a related party	Lease liabilities	Term loan
	RM	RM	RM	RM	RM

Balance at April 1, 2023	254,944	30,140	1,078,391	30,676	-
New lease (Note 13)	-	-	-	70,995	-
Lease termination	-	-	-	(6,944)	-
Interest expense	-	-	-	2,915	16,258
Drawdown	-	-	-	-	400,000
Advance from	-	5,000	-	-	-
Repayment to	-	(5,000)	(1,078,391)	(35,803)	(35,952)
Net changes from financing cash flows	-	-	(1,078,391)	(32,888)	380,306
Balance at March 31, 2024	254,944	30,140	-	61,839	380,306
New lease (Note 13)	-	-	-	55,558	-
Interest expense	-	-	-	5,301	23,502
Repayment to	(191,559)	(30,140)	-	(33,574)	(61,633)
Advance from	30,000	27,124	-	-	-
Net changes from financing cash flows	(161,559)	(3,016)	-	(28,273)	(38,131)
Balance at March 31, 2025	93,385	27,124	-	89,124	342,175
Balance at March 31, 2025 (USD)	21,071	6,120	-	20,108	77,206

The accompanying notes are an integral part of these consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

The consolidated financial statements and the related notes were presented as the Company (as defined below), which completed its reorganization (the “Reorganization”) in connection with its initial public offering on July 20, 2025.

Neutrans Inc.

Neutrans Inc. (the “Company”) was incorporated in the British Virgin Islands on March 31, 2025, under the Companies Act as an exempted company with limited liability. The registered office of the Company is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. The authorized share capital of the Company is 500,000,000 no par value divided into 450,000,000 Class A Ordinary Shares no par value, and 50,000,000 Class B Ordinary Shares no par value. All the issued and outstanding Class A Ordinary Shares are fully paid and non-assessable.

Neutrans Holdings Limited

Neutrans Holdings Limited (“Neutrans Holdings”) is an exempted company incorporated in British Virgin Islands with limited liability on March 31, 2025. The registered office of Neutrans Holdings is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG 1110, British Virgin Islands. Neutrans Holdings is principally engaged in investment holding. Neutrans Holdings is authorized to issue a maximum of 500,000,000 ordinary shares with no par value each of a single class.

Neutral Transmission Malaysia Sdn. Bhd.

Neutral Transmission Malaysia Sdn. Bhd. (“Neutrans Malaysia”) was incorporated in Malaysia on April 8, 2011. The registered office of Neutrans Malaysia is situated at B-21-1, Level 21, Tower B, Northpoint Mid Valley City, No. 1, Medan Syed Putra Utara, 59200 Kuala Lumpur, W.P. Kuala Lumpur. The principal place of business of Neutrans Malaysia is located at Unit B-1- 08, First Floor Co Place 1, 2270 Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor Darul Ehsan. Neutrans Malaysia is a fiber-optic infrastructure provider based in Cyberjaya, Malaysia, offering internet connectivity solutions through four business units: fiber core leasing, fiber duct sales, IRU agreements, and operation and maintenance services.

The Company, Neutrans Holdings, and Neutrans Malaysia are collectively referred to as the “Group.”

Reorganization to Establish the Company as Ultimate Holding Company

Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet are identified as the controlling shareholders of the Company via MAL177 Sdn. Bhd. and Lifenet Solutions Sdn. Bhd., with 28.42 % and 9.13% of equity interests, respectively. Furthermore, Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet (collectively, the “Concert Parties”) are bound by a person acting in concert agreement, dated March 31, 2025 (the “PAC Agreement”), and have agreed to exercise their votes as actors in concert, to act in concert in relation to all matters that require the decisions of the shareholders of the Company, including, but not limited to, voting, on a simple majority basis, to approve, reject, or to abstain from voting in relation to motions that need to be resolved at shareholders meetings, and to jointly sign all necessary documents. Under our memorandum and articles of association and the BVI Act, matters which may require shareholder approval by resolution of members include, without limitation, (i) election and removal of directors, (ii) amendments to the memorandum and articles of association of the Company, (iii) variation of rights attached to any class of shares, (iv) appointment and removal of auditors, (v) approval of a voluntary winding up, (iv) continuation and domiciliation of the company to another jurisdiction and (v) sale, transfer, lease or other disposition (other than a mortgage or charge) by the Company of 50% or more in value of the assets of the Company made outside of the ordinary course of business. Apart from their obligations as shareholders under the PAC Agreement, the Concert Parties are not subject to any other contractual arrangements in their respective roles as directors or officers that would require them to make decisions jointly or to coordinate their actions in such capacities. Pursuant to the PAC Agreement, the Concert Parties are required to vote on all matters that require action in concert, and joint action is to be taken accordingly based on the results of such vote. Each party to the PAC Agreement is entitled to one (1) vote in respect of such matters, regardless of their respective shareholdings in the Company. In the event of a deadlock in relation to the matters that require action in concert, Dr. Mohamed bin Awang Lah shall control the vote and it shall be binding on both parties. Each of the parties to the PAC Agreement shall act in concert with one another based on the aforesaid decision. The PAC Agreement became effective from its date and shall remain effective until only one of the parties thereto remains a shareholder of the Company. For purposes of the PAC Agreement, a Concert Party will no longer be considered a shareholder if it ceases to hold, directly or indirectly, any shares of the Company, whether by transfer of all of its equity interest. While the PAC Agreement remains in effect, if either parties to the PAC Agreement transfers its shares of the Company, as a prerequisite, unless waived in writing by the other party, it shall ensure that the transferee is bound by the provisions of the PAC Agreement, and the transferee, upon receiving the transfer of the shares, will be deemed to have agreed to, and be bound by, the provisions of the PAC Agreement. There was no consideration exchanged the shareholders in connection with the formation of the Concert Parties.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization to Establish the Company as Ultimate Holding Company (cont.)

Neutrans Holdings and the Company were incorporated on March 31, 2025. Dr. Mohamed bin Awang Lah holds 100% of the equity interests in both companies and serves as the sole shareholder and director of each. Neutrans Holdings and the Company are engaged in investment holding with Neutrans Holdings being the mezzanine company for this offering and the Company being the listing company for this offering.

Before the Reorganization, the shareholders of Neutrans Malaysia were MAL 177 Sdn. Bhd. (50.2% of equity interests), Lifenet Solutions Sdn. Bhd. (19.8% of equity interests), Grandhill Partners Ltd (25.0% of equity interests), Silkstream Inc. (5.0% of equity interests) and Nur Liyana Binti Mohamed (less than 0.1% of equity interests) (collectively, the “Original Shareholders”). On May 15, 2025, Neutrans Holdings entered into a share swap agreement to acquire 100% of the equity interest in Neutrans Malaysia from the Original Shareholders by way of allocating 21,875,000 ordinary shares to the Original Shareholders based on their respective proportional shareholding percentage in Neutrans Malaysia.

On May 16, 2025, MAL 177 Sdn. Bhd., Lifenet Solutions Sdn. Bhd. and Grandhill Partners Ltd diluted their shareholdings in Neutrans Holdings to several new shareholders at considerations of RM6,000,000 for the ordinary shares of Neutrans Holdings at RM8,165,096. The difference between the purchase consideration and the net assets acquired was recorded in the merger reserve in equity. Consequently, the shareholdings of Neutrans Holdings after the dilution were MAL 177 Sdn. Bhd. (30.3% of equity interests), Lifenet Solutions Sdn. Bhd. (9.7% of equity interests), Goldmund Inc. (13.7% of equity interests), Grandhill Partners Ltd (11.0% of equity interests), Silkstream Inc. (5.0% of equity interests), Ng Yen Ping (5.0% of equity interests), Nur Liyana Binti Mohamed (less than 0.1% of equity interests) and other minority shareholders (25.3% of equity interests). The controlling shareholders of MAL 177 Sdn. Bhd. and Lifenet Solutions Sdn. Bhd. are Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet, respectively.

The acquisition of Neutrans Malaysia by Neutrans Holdings is deemed as a business combination under common control in accordance with IFRS 3, whereby the Concert Parties are the controlling shareholders of both Neutrans Malaysia and Neutrans Holdings before and after the Reorganization. In accordance with IAS 10.B57(c), the Concert Parties are still deemed the controlling shareholders despite their shareholdings being subsequently diluted from a total of 70.0% to 40.0%, since to Dr. Mohamed bin Awang Lah is the CEO and Director of the Group and Leopold Chew Wee Chet is a Director nominee of the Group, both being the majority of the key management positions with the ability to direct the relevant activities of the Group that significantly affect the Group’s returns. In addition, it is highly unlikely for the other individual shareholders to form together and exercise their votes collectively to outvote the Concert Parties.

On July 20, 2025, the Company entered into a share swap agreement to acquire 100% of the equity interest in Neutrans Holdings from the existing shareholders of Neutrans Holdings by way of allocating 21,875,000 Class A Ordinary Shares to the existing shareholders based on their respective proportional shareholdings in Neutrans Holdings.

The acquisition of Neutrans Holdings by the Company is deemed as a business combination under common control in accordance with IFRS 3, whereby the Concert Parties are the controlling shareholders of both the Company and Neutrans Holdings before and after the Reorganization. The acquisition by the Company of a 100% of equity interest in Neutrans Holdings will be accounted for as a business combination under common control, in accordance with the principles of IFRS 3 Business Combinations of entities under Common Control using the predecessor method, as permitted by the principles of IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. Under this method, the assets and liabilities of the acquired entities were recognized at their pre-acquisition carrying amounts and no goodwill was recognized. The difference between the purchase consideration and the net assets acquired was recorded in the merger reserve in equity. The comparative information was not restated and in line with the Group’s accounting policy for common control transactions, which aims to ensure consistency and reflect the continuity of interests.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization to Establish the Company as Ultimate Holding Company (cont.)

The Reorganization was completed on July 20, 2025. As a result of the Reorganization, the Company became the holding company for Neutrans Holdings and Neutrans Malaysia. Accordingly, the consolidated financial statements have been presented using the pooling of interest method whereby the Company is shown as if it had been the holding company from the beginning of the first reporting period presented, because all the companies in the Group where under common control.

Basis of consolidation

It was the intention of the shareholders to consolidate the shareholdings via a series of proposed acquisitions of Neutrans Malaysia to be held by Neutrans Holdings, which in turn would be 100% owned by the Company.

The consolidated financial statements will be prepared in accordance with International Financial Reporting Standards under the new Reporting Entity, the Company which was incorporated on March 31, 2025. Below are the methods of Business Combinations.

Acquisition of 100% shareholdings in Neutrans Malaysia by Neutrans Holdings

Since Neutrans Malaysia and Neutrans Holdings are under common control by the same group of individuals, the acquisition will be accounted for at historical cost based on the pooling of interest method. Hence, the consolidated financial statements have been accounted for as if the Reorganization had occurred from the date when these entities were under common control.

Acquisition of 100% shareholdings in Neutrans Holdings by the Company

Since Neutrans Holdings and the Company are under common control by the same group of individuals, the acquisition will be accounted for at historical cost based on the pooling of interest method. Hence, the consolidated financial statements have been accounted for as if the Reorganization had occurred from the date when these entities were under common control.

Details of the Group are shown in the table below:

			Percentage of effective ownership
Name	Date of incorporation	As of March 31, 2024	As of March 31, 2025	Place of incorporation	Principal activities
		%	%
The Company	March 31, 2025	-	-	British Virgin Island	Investment holding
Neutrans Holdings	March 31, 2025	100	100	British Virgin Island	Investment holding
Neutrans Malaysia	April 8, 2021	100	100	Malaysia	Fiber-optic infrastructure provider

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS

COMPLIANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS

The financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

In prior fiscal years, the Group prepared its financial statements in accordance with Malaysia Financial Reporting Standards (“MFRS”). Based on a comparison of MFRS and IFRS, management has concluded that there are no material differences between the two frameworks that would impact the Group’s financial reporting. Consequently, the Group did not apply IFRS 1, First-time Adoption of International Financial Reporting Standards, as MFRS is substantially convergent with IFRS in terms of accounting policies, with only minor differences in transitional provisions and effective dates that are not material to the Group. Furthermore, the Group’s historical financial statements prepared under MFRS included an explicit and unreserved statement of compliance with IFRS.

ADOPTION OF NEW AND REVISED STANDARDS

For the fiscal year ended March 31, 2025, the Group has adopted all the new or revised IFRS Accounting Standards that are relevant to its operations. The adoption of these new/revised IFRS Accounting Standards and amendments to IFRS Accounting Standards does not result in substantial changes to the Group’s accounting policies and has no material effects on the amounts reported for the current or prior years.

At the date of this report, the management has considered and anticipated that the adoption of the IFRS/amendments to IFRS Accounting Standard issued but not yet effective until future periods will not have a material impact on the financial statements of the Group in the period of their initial adoption.

HISTORICAL COST CONVENTION

The consolidated financial statements have been prepared with the historical cost basis, except those as disclosed in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for leasing transactions that are within the scope of IFRS 16 Leases, and measurements that have some similarities to fair value but are not fair value, such as value in use in IAS 36 Impairment of Assets.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS (cont.)

BASIS OF PREPARATION

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The consolidated financial statements incorporate the financial statements of the consolidated entities or businesses in which the common control combination occurs as if they had been consolidated from the date when the combining entities or businesses first came under the control of the controlling party.

The consolidated financial statements have been prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the consolidated financial statements reflect external transactions only.

The net assets of the consolidated entities or businesses are consolidated using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The consolidated statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the consolidated entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

The consolidated statements of financial position has been prepared based on the nature of the transactions, distinguishing: (a) current assets from non-current assets, where current assets are intended as the assets that should be realized, sold or used during the normal operating cycle, or the assets owned with the aim of being sold in the short term (within 12 months); (b) current liabilities from non-current liabilities, where current liabilities are intended as the liabilities that should be paid during the normal operating cycle, or over the 12-month period subsequent to the reporting date.

The consolidated statements of profit or loss have been prepared based on the nature of the expenses.

The consolidated statements of cash flows have been prepared using the indirect method.

The consolidated financial statements present all amounts in Ringgit Malaysia (“RM”), unless otherwise stated.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS (cont.)

FUNCTIONAL AND PRESENTATION CURRENCY

Functional and presentation currency

Items included in the consolidated financial statements are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in RM, which is the functional currency of the Group.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at reporting date. Translation gains and losses are recognized in the consolidated statements of income (loss) and comprehensive income (loss) as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income (loss) and comprehensive income (loss) as other income (other expenses).

Convenience translation

Translations of balance in the consolidated statements of financial position, consolidated statements of profit or loss and other comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from RM into United States Dollar (“USD”) as of March 31, 2025 are solely for the convenience of the readers and are calculated at the evening middle rate of USD1.00 = RM4.4320 as of March 28, 2025, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In preparing the consolidated financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS (cont.)

CRITICAL ACCOUNTING POLICIES AND ESTIMATES (cont.)

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Estimates are based on historical experience and other factors, including expectations about future events that may have a financial impact on the Group and that are believed to be reasonable under the circumstances.

(i)	Judgements

Management is of the opinion that there are no instances of application of judgement expected to have a significant effect on the amounts recognized in the consolidated financial statements.

(ii)	Assumptions and estimation uncertainties

The key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the fiscal year that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next fiscal year, are discussed below.

Useful lives of plant and equipment

The Group’s management determines the estimated useful lives and related depreciation charges for the Group’s plant and equipment with reference to the estimated periods that the Group intends to derive future economic benefits from the use of these assets. Management performs periodic review of the estimated useful lives of plant and equipment, and will revise the depreciation charges where estimated useful lives are different than those previously estimated.

Impairment of trade receivables and contract assets

The Group’s management uses the simplified approach to estimate a lifetime expected credit loss allowance for trade receivables and contract assets. The management develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables and contract assets.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be consolidated for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for periods ended March 31, 2024 and 2025. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES

PLANT AND EQUIPMENT

Plant and equipment are tangible assets that are held for use in the production or supply of goods or services, or for administrative purposes. Plant and equipment are stated in the consolidated statements of financial position at cost less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Costs include any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and, for qualifying assets, borrowing costs capitalized in accordance with the Group’s accounting policy. Depreciation of these assets, on the same basis as other property assets, commences when the assets are ready for their intended use.

Depreciation is recognized to allocate the cost of assets less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Depreciation is charged to allocate the cost of assets, over their estimated useful lives, using the straight-line method, on the following bases:

Years
Furniture and fittings	10
Renovation	10
Computer	3
Information Technology equipment	5
Fiber-optic infrastructure	30

Capital work-in-progress is stated as cost less any accumulated impairment losses and includes borrowing cost incurred during the period of construction. No depreciation is provided on capital work-in-progress and upon completion of construction, the cost will be transferred to plant and equipment.

The residual value, useful lives, and depreciation method are viewed at least at the end of each financial period, and adjusted prospectively, if appropriate.

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on de-recognition of the asset is included in profit or loss in the year asset is derecognized.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

IMPAIRMENT OF NON-FINANCIAL ASSETS

At the end of the reporting period, the Group reviews the carrying amounts of its plant and equipment and right-of-use assets to determine whether there is any indication that these assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the relevant asset is estimated in order to determine the extent of the impairment loss (if any).

The recoverable amount of plant and equipment and right-of-use assets are estimated individually. When it is not possible to estimate the recoverable amount individually, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

In testing a cash-generating unit for impairment, corporate assets are allocated to the relevant cash-generating unit when a reasonable and consistent basis of allocation can be established, or otherwise they are allocated to the smallest group of cash generating units for which a reasonable and consistent allocation basis can be established. The recoverable amount is determined for the cash-generating unit or group of cash-generating units to which the corporate asset belongs, and is compared with the carrying amount of the relevant cash-generating unit or group of cash-generating units.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset (or a cash-generating unit) for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or a cash-generating unit) is reduced to its recoverable amount. For corporate assets or portion of corporate assets which cannot be allocated on a reasonable and consistent basis to a cash-generating unit, the Group compares the carrying amount of a group of cash-generating units, including the carrying amounts of the corporate assets or portion of corporate assets allocated to that group of cash-generating units, with the recoverable amount of the group of cash-generating units. In allocating the impairment loss, the impairment loss is allocated first to reduce the carrying amount of any goodwill (if applicable) and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit or the group of cash-generating units. The carrying amount of an asset is not reduced below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero. The amount of the impairment loss that would otherwise have been allocated to the asset is allocated pro rata to the other assets of the unit or the group of cash-generating units. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit or a group of cash-generating units) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or a cash-generating unit or a group of cash-generating units) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation, and a reliable estimate can be made of the amount of the obligation.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflets, where appropriate, the risks specific to the liability. When the discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date/settlement date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

(i)	Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost and debt instruments/receivables subsequently measured at fair value through other comprehensive income. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset.

Impairment of financial assets subject to impairment assessment under IFRS 9

The Group performs impairment assessment under ECL model on financial assets (including trade and other receivables and contract assets) which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS (cont.)

Financial assets (cont.)

Impairment of financial assets subject to impairment assessment under IFRS 9 (cont.)

The Group always recognizes lifetime ECL for trade receivables and contract assets. For all other instruments, the Company measures the loss allowance equal to 12-month ECL, unless there has been a significant increase in credit risk since initial recognition, in which case the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

●	an actual or expected significant deterioration in the operating results of the debtor;

●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

●	Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 365 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

●	Despite the foregoing, the Group assumes that the credit risk on a debt instrument has not increased significantly since initial recognition if the debt instrument is determined to have low credit risk at the reporting date. A debt instrument is determined to have low credit risk if (i) it has a low risk of default, (ii) the borrower has a strong capacity to meet its contractual cash flow obligations in the near term and (iii) adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

In order to minimize the credit risk, management of the Group has created a team responsible for the determination of credit limits and credit approvals for customers.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS (cont.)

Financial assets (cont.)

Impairment of financial assets subject to impairment assessment under IFRS 9 (cont.)

(ii)	Definition of default

The Group considers for internal credit risk management purposes and based on historical experience, that an event of default to have occurs when there is information obtained from internal or external sources that indicates the debtor is unlikely to pay its creditors, including the Group.

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. These events include evidence that there is significant financial difficulty of the debtors or it is becoming probable that the debtor will enter bankruptcy.

(iv)	Write-off policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, e.g., when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

(v)	Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e., the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate.

If the Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date.

The Group recognizes an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS (cont.)

Financial assets (cont.)

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity

Classification as debt or equity

Financial liabilities and equity instruments issued by the Group are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments are recorded at the proceeds received, net of direct issue costs.

Financial liabilities

Financial liabilities including trade and other payables, and borrowings are initially measured at fair value, net of transaction costs, and are subsequently measured at amortized cost, using the effective interest method, with interest expense recognized on an effective yield basis, except for short-term payables when the recognition of interest would be immaterial.

Interest-bearing loans are initially recognized at fair value, and are subsequently measured at amortized cost, using the effective interest method.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

LEASES

The Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

As lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities representing the obligations to make lease payments and right-of-use assets representing the right to use the underlying leased assets.

Right-of-use assets

The Group recognizes right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.

If ownership of the leased asset transfers to the Group at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset. The right-of-use assets are also subject to impairment.

The right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined as follows:

Useful Lives
Leases of premises	Over the lease term of two to three years

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to right-of-use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Lease liabilities

The lease liability is initially measured at the present value of future lease payments at the commencement date, discounted using the Group’s incremental borrowing rates. Lease payments included in the measurement of the lease liabilities include fixed payments, any variable lease payments, amount expected to be payable under a residual value guarantee, and exercise price under an extension option that the Group is reasonably certain to exercise.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g. changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

LEASES (cont.)

As lessee (cont.)

Refundable rental deposits

Refundable rental deposits paid are accounted under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

As lessor

When the Group acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Group makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease.

Lease revenue from operating lease, such as the revenue from IRU arrangements (Note 17), where the Group is a lessor, is recognized in the consolidated statements of comprehensive income on a straight-line basis over the lease term. The respective leased assets are included in the consolidated statements of financial position based on their nature.

REVENUE RECOGNITION

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The Group uses a five-step approach to recognize revenue:

●	Step 1: Identify the contract(s) with a client

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when (or as) the Group satisfies a performance obligation

The Group recognizes revenue when (or as) a performance obligation is satisfied, i.e., when “control” of the services underlying the particular performance obligations is transferred to clients.

A performance obligation represents a service (or a bundle of services) that is distinct or a series of distinct services that are substantially the same.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION (cont.)

Control is transferred overtime and revenue is recognized overtime by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the client simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;

●	the Group’s performance creates or enhances an asset that the client controls as the asset is created or enhanced; or

●	the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct service.

The Group is providing telecommunications and other services. The Group recognizes revenue from rendering of services for fiber core leasing, operation and maintenance, fiber duct sales and indefeasible right-of-use.

Fiber Core Leasing

The Group generates revenue from fiber core leasing through contractual arrangements with customers that involve two separately identifiable components which are first-time connections for fiber core service and leasing of fiber-optic infrastructure. These components are treated as distinct performance obligations. This is because the first-time connection provides a separate identifiable benefit by enabling access to the fiber optic network, while the dark fiber leasing service delivers ongoing network usage over time. Each obligation provides value independently, making them separately identifiable obligations under the contract.

The typical fiber core leasing contracts have a duration of one year and involve two types of charges, which are a one-time non-refundable connection fee and a recurring monthly lease charge. The connection fee and the initial month’s lease charge are generally invoiced together with a single invoice upon completion of installation and activation of the service. Subsequent lease charges are billed on a recurring monthly basis throughout the contract period. Payment is generally due within 30 days from the invoice date.

Revenue for the first-time connection is recognized at a specific point in time when the installation is complete and the service is ready for use by the customer. Revenue for the lease is recognized over time as the customer continuously receives and consumes the benefits of the fiber optic infrastructure throughout the duration of the contract. The output method based on the passage of time is used to measure the progress. The transaction price for the first-time connection and leasing of fiber-optic infrastructure are fixed based on the price negotiated between the Group and the customer.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION (cont.)

Operation and Maintenance

The Group provides two types of operation and maintenance services provided to its customers which are recurring monthly maintenance services and ad hoc services rendered upon specific customer requests. These services are treated as distinct performance obligations, as each delivers different benefits and is contracted independently.

Recurring maintenance services are generally associated with long-term fiber optic leasing arrangements and are intended to ensure ongoing reliability and performance of the fiber optic infrastructure. These services include regular inspections, repairs, system upgrades, and monitoring to prevent issues and ensure smooth operation. Customers are invoiced on a monthly basis, with payment due within 30 days from the invoice date. Ad hoc services, by contrast, are customized to meet specific or urgent customer needs and are usually one-off in nature. These services are invoiced individually upon completion and customer acceptance, with payment also due within 30 days from the date of invoice issuance.

Revenue from recurring maintenance services is recognized over time as these services are delivered on an ongoing basis as part of the Group’s operations. Since customers rely on these services consistently, the performance obligation is fulfilled over time throughout the contract period on a monthly basis. Revenue from ad-hoc services is recognized at a point in time when the service has been completed and the customer has obtained the benefit. Transaction prices for both types of services are fixed and determined based on the price negotiated between the Group and the customer.

Fiber Duct Sales

The Group recognizes revenue from fiber duct sales under two types of arrangements which are delivery of ready-to-use ducts and project-based contracts. These two arrangements are treated as distinct performance obligations, as they involve different scopes of work and are contracted independently.

Under the ready-to-use duct arrangement, the Group delivers completed ducts that are immediately available for use by the customer. Revenue is recognized at a point in time when control of the asset is transferred to the customer upon delivery and acceptance. These transactions are invoiced upon delivery, with payment due within 30 days from the invoice date.

In contrast, project-based contracts involve a broader scope of work including design, civil construction, and installation of ducts over a defined project timeline. These services are typically part of broader infrastructure deployment projects, and customers rely on the Group to carry out the work progressively. Revenue from these contracts is recognized over time using the input method, which reflects the Group’s performance based on the costs incurred to date relative to the total expected costs. The input method is used as the work performed creates an asset with no alternative use and the Group has an enforceable right to payment for the work completed. Invoices are issued based on milestone completion, with payment due within 30 days from the invoice date.

Transaction prices for both types of arrangements are fixed and determined based on the terms negotiated with the customer at the commencement of the contract.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION (cont.)

Indefeasible Right-of-Use Agreements (“IRU Agreements”)

The Group also earns revenue from leases of dark fiber, which are not accounted for under IFRS 15. Lease revenue is structured as IRU Agreements, over the term that customer is given exclusive access to the assets. IRU Agreements generally require the customer to make a down payment upon the execution of the agreement with monthly IRU Agreement fees paid over the contract term. However, generally, the Group receives up to the entire lease payment at the inception of the agreement and recognizes the revenue on a straight-line basis over the agreement term. Amounts received upfront in connection with the execution of IRU Agreements are initially deferred and reflected as “Deferred Revenue” in the consolidated statements of financial position as shown in Note 11, and being recognized as lease revenue over the terms of the applicable IRU Agreements.

CONTRACT ASSETS AND LIABILITIES

Contract assets and liabilities in services contracts represent the timing differences in revenue recognition and the milestone billings. The milestone billings are structured and/or negotiated with customers to reflect physical completion of the contracts.

Contract assets are transferred to receivables when the rights to economic benefits become unconditional. This usually occurs when the Group issues billing to the customer. Contract liabilities are recognized as revenue when performance obligations are satisfied. When there is objective evidence of impairment, the amount of impairment losses is determined by comparing the contract asset’s carrying amount and the present value of estimated future cash flows to be generated by the contract asset.

Contract liability is the obligation to transfer goods or services to customers for which the Group has received the consideration or has billed the customer. In the case of provision of service contracts, contract liability is the excess of the billings to-date over the cumulative revenue earned. Contract liabilities include downpayments received from customers and other deferred income where the Group has billed or have collected the payment before the goods are delivered or services are provided to the customers.

TAXATION

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit/(loss) before tax because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

TAXATION (cont.)

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realized, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied to the same taxable entity by the same taxation authority.

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

EMPLOYEE BENEFITS

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Short-term employee benefits

Wages, salaries, social security contributions and bonuses are recognized as an expense in the year in which the associated services are rendered by employees of the Group. Short-term accumulating compensated absences such as paid annual leaves are recognized when services are rendered by employees that increase their entitlement to future compensated absences, and short-term non-accumulating compensated absences such as sick leave are recognized when absences occur.

(b)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Employees Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in hand and bank balances which are subject to an insignificant risk of change in value.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

RESERVES

Retained earnings

Retained earnings comprise the cumulative net profits recognized in the consolidated statements of profit or loss.

Merger reserve

The merger reserve arises as a result of accounting for business combinations under common control using the predecessor value method. The difference between the consideration transferred and the share capital acquired is recorded in equity in the merger reserve and is restated to the beginning of the first period presented.

EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Group by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

BORROWING

Borrowings are classified as current liabilities unless the Group has the unconditional right to postpone settlement for at least 12 months after the consolidated statements of financial position date, in which case they are classified as non-current liabilities.

Borrowings are initially recorded at fair value, net of any transaction costs. They are then measured at amortized cost. The difference between the initial proceeds (after deducting transaction costs) and the repayment amount is recognized in profit or loss over the term of the borrowings using the effective interest rate method.

SEGMENT REPORTING

Operating segments, and the amounts of each segment item reported in the consolidated financial statements, are identified from the financial information provided regularly to the Group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	PLANT AND EQUIPMENT

				Information
	Furniture			Technology
	and			(“IT”)	Fiber-optic
	fittings	Renovation	Computer	equipment	infrastructure	Total
	RM	RM	RM	RM	RM	RM

Cost
As at April 1, 2023	4,933	90,502	47,112	1,203,289	8,939,600	10,285,436
Additions	11,724	32,900	16,230	15,131	2,504,292	2,580,277
Disposal	-	-	-	-	(197,171)	(197,171)
As at March 31, 2024	16,657	123,402	63,342	1,218,420	11,246,721	12,668,542

Accumulated depreciation
As at April 1, 2023	2,689	90,501	36,108	1,143,540	1,470,149	2,742,987
Charge for the fiscal year	932	1,371	7,318	13,823	342,478	365,922
Disposal	-	-	-	-	(40,882)	(40,882)
As at March 31, 2024	3,621	91,872	43,426	1,157,363	1,771,745	3,068,027

Net carrying amount
As at March 31, 2024	13,036	31,530	19,916	61,057	9,474,976	9,600,515

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	PLANT AND EQUIPMENT (cont.)

	Furniture					Capital
	and			IT	Fiber-optic	work-in-
	fittings	Renovation	Computer	equipment	infrastructure	progress	Total
	RM	RM	RM	RM	RM	RM	RM

Cost
As at April 1, 2024	16,657	123,402	63,342	1,218,420	11,246,721	-	12,668,542
Additions	15,108	15,320	16,407	42,829	3,425,887	2,400,776	5,916,327
Written off	-	-	(5,332)	-	-	-	(5,332)
Disposal	-	-	-	-	-	(141,821)	(141,821)
As at March 31, 2025	31,765	138,722	74,417	1,261,249	14,672,608	2,258,955	18,437,716

Accumulated depreciation
As at April 1, 2024	3,621	91,872	43,426	1,157,363	1,771,745	-	3,068,027
Charge for the fiscal year	2,242	3,901	10,601	20,316	451,467	-	488,527
Written off	-	-	(1,776)	-	-	-	(1,776)
As at March 31, 2025	5,863	95,773	52,251	1,177,679	2,223,212	-	3,554,778

Net carrying amount
As at March 31, 2025	25,902	42,949	22,166	83,570	12,449,396	2,258,955	14,882,938
As at March 31, 2025 (USD)	5,844	9,691	5,001	18,856	2,808,980	509,692	3,358,064

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5	RIGHT-OF-USE ASSETS

	2024	2025	2025
	RM	RM	USD

Lease of office
At cost
At beginning of the fiscal year	69,729	70,995	16,019
Addition by way of:
- New lease	70,995	55,558	12,536
Lease termination	(69,729)	-	-
At end of the fiscal year	70,995	126,553	28,555

Accumulated depreciation
At beginning of the fiscal yar	39,845	11,832	2,670
Charge for the fiscal year	35,075	31,381	7,081
Lease termination	(63,088)	-	-
At end of the fiscal year	11,832	43,213	9,751

Net carrying amount
At end of the fiscal year	59,163	83,340	18,804
At beginning of the fiscal year	29,884	59,163	13,349

6	TRADE RECEIVABLES

	2024	2025	2025
	RM	RM	USD

Trade receivables, gross	594,504	8,912,389	2,010,918
Less: Accumulated impairment loss
At beginning of fiscal year	(96,731)	(39,512)	(8,915)
Additional	(39,512)	(15,575)	(3,514)
Written off	96,731	-	-
At end of fiscal year	(39,512)	(55,087)	(12,429)
Trade receivables, net	554,992	8,857,302	1,998,489

Trade receivables are non-interest bearing, generally on 30 to 90 days credit term. They are recognized at their original invoice amounts which represent their fair values on initial recognition.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7	DEPOSITS, PREPAYMENTS AND CONTRACT ASSETS

		2024	2025	2025
	Note	RM	RM	USD

Non-current
Deposits	(a)	1,051,050	-	-

Current
Deposits	(a)	38,334	2,014,632	454,565
Prepayments		40,060	249,802	56,364
Deferred expenses	(b)	-	2,250,472	507,778
Contract assets	(c)	28,566	56,045	12,645
		106,960	4,570,951	1,031,352
Total net carrying amounts		1,158,010	4,570,951	1,031,352

(a)	A total balance of RM1,914,095; USD431,881 (March 31, 2024: RM1,051,050; USD237,150) relates to security deposits paid to the government authorities for the construction of the fiber-optic infrastructure and RM57,700; USD13,019 (March 31, 2024: RM NIL; USD NIL) of cash margin placed with CIMB Islamic Bank Berhad as security for a bank guarantee issued in favor of the Government of Malaysia. The cash margin is restricted in use until the expiry or release of the guarantee.

(b)	The deferred expenses of the Group relates to deferred expenses incurred in connection with its proposed listing. These expenses, which include underwriting fees, professional services, and other miscellaneous costs, have been paid and capitalized under deferred expenses as of March 31, 2025. In accordance with IFRS requirements, upon completion of the listing, the directly attributable portion of these expenses will be offset against equity, while the remaining portion will be recognized as an expense in profit or loss.

(c)	The contract assets of the Group relates to the right for consideration for the provision of fiber core leasing services but not yet billed at the reporting date. Typically, the amounts of contract assets will be billed within 30 days and payment is expected within 30 days.

The movements of contract assets are as follows:

	2024	2025	2025
	RM	RM	USD

At beginning of the fiscal year	122,370	28,566	6,445
Recognized as revenue during the fiscal year (Note 17)	2,063,577	2,989,314	674,484
Billed during the fiscal year	(2,157,381)	(2,961,835)	(668,284)
At end of the fiscal year	28,566	56,045	12,645

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8	CASH AND BANK BALANCES

	2024	2025	2025
	RM	RM	USD

Cash in hand	382	1	*
Bank balances	114,124	503,529	113,612
	114,506	503,530	113,612

*	Represents amount less than USD1.

9	ORDINARY SHARES AND MERGER RESERVE

(a)	Ordinary shares

For the sake of undertaking a public offering of the Group’s Class A Ordinary Shares, the Group has performed a series of re-organizing transactions resulting in 21,875,000 Class A Ordinary Shares issued and outstanding that have been restated to the beginning of the first period presented. The authorized share capital is 500,000,000 no par value shares divided into 450,000,000 Class A Ordinary Shares no par value, and 50,000,000 Class B Ordinary Shares no par value. All the issued and outstanding Class A Ordinary Shares are fully paid and non-assessable.

The Group is authorized to issue a maximum of 500,000,000 no par value ordinary shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share is entitled to one vote on all matters subject to vote at general meetings of our Company, and each Class B Ordinary Share is entitled to 20 votes on all matters subject to vote at general meetings of our Company. Each Class B Ordinary Share is convertible into one fully paid and non-assessable Class A Ordinary Share at any time after the date of issuance of such share at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

On July 20, 2025, the Group allotted a total of 21,875,000 Class A Ordinary Shares to the existing shareholders of the Group to perfect the Group’s capital structure in anticipation of an expected initial public offering of its Class A Ordinary Shares, and the concurrent listing of its Class A Ordinary Shares on the Nasdaq stock market. The Group has accounted for these issuances of Class A Ordinary Shares as a stock dividend; accordingly, the Group has restated the presentation of its historical capital structure to the first period presented.

(b)	Merger reserve

The merger reserve arises from business combinations under common control, which the Group accounts for using the predecessor value method, whereby the assets and liabilities of the acquired entities are recognized at their pre-acquisition carrying amounts with no goodwill recorded. It represents the difference between the consideration transferred and the net assets acquired, and is recorded directly in equity as a non-distributable reserve. On May 16, 2025, MAL 177 Sdn. Bhd., Lifenet Solutions Sdn. Bhd., and Grandhill Partners Ltd diluted their shareholdings in Neutrans Holdings to new shareholders for a total consideration of RM6,000,000 against a carrying value of RM8,165,096, with the difference recorded in the merger reserve. The transaction was deemed a business combination under common control, as the Concert Parties remained the controlling shareholders of both the Company and Neutrans Holdings before and after the reorganization.

In the absence of specific guidance under IFRS for business combinations under common control, the Group adopted the predecessor value method in accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. As set out in paragraph 10 of IAS 8, when no specific IFRS applies, management is required to exercise judgement in developing an accounting policy that provides information which is relevant to users’ decision-making needs and is reliable, in that it faithfully represents the financial position and performance of the Group, reflects the economic substance of transactions, is neutral and prudent, and is complete in all material respects. Having considered these criteria, management determined that the predecessor value method is the most appropriate policy, as it is widely applied in practice, provides relevant and reliable financial information, and reflects the continuity of interests arising from transactions under common control. In line with this policy, the comparative information has not been restated.

Subsequent restructuring adjustments were recognized in the merger reserve amounting to RM4,000,000 as of March 31, 2025 and RM15,000 as of March 31, 2024. These adjustments arose from increases in the share capital of Neutral Transmission Malaysia Sdn. Bhd., which were effected among the owners of the Company as part of the internal restructuring undertaken prior to the completion of the Group’s reorganization exercise. The adjustments were recorded directly in equity, consistent with the treatment of transactions among entities under common control.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10	DEFERRED TAX LIABILITIES

	2024	2025	2025
	RM	RM	USD

At beginning of the fiscal year	267,926	510,424	115,168
Recognized in profit or loss (Note 21)	242,498	(502,353)	(113,347)
At end of the fiscal year	510,424	8,071	1,821

Presented after appropriate offsetting:
- Deferred tax assets	(829,182)	(1,658,273)	(374,159)
- Deferred tax liabilities	1,339,606	1,666,344	375,980
	510,424	8,071	1,821

Represented by:
Deferred tax liabilities	510,424	8,071	1,821

The components of deferred tax liabilities during the fiscal year prior to offsetting are as follows:

	Plant and equipment and right-of-use assets	Lease liabilities	Deferred revenue	Contract liability	Other temporary differences	Total
	RM	RM	RM	RM	RM	RM

Deferred tax liabilities
Balance as at April 1, 2023	1,142,934	(7,362)	(766,488)	-	(101,158)	267,926
Recognized in profit or loss (Note 21)	196,672	(7,479)	27,347	-	25,958	242,498
Balance as at March 31, 2024	1,339,606	(14,841)	(739,141)	-	(75,200)	510,424
Recognized in profit or loss (Note 21)	313,287	(6,548)	(581,932)	(247,659)	20,499	(502,353)
Balance as at March 31, 2025	1,652,893	(21,389)	(1,321,073)	(247,659)	(54,701)	8,071
Balance as at March 31, 2025 (USD)	372,945	(4,826)	(298,076)	(55,880)	(12,342)	1,821

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11	DEFERRED REVENUE

	2024	2025	2025
	RM	RM	USD

Indefeasible Right of Use (“IRU”)
Current liabilities	392,257	567,664	128,084
Non-current liabilities	2,687,496	4,936,803	1,113,900
	3,079,753	5,504,467	1,241,984

Deferred revenue mainly relates to advance consideration received from customers at inception of IRU contracts, in which the customers acquire the unconditional right to use the fiber-optic cable for a fixed fee over the contract period.

The movement of deferred revenue is as follows:

	2024	2025	2025
	RM	RM	USD

At beginning of the fiscal year	3,193,700	3,079,753	694,890
Billed during the fiscal year	223,655	2,838,489	640,455
Revenue recognized during the fiscal year (Note 17)	(337,602)	(413,775)	(93,361)
At end of the fiscal year	3,079,753	5,504,467	1,241,984

12	CONTRACT LIABILITIES

	2024	2025	2025
	RM	RM	USD
Contract liabilities
Fiber core leasing	-	89,945	20,294
Operation and maintenance	-	172,168	38,847
Fiber duct sales	-	769,798	173,691
	-	1,031,911	232,832

The contract liabilities relate to provision of service contracts for contract customers in which services have yet to be performed, and in which the Group has billed the customers. Contract liabilities are the excess of the billings to-date over the cumulative revenue earned.

The movements of contract liabilities are as follows:

	2024	2025	2025
	RM	RM	USD

At beginning of the fiscal year	-	-	-
Billed during the fiscal year	2,347,987	7,456,600	1,682,446
Revenue recognized during the fiscal year (Note 17)	(2,347,987)	(6,424,689)	(1,449,614)
At end of the fiscal year	-	1,031,911	232,832

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	LEASE LIABILITIES

	2024	2025	2025
	RM	RM	USD
Minimum lease payments:
- not later than 1 year	27,255	48,627	10,971
- later than 1 year but not later than 2 years	27,255	35,000	7,896
- later than 2 years but not later than 3 years	13,627	13,272	2,995
	68,137	96,899	21,862
Less: Unexpired finance charges	(6,298)	(7,775)	(1,754)
	61,839	89,124	20,108

Present value of lease liabilities:
- not later than 1 year	23,331	43,307	9,771
- later than 1 year but not later than 2 years	25,180	32,892	7,421
- later than 2 years but not later than 3 years	13,328	12,925	2,916
	61,839	89,124	20,108

Represented by:
Current liabilities	23,331	43,307	9,771
Non-current liabilities	38,508	45,817	10,337
Total	61,839	89,124	20,108

Neutrans Malaysia leases office premises for the purposes of its operations for management for lease terms of two to three years (as of March 31, 2024: two to three years) in Malaysia. There are no extension options for leases of office premises. The Group will renegotiate with the landlord upon expiration of the rental agreements.

The total cash outflows for short-term leases were RM109,527; USD24,713 (as of March 31, 2024: RM14,068).

The movements of lease liabilities are as follows:

	2024	2025	2025
	RM	RM	USD

At beginning of fiscal year	30,676	61,839	13,953
Interest charged for the year	2,915	5,301	1,196
Additions	70,995	55,558	12,535
Termination	(6,944)	-	-
Payments of:
- Principal	(32,888)	(28,273)	(6,380)
- Interest expense	(2,915)	(5,301)	(1,196)
At end of fiscal year	61,839	89,124	20,108

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	LEASE LIABILITIES (cont.)

The Group determines the lease term of a lease as the non-cancellable period of the lease. Any differences in expectations from the original estimates would impact the carrying amounts of the lease liabilities of the Group. The lease payments are discounted using the annual incremental borrowing rates of the Group at 7.65% (as of March 31, 2024: ranging from 6.40% to 7.65%) per annum.

14	BORROWING

	2024	2025	2025
	RM	RM	USD

Term loan
Current liabilities	380,306	342,175	77,206

Maturity profile of borrowings
- not later than 1 year	380,306	342,175	77,206

The term loan interest rate per annum is 7.65%.

The term loan of was secured by the following:

(i)	Joint and Several Guarantee by Directors of the Group and a subsidiary;

(ii)	Corporate guarantee by Corporate Shareholders of the Group; and

(iii)	SJPP–Government Guarantee issued by Syarikat Jaminan Pembiayaan Perniagaan Bhd.

On June 26, 2023, Neutrans Malaysia received an offer letter from Maybank Islamic Berhad (“Maybank”) for a Commodity Murabaha Term Financing-i (CMTF-i) facility amounting to RM400,000. Under the terms of the agreement, the loan is repayable in tranches over eight years.

Pursuant to certain covenants stipulated in the loan agreement, Neutrans Malaysia is required to:

(i)	obtain consent from Maybank to decrease or in any way alter its authorized or issued capital, whether by varying the equity structure or value thereof or the rights attached thereto or connected to any of its share capital into stock or by consolidating, dividing or subdividing all or any of its shares.

(ii)	obtain consent from Maybank to declare or pay dividends to its shareholders if there are monies due and payable under the loan agreement.

Despite the foregoing covenants, on October 11, 2023, Neutrans Malaysia increased its share capital from 4,150,096 ordinary shares to 4,300,096 ordinary shares, and on December 29, 2024, Neutrans Malaysia declared a first interim single tier dividend of RM860,019, without, in each case, obtaining the required prior approval from Maybank.

As a consequence, under the loan agreement, Maybank has the right to accelerate the debt. However, as of the reporting date, Neutrans Malaysia has not received any notice of acceleration from Maybank and is currently negotiating a waiver from Maybank with respect to the foregoing breaches. On August 13, 2025, Neutrans Malaysia submitted a formal waiver request to Maybank. On August 27, 2025, Maybank acknowledged receipt of the request and confirmed that it is actively reviewing the matter. As of the reporting date, Maybank is still reviewing the request.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14	BORROWING (cont.)

As required under IAS 1 Presentation of Financial Statements, in the event of a breach of loan covenants on or before the end of the reporting date, which gives lender the rights to demand immediate repayment, an entity is required to classify a liability as current as it no longer has the unconditional right to defer its settlement for at least twelve months after that date. Since the Group had breached certain covenants as disclosed in Note 14(i) and (ii) as of the reporting date, the entire loan has been reclassified as a current liability.

15	TRADE PAYABLES

	2024	2025	2025
	RM	RM	USD

Trade payables - third parties	862,782	1,555,072	350,874

The normal trade credit term granted to the Group is 30 days.

16	OTHER PAYABLES, ACCRUALS AND DEPOSITS

		2024	2025	2025
	Note	RM	RM	USD

Other payables	(a)	-	583,994	131,768
Accruals	(b)	189,597	1,980,777	446,926
Deposits received	(c)	36,950	36,950	8,337
		226,547	2,601,721	587,031

(a)	The normal credit term granted to the Group is 30 days.

(b)	A total balance of RM1,669,561; USD376,706 (as of March 31, 2024: RM NIL) relates to accrued cost for capital work-in-progress on deployment of fiber-optic infrastructure and subcontractor fees.

(c)	The deposits received by the Group represent payments from customers for fiber core leasing. These deposits will be refunded at the end of the contract.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17	REVENUE

	2024	2025	2025
	RM	RM	USD
Revenue from contracts with customers:
Recognized over time
- Fiber core leasing	2,063,577	2,989,314	674,484
- Operation and maintenance	284,410	235,173	53,063
- Fiber duct sales	-	3,200,202	722,067
	2,347,987	6,424,689	1,449,614

Recognized point in time
- Fiber core leasing	65,000	288,000	64,982
- Operation and maintenance	475,996	40,527	9,144
- Fiber duct sales	4,060,000	4,500,000	1,015,343
	4,600,996	4,828,527	1,089,469

Lease revenue:
- Indefeasible Right-of-Use (“IRU”)	337,602	413,775	93,361
	7,286,585	11,666,991	2,632,444

(a)	Remaining performance obligations

Certain delivery of ducts, maintenance services and fiber core leasing services have been entered into for which both:

-	the Group’s right to monetary consideration does not correspond directly with the performance; and

-	the original contractual period was greater than 12 months.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17	REVENUE (cont.)

(a)	Remaining performance obligations (cont.)

The amount of revenue that will be recognized in future periods on these contracts when those remaining performance obligations will be satisfied is analyzed as follows:

	Fiber core leasing	Operation and maintenance	Fiber duct sales	IRU
	RM	RM	RM	RM

As at March 31, 2024
Within 1 year	-	-	4,212,284	392,257
More than 1 year but not later than 2 years	-	-	3,727,716	365,595
More than 2 years but not later than 5 years	-	-	-	1,096,785
More than 5 years	-	-	-	1,225,116
As at March 31, 2025	-	-	7,940,000	3,079,753

As at March 31, 2025
Within 1 year	89,945	172,168	4,739,798	567,664
More than 1 year but not later than 2 years	-	-	-	567,664
More than 2 years but not later than 5 years	-	-	-	1,683,392
More than 5 years	-	-	-	2,685,747
	89,945	172,168	4,739,798	5,504,467

As at March 31, 2025 (USD)
Within 1 year	20,294	38,847	1,069,449	128,083
More than 1 year but not later than 2 years	-	-	-	128,083
More than 2 years but not later than 5 years	-	-	-	379,827
More than 5 years	-	-	-	605,991
	20,294	38,847	1,069,449	1,241,984

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18	OTHER INCOME

	2024	2025	2025
	RM	RM	USD

Gain on lease termination	303	-	-
Forfeiture of customer deposit	10,800	-	-
Others	-	13,914	3,139
	11,103	13,914	3,139

19	FINANCE COSTS

	2024	2025	2025
	RM	RM	USD

Interest expenses on:
- Lease liabilities	2,915	5,301	1,196
- Borrowing	16,258	23,502	5,303
	19,173	28,803	6,499

20	PROFIT BEFORE TAX

	2024	2025	2025
	RM	RM	USD

Compound or penalty	67,670	146,713	33,103
Consultation service	171,384	123,973	27,972
Employee benefits expense [Note (a)]	805,482	923,345	208,336
Incorporation expense	-	25,906	5,845
License fees	100,000	100,000	22,563
Road line marking costs	147,521	-	-
Sales commission	194,965	-	-
Short term leases	14,068	109,527	24,713

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20	PROFIT BEFORE TAX (cont.)

(a)	Employee benefits expense:

	2024	2025	2025
	RM	RM	USD
Staff costs:
- Salaries and bonuses	647,768	616,791	139,168
- Defined contribution plan	78,734	76,941	17,360
- Social security contributions	5,880	7,133	1,609
- Contributions to employee insurance system	587	1,076	243
	732,969	701,941	158,380
Directors’ remuneration:
- Salaries and bonuses	63,500	195,000	43,998
- Defined contribution plan	8,030	23,950	5,404
- Social security contributions	882	2,202	497
- Contributions to employee insurance system	101	252	57
	72,513	221,404	49,956
Total employee benefits expense	805,482	923,345	208,336

21	TAX EXPENSE

	2024	2025	2025
	RM	RM	USD
Current tax:
- Current year	384,108	2,623,203	591,878
- Underprovision in prior year	23,314	56,259	12,694
	407,422	2,679,462	604,572
Deferred tax (Note 10):
- Relating to origination and reversal of temporary differences	270,551	(480,706)	(108,463)
- Overprovision in prior year	(28,053)	(21,647)	(4,884)
	242,498	(502,353)	(113,347)
Tax expense for the fiscal year	649,920	2,177,109	491,225

Tax expense is calculated at the rate prevailing in the jurisdictions of the Group’s operations.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21	TAX EXPENSE (cont.)

The reconciliation from the tax amounts at statutory income tax rate to the Group’s tax expense for the fiscal years ended March 31, 2025 and 2024 are as follows:

	2024	2025	2025
	RM	RM	USD

Profit before tax	2,599,588	8,320,998	1,877,482

Tax at Malaysian statutory income tax rate of 24%	623,901	1,997,040	450,596
Tax effect on non- deductible expenses	30,758	145,457	32,819
Under provision of income tax expense in prior year	23,314	56,259	12,694
Overprovision of deferred tax in prior year	(28,053)	(21,647)	(4,884)
Tax expense for the fiscal year	649,920	2,177,109	491,225

22	EARNINGS PER SHARE

(a)	Basic

Basic earnings per Class A Ordinary Share for the fiscal years ended March 31, 2025 and 2024 are calculated by dividing earnings for such fiscal years attributable to owners of the Company by the weighted average number of ordinary shares outstanding during the fiscal year.

	2024	2025	2025
	RM	RM	USD
Profit for the fiscal year attributable to the owners of the Company	1,949,668	6,143,889	1,386,257
Weighted average number of Class A Ordinary Shares in issue	21,875,000	21,875,000	21,875,000
Basic earnings per ordinary shares	0.09	0.28	0.06

(b)	Diluted

Diluted earnings per Class A Ordinary Share equals basic earnings per ordinary share as there were no dilutive potential ordinary shares outstanding during the fiscal years ended March 31, 2025 and 2024.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23	RELATED PARTY DISCLOSURES

The Group’s relationships with related parties who had transactions with the Group for the fiscal years ended March 31, 2025 and 2024 are summarized as follows:

Name	Relationship with the Group
MAL 177 Sdn. Bhd.	Dr. Mohamed Bin Awang Lah is a director and shareholder
Lifenet Solutions Sdn. Bhd.	Leopold Chew Wee Chet is a director and shareholder
Nicerin Ltd	Lai Poh Mei is a director and shareholder
Dr. Mohamed Bin Awang Lah	CEO, Director and Chairman of the Board of Directors
Leopold Chew Wee Chet	Executive Director Nominee

Related Parties Name	Nature of	2024	2025	2025
	transactions	RM	RM	USD
Amounts due to corporate shareholders
MAL 177 Sdn. Bhd.	Non-Trade	25,140	-	-
Lifenet Solutions Sdn. Bhd.	Non-Trade	5,000	-	-
Nicerin Ltd	Non-Trade	-	27,124	6,120
		30,140	27,124	6,120

Amounts due to Directors
Dr. Mohamed Bin Awang Lah	Non-Trade	154,944	-	-
Leopold Chew Wee Chet	Non-Trade	100,000	93,385	21,071
		254,944	93,385	21,071
		285,084	120,509	27,191

The balances with related parties as at the fiscal year are as follows:

Related party transactions

Other than disclosed elsewhere in the financial statements, the significant related party transactions between the Group and its related parties during the fiscal year are as follows:

	Nature of	2024	2025	2025
Related Parties Name	transactions	RM	RM	USD

Transactions with corporate shareholders
MAL 177 Sdn. Bhd.	Repayment to	(5,000)	(25,140)	(5,672)
Lifenet Solutions Sdn. Bhd.	Liaison fee	3,800	-	-
	Advance from /(Repayment to)	1,200	(5,000)	(1,128)
Nicerin Ltd	Payment on behalf relating to listing expenses	-	27,124	6,120

Transaction with a former related party
Lestari Infra Sdn. Bhd.*	Purchase from	1,131,693	-	-
	Lease payments	24,500	-	-
	Repayment to	(2,234,584)	-	-

Transactions with Directors
Dr. Mohamed Bin Awang Lah	Repayment to	-	(184,944)	(41,729)
	Advance from	-	30,000	6,769
Leopold Chew Wee Chet	Repayment to	-	(6,615)	(1,493)

*	Lestari Infra Sdn. Bhd. ceased to be a related party of the Group on October 11, 2023, following the resignation of a former director.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23	RELATED PARTY DISCLOSURES (cont.)

Compensation of key management personnel

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling the activities of the Group, directly and indirectly, including any Director (whether executive or otherwise) of the Group.

The remuneration of the Directors of the Group during the fiscal year are disclosed in Note 20(a).

24	DIVIDEND PAID

On December 29, 2024, prior to the completion of the Reorganization as disclosed in Note 1, the directors of a subsidiary, Neutrans Malaysia, declared a first interim single tier dividend of RM0.20 per ordinary share for the fiscal year ended March 31, 2024, amounting to RM860,019, which was paid on December 30, 2024.

25	FAIR VALUE INFORMATION

The financial assets and financial liabilities maturing within the next twelve (12) months approximated their fair values due to the relatively short-term maturity of the financial instruments and insignificant impact of discounting.

The fair values of lease liabilities are determined by discounting the relevant cashflows using current interest rates for similar instruments as at the end of the reporting period. As permitted by IFRS 7, the fair value of lease liabilities is not disclosed.

There were no material transfers between Level 1, Level 2 and Level 3 during the fiscal year.

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Group activities expose it to various risks, including market risk (comprising interest rate risk), credit risk and liquidity risk. The Group’s overall risk management strategy aims to minimize any adverse effects from the unpredictability of financial markets on its financial performance.

The Directors are responsible for setting the objectives and underlying principles of financial risk management for the Group. The management then establishes the detailed policies, such as authority levels, oversight responsibilities, risk identification and measurement and exposure limits, in accordance with the objectives and underlying principles approved by the Directors.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

There have been no changes to the Group’s exposure to these financial risks or the manner in which it manages and measures the risk. Market risk exposures are measured using sensitivity analysis for the fiscal years ended March 31, 2025 and 2024, as indicated below.

	2024	2025	2025
	RM	RM	USD

Financial assets
Financial assets at amortized cost
Trade receivables	554,992	8,857,302	1,998,489
Deposits	38,334	2,014,632	454,565
Cash and bank balances	114,506	503,530	113,612
	707,832	11,375,464	2,566,666

Financial liabilities
Financial liabilities at amortized cost
Trade payables	862,782	1,555,072	350,874
Other payable, accruals and deposits (excluding sales and service tax and tax penalties)	125,023	2,393,926	540,146
Amounts due to Directors	254,944	93,385	21,071
Amounts due to corporate shareholders	30,140	27,124	6,120
Lease liabilities	61,839	89,124	20,108
Borrowing	380,306	342,175	77,206
	1,715,034	4,500,806	1,015,525

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(a)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rate. The Group’s exposure to interest rate risk arises mainly from interest-bearing financial liability.

Exposure in interest rate risk

The interest rate profile of the Group’s significant interest-bearing financial instrument, based on carrying amount as at the end of the reporting period is as follows:

	2024	2025	2025
	RM	RM	USD

Floating rate instrument:
Financial liability
- Borrowing	380,306	342,175	77,206

Interest rate risk sensitivity analysis

As the effect of the increase/decrease of 100 basis point on the floating rate instrument of the Group at the end of the reporting period is immaterial, the interest rate risk sensitivity analysis is not presented.

(b)	Credit risk

Credit risk is the risk of financial loss if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk arises principally from its receivables. There are no significant changes as compared to prior years.

Trade receivables and contract assets

Risk management objectives, policies and processes for managing the risk

Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit risk is minimized and monitored via strictly limiting the Group’s associations to business partners with good credit rating. Credit evaluations are performed on all customers requiring credit over a certain amount.

At each reporting date, the Group assesses whether any of the trade receivables and contract assets are credit impaired.

Exposure to credit risk, credit quality and collateral

As at the end of the reporting period, the maximum exposure to credit risk from trade receivables and contract assets are represented by the carrying amounts in the statement of financial position.

Concentration of credit risk

The Group determines the concentration of credit risk by monitoring the profiles of its receivables on an ongoing basis.

As at March 31, 2025, the Group had two (March 31, 2024: 3) customers that accounted for 90% (March 31, 2024: 61%) of the Group’s total gross trade receivables.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(b)	Credit risk (cont.)

Trade receivables and contract assets (cont.)

Recognition and measurement of impairment loss

The Group applies the IFRS 9 simplified approach to measures ECLs, which uses a lifetime expected loss allowance for trade receivables and contract assets.

The Group assesses impairment of trade receivables and contract assets on an individual basis.

For individual assessment, it is due to the number of debtors is minimal and these debtors can be individually managed by the Group in an effective and efficient manner. The Group has reasonable and supportable information available to assess the impairment individually. All these customers have low risk of default.

Consistent with the debt recovery process, invoices which are past due more than 365 days will be considered as credit impaired.

Evidence that a financial asset is credited impaired includes the observable data about the following events:

●	Significant financial difficulty of the borrower or issuer; or

●	A breach of contract such as a default or past due event.

The following table provides information about the exposure to credit risk and ECLs for trade receivables and contract assets as at the reporting date.

		Loss
	Gross	Allowance	Net
	RM	RM	RM

March 31, 2024
Trade receivables
Neither past due nor impaired	273,699	(3,592)	270,107

Past due but not impaired:
- 31 to 60 days	214,867	(3,592)	211,275
- 61 to 90 days	25,722	(3,592)	22,130
- 91 to 120 days	13,677	(3,592)	10,085
- More than 120 days but less than 365 days	66,539	(25,144)	41,395
	320,805	(35,920)	284,885

Credit impaired	-	-	-

Contract assets
Neither past due nor impaired	28,566	-	28,566
	623,070	(39,512)	583,558

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(b)	Credit risk (cont.)

Trade receivables and contract assets (cont.)

Recognition and measurement of impairment loss (cont.)

The following table provides information about the exposure to credit risk and ECLs for trade receivables and contract assets as at the reporting date. (cont.)

		Loss
	Gross	Allowance	Net
	RM	RM	RM

March 31, 2025
Trade receivables
Neither past due nor impaired	6,309,462	-	6,309,462

Past due but not impaired:
- 31 to 60 days	71,146	-	71,146
- 61 to 90 days	24,075	-	24,075
- 91 to 120 days	965,874	-	965,874
- More than 120 days but less than 365 days	1,484,237	(11,852)	1,472,385
	2,545,332	(11,852)	2,533,480

Credit impaired	57,595	(43,235)	14,360

Contract assets
Neither past due nor impaired	56,045	-	56,045
	8,968,434	(55,087)	8,913,347

March 31, 2025 (USD)
Trade receivables
Neither past due nor impaired	1,423,615	-	1,423,615

Past due but not impaired:
- 31 to 60 days	16,053	-	16,053
- 61 to 90 days	5,432	-	5,432
- 91 to 120 days	217,932	-	217,932
- More than 120 days but less than 365 days	334,891	(2,674)	332,217
	574,308	(2,674)	571,634

Credit impaired	12,995	(9,755)	3,240

Contract assets
Neither past due nor impaired	12,645	-	12,645
	2,023,563	(12,429)	2,011,134

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(b)	Credit risk (cont.)

Trade receivables and contract assets (cont.)

Recognition and measurement of impairment loss (cont.)

The movements in the allowance for impairment in respect of trade receivables during the fiscal year are disclosed in Note 6.

Receivables that are neither past due nor impaired

The Group assessed the trade receivables and recognized an impairment for a specific trade receivable due to the absence of subsequent payments. Other trade receivables and contract assets that are neither past due nor impaired are creditworthy debtors with good payment records and mostly are regular customers that have been transacting with the Group.

Receivables that are past due but not impaired

The Group assessed the trade receivables and recognized an impairment for a specific trade receivable due to the absence of subsequent payments. No impairments have been made for other trade receivables as there has been no significant changes in their credit quality and the amounts are still considered recoverable. These relate to several customers that have repaid their amounts outstanding to the Group subsequent to the financial year end.

Credit impaired

Receivables that are individually determined to be credit impaired at the fiscal year end relate to debtors who are in significant financial difficulties and have defaulted on payments. Receivables for which an impairment provision was recognized were written off against the provision when there was no expectation of recovering additional cash.

Write-off policy

The gross carrying amount of a financial asset is written off (either partially or full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due. Any recoveries made are recognized in profit or loss.

Deposits

Credit risk on deposits mainly arising from refundable deposits to government authorities which will be received upon completion of projects.

As at the end of reporting date, no allowance for doubtful debts is necessary in respect of other receivables and deposits that are neither past due nor impaired as these are mainly arising from debtors that have good records of payment in the past and project deposit which are still ongoing.

Cash and cash equivalents

The cash and cash equivalents are held with banks and financial institutions. As at the reporting date, the maximum exposure to credit risk is represented by their carrying amounts in the consolidated statements of financial position. These banks and financial institutions have low credit risks. Hence, a loss allowance is not necessary.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(c)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations associated with financial liabilities. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Group’s liquidity risk management policy is to manage its debt maturity profile, operating cash flows and the availability of funding so as to ensure that refinancing, repayment and funding needs are met. In addition, the Group maintains sufficient levels of cash and available banking facilities at a reasonable level to its overall debt position to meet its working capital requirement.

The Group practices prudent risk management by maintaining sufficient cash balances.

Analysis of financial instruments by remaining contractual maturities

The table below summarizes the maturity profile of the Group’s financial liabilities at the reporting date based on contractual undiscounted repayment obligations.

			Contractual Cash Flows
	Carrying amount	Contractual cash flows	On demand or within 1 year	1 to 2 years	2 to 5 years
	RM	RM	RM	RM	RM

March 31, 2024
Trade payables	862,782	862,782	862,782	-	-
Accruals and deposits	226,547	226,547	226,547	-	-
Amounts due to Directors	254,944	254,944	254,944	-	-
Amount due to corporate shareholders	30,140	30,140	30,140	-	-
Lease liabilities	61,839	68,137	27,255	27,255	13,627
Borrowing	380,306	516,256	516,256	-	-
	1,816,558	1,958,806	1,917,924	27,255	13,627

March 31, 2025
Trade payables	1,555,072	1,555,072	1,555,072	-	-
Other payable, accruals and deposits	2,601,721	2,601,721	2,601,721	-	-
Amounts due to Directors	93,385	93,385	93,385	-	-
Amounts due to corporate shareholders	27,124	27,124	27,124	-	-
Lease liabilities	89,124	96,899	48,627	35,000	13,272
Borrowing	342,175	454,317	454,317	-	-
	4,708,601	4,828,518	4,780,246	35,000	13,272

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(c)	Liquidity risk (cont.)

Analysis of financial instruments by remaining contractual maturities (cont.)

The table below summarizes the maturity profile of the Group’s financial liabilities at the reporting date based on contractual undiscounted repayment obligations. (cont.)

			Contractual Cash Flows
	Carrying amount	Contractual cash flows	On demand or within 1 year	1 to 2 years	2 to 5 years
	RM	RM	RM	RM	RM
March 31, 2025 (USD)
Trade payables	350,874	350,874	350,874	-	-
Other payable, accruals and deposits	587,031	587,031	587,031	-	-
Amounts due to Directors	21,071	21,071	21,071	-	-
Amounts due to corporate shareholders	6,120	6,120	6,120	-	-
Lease liabilities	20,108	21,864	10,972	7,897	2,995
Borrowing	77,206	102,508	102,508	-	-
	1,062,410	1,089,468	1,078,576	7,897	2,995

(d)	Capital Risk Management

The Group manages its capital to ensure that the Group will be able to maintain an optimal capital structure so as to support its business and maximize shareholder value. To achieve this objective, the Group may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

As at the reporting date, the Group is in compliance with the externally imposed capital requirements, except for certain financial covenants as disclosed in Note 14. The Directors are of the view that the exposure to the Group is immaterial, and the Group has sufficient available cash and bank balances to meet its financial obligations as and when they fall due.

The Group monitors its capital using debt-to-equity ratio, which is the total debts divided by total equity. Total debts include lease liabilities and borrowing whilst total equity is equity attributable to owners of the Group. The debt-to-equity ratio is not governed by IFRS and its definition and calculation may vary from others.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(d)	Capital Risk Management (cont.)

The debt-to-equity ratios at end of the reporting year are as follows:

There were no changes in the Group’s approach to capital management during the fiscal year years ended March 31, 2025 and 2024.

	2024	2025	2025
	RM	RM	USD

Lease liabilities (Note 13)	61,839	89,124	20,108
Borrowing (Note 14)	380,306	342,175	77,206
Total debts	442,145	431,299	97,314

Total equity	5,738,919	15,021,884	3,389,414
Debt-to-equity ratio (times)	0.08	0.03	0.03

27	CAPITAL COMMITMENT

The Group has committed to the following as at reporting date:

	2024	2025	2025
	RM	RM	USD

Authorized and contracted for:
Plant and equipment
Fiber-optic infrastructure	-	5,073,338	1,144,706
Less: Payments made	-	(529,375)	(119,444)
	-	4,543,963	1,025,262

28	SEGMENTS OPERATIONS

An operation segment is a component of an entity that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity whose operating results are reported to the Group’s chief operating decision maker (“CODM”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The Group’s operates in a single business segment which is the business of providing build and lease telecommunications facilities and networks. No operating segments have been aggregated to form the reportable operating segment.

No geographical segment information presented as Group’s operations are conducted predominantly in Malaysia.

29	AUTHORISATION OF FINANICAL STATEMENTS

These consolidated financial statements were approved for issuance by the board of directors of the Company on August 29, 2025. The board of directors has the power to amend the financial statements after issuance.

NEUTRANS INC. AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		As of	As of September 30,
		March 31,	2025	2025
		2025	(Unaudited)	(Unaudited)
	Note	RM	RM	USD
ASSETS
Non-current assets
Plant and equipment, net	4	14,882,938	15,897,551	3,777,935
Right-of-use assets, net	5	83,340	62,248	14,793
Deposits	7	-	2,196,975	522,095
Total non-current assets		14,966,278	18,156,774	4,314,823

Current assets
Trade receivables	6	8,857,302	8,283,297	1,968,464
Deposits, prepayments and contract assets	7	4,570,951	6,212,166	1,476,275
Cash and bank balances	8	503,530	342,013	81,277
Total current assets		13,931,783	14,837,476	3,526,016
TOTAL ASSETS		28,898,061	32,994,250	7,840,839

SHAREHOLDERS’ EQUITY AND LIABILITIES
Equity
Ordinary shares	9 (a)	6,000,000	6,000,000	1,425,856
Merger reserve	9 (b)	2,165,096	2,165,096	514,519
Foreign exchange reserve		(905)	383	91
Retained earnings		6,857,693	8,953,591	2,127,755
Total shareholders’ equity		15,021,884	17,119,070	4,068,221

Non-current liabilities
Deferred tax liabilities	10	8,071	169,712	40,331
Deferred revenue	11	4,936,803	4,641,206	1,102,948
Lease liabilities	13	45,817	22,893	5,440
Total non-current liabilities		4,990,691	4,833,811	1,148,719

NEUTRANS INC. AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(cont.)

		As of	As of September 30,
		March 31,	2025	2025
		2025	(Unaudited)	(Unaudited)
	Note	RM	RM	USD
Current liabilities
Trade payables	15	1,555,072	2,476,300	588,474
Other payable, accruals and deposits	16	2,601,721	3,402,605	808,604
Amounts due to Directors	23	93,385	93,453	22,208
Amounts due to corporate shareholder	23	27,124	25,753	6,120
Deferred revenue	11	567,664	579,429	137,697
Contract liabilities	12	1,031,911	956,749	227,364
Lease liabilities	13	43,307	44,990	10,692
Borrowing	14	342,175	328,277	78,013
Tax payable		2,623,127	3,133,813	744,727
Total current liabilities		8,885,486	11,041,369	2,623,899
Total liabilities		13,876,177	15,875,180	3,772,618
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		28,898,061	32,994,250	7,840,839

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

		For the Six Months Ended September 30,
		2024	2025	2025
		(Unaudited)	(Unaudited)	(Unaudited)
	Note	RM	RM	USD

Revenue	17	1,892,396	5,696,208	1,353,662
Other income	18	50	1	-
Connectivity fees		(117,209)	(247,938)	(58,921)
Subcontractor fees		(26,672)	-	-
Cost of disposal of plant and equipment		-	(171,484)	(40,752)
Employee benefits expense		(416,288)	(567,150)	(134,779)
Depreciation of plant and equipment		(223,758)	(278,894)	(66,277)
Depreciation of right-of- use assets		(11,832)	(21,092)	(5,012)
Other operating expenses		(418,925)	(1,621,435)	(385,322)
Finance costs	19	(16,441)	(19,991)	(4,751)
Profit before tax	20	661,321	2,768,225	657,848
Tax expense	21	(184,108)	(672,327)	(159,774)
Profit for the fiscal period		477,213	2,095,898	498,074

Other comprehensive income:
Item that may be reclassified subsequently to profit or loss
Foreign exchange translation, representing total other comprehensive income		-	1,288	306
Total comprehensive income for the fiscal period		477,213	2,097,186	498,380
Weighted average number of Class A Ordinary Shares (units)	22	21,875,000	21,875,000	21,875,000
Earnings per share attributable to holders of Class A Ordinary Shares	22	0.02	0.10	0.02

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares Class A		Share	Retained	Foreign exchange	Merger	Total Shareholders’
	No. of	Amount	capital	earnings	reserve	reserve	equity
	shares	RM	RM	RM	RM	RM	RM

As of April 1, 2024	21,875,000	0.27	6,000,000	1,573,823	-	(1,834,904)	5,738,919
Profit net of tax, representing total comprehensive income for the fiscal period (Unaudited)	-	-	-	477,213	-	-	477,213
As of September 30, 2024 (Unaudited)	21,875,000	0.27	6,000,000	2,051,036	-	(1,834,904)	6,216,132

As of April 1, 2025	21,875,000	0.27	6,000,000	6,857,693	(905)	2,165,096	15,021,884
Foreign currency translation difference, representing total other comprehensive income for the fiscal period (Unaudited)	-	-	-	-	1,288	-	1,288
Profit net of tax (Unaudited)	-	-	-	2,095,898	-	-	2,095,898
Total comprehensive income for the fiscal period (Unaudited)	-	-	-	2,095,898	1,288	-	2,097,186
As of September 30, 2025 (Unaudited)	21,875,000	0.27	6,000,000	8,953,591	383	2,165,096	17,119,070
As of September 30, 2025 (USD) (Unaudited)	21,875,000	0.06	1,425,856	2,127,755	91	514,519	4,068,221

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Six Months Ended September 30,
		2024	2025	2025
		(Unaudited)	(Unaudited)	(Unaudited)
	Note	RM	RM	USD

Cash Flows from Operating Activities
Profit before tax		661,321	2,768,225	657,848

Adjustments for:
Depreciation of plant and equipment		223,758	278,894	66,277
Depreciation of right-of-use assets		11,832	21,092	5,012
Cost of disposal of plant and equipment		-	171,484	40,752
Interest expense		16,441	19,991	4,751
Operating profit before working capital changes		913,352	3,259,686	774,640
Changes in working capital:
Deferred revenue		1,617,669	(283,832)	(67,451)
Contract liabilities		1,056,816	(75,162)	(17,862)
Payables		759,626	1,722,029	409,228
Receivables		(1,887,525)	(3,264,185)	(775,708)
Cash generated from operations		2,459,938	1,358,536	322,847
Interest paid		(16,441)	(19,991)	(4,751)
Net cash from operating activities		2,443,497	1,338,545	318,096
Cash Flows from Investing Activity
Purchase of plant and equipment, representing net cash used in investing activity		(1,988,280)	(1,464,991)	(348,144)

NEUTRANS INC. AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(cont.)

		For the Six Months Ended September 30,
		2024	2025	2025
		(Unaudited)	(Unaudited)	(Unaudited)
	Note	RM	RM	USD

Cash Flows from Financing Activities
Net (repayment to)/advance from Directors	(ii)	(3,230)	68	16
Net repayment of lease liabilities	(i), (ii)	(11,443)	(21,241)	(5,048)
Net repayment to corporate shareholders	(ii)	(25,000)	-	-
Net repayment of term loan	(ii)	(16,560)	(13,898)	(3,303)
Net cash used in financing activities		(56,233)	(35,071)	(8,335)

Net increase/(decrease) in cash and cash equivalents		398,984	(161,517)	(38,383)
Cash and cash equivalents at beginning of the fiscal period		114,506	503,530	119,660
Cash and cash equivalents at end of the fiscal period		513,490	342,013	81,277

Note:

(i)	Cash outflows for leases as a lessee are as follows:

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Included in net cash from operating activities:
Interest paid in relation to lease liabilities	(2,184)	(3,073)	(730)
Payment related to short term leases	(35,921)	(101,177)	(24,044)

Included in net cash used in financing activities:
Payment for principal portion of lease liabilities	(11,443)	(21,241)	(5,048)
Total cash outflows for leases	(49,548)	(125,491)	(29,822)

NEUTRANS INC. AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(cont.)

Note:

(ii)	Reconciliation of movements of liabilities to cash flows arising from financing activities:

	Amounts due to Directors	Amounts due to corporate shareholders	Lease liabilities	Term loan
	RM	RM	RM	RM

Balance at April 1, 2024	254,944	30,140	61,839	380,306
Interest expense	-	-	2,184	14,257
Repayment to	(3,230)	(25,000)	(13,627)	(30,817)
Net changes from financing cash flows	(3,230)	(25,000)	(11,443)	(16,560)
Balance at September 30, 2024 (Unaudited)	251,714	5,140	50,396	363,746

Balance at April 1, 2025	93,385	25,753	89,124	342,175
Interest expense	-	-	3,073	16,918
Advance from/(Repayment to)	68	-	(24,314)	(30,816)
Net changes from financing cash flows	68	-	(21,241)	(13,898)
Balance at September 30, 2025 (Unaudited)	93,453	25,753	67,883	328,277
Balance at September 30, 2025 (USD) (Unaudited)	22,208	6,120	16,132	78,013

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

The unaudited interim condensed consolidated financial statements and the related notes were presented as the Company (as defined below), which completed its reorganization (the “Reorganization”) in connection with its initial public offering on July 20, 2025.

Neutrans Inc.

Neutrans Inc. (the “Company”) was incorporated in the British Virgin Islands on March 31, 2025, under the Companies Act as an exempted company with limited liability. The registered office of the Company is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. The authorized share capital of the Company is 500,000,000 no par value divided into 450,000,000 Class A Ordinary Shares no par value, and 50,000,000 Class B Ordinary Shares no par value. All the issued and outstanding Class A Ordinary Shares are fully paid and non-assessable.

Neutrans Holdings Limited

Neutrans Holdings Limited (“Neutrans Holdings”) is an exempted company incorporated in British Virgin Islands with limited liability on March 31, 2025. The registered office of Neutrans Holdings is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG 1110, British Virgin Islands. Neutrans Holdings is principally engaged in investment holding. Neutrans Holdings is authorized to issue a maximum of 500,000,000 ordinary shares with no par value each of a single class.

Neutral Transmission Malaysia Sdn. Bhd.

Neutral Transmission Malaysia Sdn. Bhd. (“Neutrans Malaysia”) was incorporated in Malaysia on April 8, 2011. The registered office of Neutrans Malaysia is situated at B-21-1, Level 21, Tower B, Northpoint Mid Valley City, No. 1, Medan Syed Putra Utara, 59200 Kuala Lumpur, W.P. Kuala Lumpur. The principal place of business of Neutrans Malaysia is located at Unit B-1- 08, First Floor Co Place 1, 2270 Jalan Usahawan 2, Cyber 6, 63000 Cyberjaya, Selangor Darul Ehsan. Neutrans Malaysia is a fiber-optic infrastructure provider based in Cyberjaya, Malaysia, offering internet connectivity solutions through four business units: fiber core leasing, fiber duct sales, IRU agreements, and operation and maintenance services.

The Company, Neutrans Holdings, and Neutrans Malaysia are collectively referred to as the “Group.”

Reorganization to Establish the Company as Ultimate Holding Company

Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet are identified as the controlling shareholders of the Company via MAL177 Sdn. Bhd. and Lifenet Solutions Sdn. Bhd., with 28.42 % and 9.13% of equity interests, respectively. Furthermore, Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet (collectively, the “Concert Parties”) are bound by a person acting in concert agreement, dated March 31, 2025 (the “PAC Agreement”), and have agreed to exercise their votes as actors in concert, to act in concert in relation to all matters that require the decisions of the shareholders of the Company, including, but not limited to, voting, on a simple majority basis, to approve, reject, or to abstain from voting in relation to motions that need to be resolved at shareholders meetings, and to jointly sign all necessary documents. Under our memorandum and articles of association and the BVI Act, matters which may require shareholder approval by resolution of members include, without limitation, (i) election and removal of directors, (ii) amendments to the memorandum and articles of association of the Company, (iii) variation of rights attached to any class of shares, (iv) appointment and removal of auditors, (v) approval of a voluntary winding up, (iv) continuation and domiciliation of the company to another jurisdiction and (v) sale, transfer, lease or other disposition (other than a mortgage or charge) by the Company of 50% or more in value of the assets of the Company made outside of the ordinary course of business. Apart from their obligations as shareholders under the PAC Agreement, the Concert Parties are not subject to any other contractual arrangements in their respective roles as directors or officers that would require them to make decisions jointly or to coordinate their actions in such capacities. Pursuant to the PAC Agreement, the Concert Parties are required to vote on all matters that require action in concert, and joint action is to be taken accordingly based on the results of such vote. Each party to the PAC Agreement is entitled to one (1) vote in respect of such matters, regardless of their respective shareholdings in the Company. In the event of a deadlock in relation to the matters that require action in concert, Dr. Mohamed bin Awang Lah shall control the vote and it shall be binding on both parties. Each of the parties to the PAC Agreement shall act in concert with one another based on the aforesaid decision. The PAC Agreement became effective from its date and shall remain effective until only one of the parties thereto remains a shareholder of the Company. For purposes of the PAC Agreement, a Concert Party will no longer be considered a shareholder if it ceases to hold, directly or indirectly, any shares of the Company, whether by transfer of all of its equity interest. While the PAC Agreement remains in effect, if either parties to the PAC Agreement transfers its shares of the Company, as a prerequisite, unless waived in writing by the other party, it shall ensure that the transferee is bound by the provisions of the PAC Agreement, and the transferee, upon receiving the transfer of the shares, will be deemed to have agreed to, and be bound by, the provisions of the PAC Agreement. There was no consideration exchanged the shareholders in connection with the formation of the Concert Parties.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization to Establish the Company as Ultimate Holding Company (cont.)

Neutrans Holdings and the Company were incorporated on March 31, 2025. Dr. Mohamed bin Awang Lah holds 100% of the equity interests in both companies and serves as the sole shareholder and director of each. Neutrans Holdings and the Company are engaged in investment holding with Neutrans Holdings being the mezzanine company for this offering and the Company being the listing company for this offering.

Before the Reorganization, the shareholders of Neutrans Malaysia were MAL 177 Sdn. Bhd. (50.2% of equity interests), Lifenet Solutions Sdn. Bhd. (19.8% of equity interests), Grandhill Partners Ltd (25.0% of equity interests), Silkstream Inc. (5.0% of equity interests) and Nur Liyana Binti Mohamed (less than 0.1% of equity interests) (collectively, the “Original Shareholders”). On May 15, 2025, Neutrans Holdings entered into a share swap agreement to acquire 100% of the equity interest in Neutrans Malaysia from the Original Shareholders by way of allocating 21,875,000 ordinary shares to the Original Shareholders based on their respective proportional shareholding percentage in Neutrans Malaysia.

On May 16, 2025, MAL 177 Sdn. Bhd., Lifenet Solutions Sdn. Bhd. and Grandhill Partners Ltd diluted their shareholdings in Neutrans Holdings to several new shareholders at considerations of RM6,000,000 for the ordinary shares of Neutrans Holdings at RM8,165,096. The difference between the purchase consideration and the net assets acquired was recorded in the merger reserve in equity. Consequently, the shareholdings of Neutrans Holdings after the dilution were MAL 177 Sdn. Bhd. (30.3% of equity interests), Lifenet Solutions Sdn. Bhd. (9.7% of equity interests), Goldmund Inc. (13.7% of equity interests), Grandhill Partners Ltd (11.0% of equity interests), Silkstream Inc. (5.0% of equity interests), Ng Yen Ping (5.0% of equity interests), Nur Liyana Binti Mohamed (less than 0.1% of equity interests) and other minority shareholders (25.3% of equity interests). The controlling shareholders of MAL 177 Sdn. Bhd. and Lifenet Solutions Sdn. Bhd. are Dr. Mohamed bin Awang Lah and Leopold Chew Wee Chet, respectively.

The acquisition of Neutrans Malaysia by Neutrans Holdings is deemed as a business combination under common control in accordance with IFRS 3, whereby the Concert Parties are the controlling shareholders of both Neutrans Malaysia and Neutrans Holdings before and after the Reorganization. In accordance with IAS 10.B57(c), the Concert Parties are still deemed the controlling shareholders despite their shareholdings being subsequently diluted from a total of 70.0% to 40.0%, since to Dr. Mohamed bin Awang Lah is the CEO and Director of the Group and Leopold Chew Wee Chet is a Director nominee of the Group, both being the majority of the key management positions with the ability to direct the relevant activities of the Group that significantly affect the Group’s returns. In addition, it is highly unlikely for the other individual shareholders to form together and exercise their votes collectively to outvote the Concert Parties.

On July 20, 2025, the Company entered into a share swap agreement to acquire 100% of the equity interest in Neutrans Holdings from the existing shareholders of Neutrans Holdings by way of allocating 21,875,000 Class A Ordinary Shares to the existing shareholders based on their respective proportional shareholdings in Neutrans Holdings.

The acquisition of Neutrans Holdings by the Company is deemed as a business combination under common control in accordance with IFRS 3, whereby the Concert Parties are the controlling shareholders of both the Company and Neutrans Holdings before and after the Reorganization. The acquisition by the Company of a 100% of equity interest in Neutrans Holdings will be accounted for as a business combination under common control, in accordance with the principles of IFRS 3 Business Combinations of entities under Common Control using the predecessor method, as permitted by the principles of IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. Under this method, the assets and liabilities of the acquired entities were recognized at their pre-acquisition carrying amounts and no goodwill was recognized. The difference between the purchase consideration and the net assets acquired was recorded in the merger reserve in equity. The comparative information was not restated and in line with the Group’s accounting policy for common control transactions, which aims to ensure consistency and reflect the continuity of interests.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization to Establish the Company as Ultimate Holding Company (cont.)

The Reorganization was completed on July 20, 2025. As a result of the Reorganization, the Company became the holding company for Neutrans Holdings and Neutrans Malaysia. Accordingly, the unaudited interim condensed consolidated financial statements have been presented using the pooling of interest method whereby the Company is shown as if it had been the holding company from the beginning of the first reporting period presented, because all the companies in the Group where under common control.

Basis of consolidation

It was the intention of the shareholders to consolidate the shareholdings via a series of proposed acquisitions of Neutrans Malaysia to be held by Neutrans Holdings, which in turn would be 100% owned by the Company.

The unaudited interim condensed consolidated financial statements will be prepared in accordance with International Financial Reporting Standards under the new Reporting Entity, the Company which was incorporated on March 31, 2025. Below are the methods of Business Combinations.

Acquisition of 100% shareholdings in Neutrans Malaysia by Neutrans Holdings

Since Neutrans Malaysia and Neutrans Holdings are under common control by the same group of individuals, the acquisition will be accounted for at historical cost based on the pooling of interest method. Hence, the consolidated financial statements have been accounted for as if the Reorganization had occurred from the date when these entities were under common control.

Acquisition of 100% shareholdings in Neutrans Holdings by the Company

Since Neutrans Holdings and the Company are under common control by the same group of individuals, the acquisition will be accounted for at historical cost based on the pooling of interest method. Hence, the consolidated financial statements have been accounted for as if the Reorganization had occurred from the date when these entities were under common control.

Details of the Group are shown in the table below:

			Percentage of effective ownership
Name	Date of incorporation	As of March 31, 2025	As of September 30, 2025	Place of incorporation	Principal activities
		%	%
The Company	March 31, 2025	-	-	British Virgin Island	Investment holding
Neutrans Holdings	March 31, 2025	100	100	British Virgin Island	Investment holding
Neutrans Malaysia	April 8, 2021	100	100	Malaysia	Fiber-optic infrastructure provider

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS

COMPLIANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS

The financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

In prior fiscal years, the Group prepared its financial statements in accordance with Malaysia Financial Reporting Standards (“MFRS”). Based on a comparison of MFRS and IFRS, management has concluded that there are no material differences between the two frameworks that would impact the Group’s financial reporting. Consequently, the Group did not apply IFRS 1, First-time Adoption of International Financial Reporting Standards, as MFRS is substantially convergent with IFRS in terms of accounting policies, with only minor differences in transitional provisions and effective dates that are not material to the Group. Furthermore, the Group’s historical financial statements prepared under MFRS included an explicit and unreserved statement of compliance with IFRS.

ADOPTION OF NEW AND REVISED STANDARDS

For the six months ended September 30, 2025, the Group has adopted all the new or revised IFRS Accounting Standards that are relevant to its operations. The adoption of these new/revised IFRS Accounting Standards and amendments to IFRS Accounting Standards does not result in substantial changes to the Group’s accounting policies and has no material effects on the amounts reported for the current or prior periods/years.

At the date of this report, the management has considered and anticipated that the adoption of the IFRS/amendments to IFRS Accounting Standard issued but not yet effective until future periods will not have a material impact on the financial statements of the Group in the period of their initial adoption.

HISTORICAL COST CONVENTION

The unaudited interim condensed consolidated financial statements have been prepared with the historical cost basis, except those as disclosed in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability which market participants would take into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for leasing transactions that are within the scope of IFRS 16 Leases, and measurements that have some similarities to fair value but are not fair value, such as value in use in IAS 36 Impairment of Assets.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS (cont.)

BASIS OF PREPARATION

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The unaudited interim condensed consolidated financial statements incorporate the financial statements of the consolidated entities or businesses in which the common control combination occurs as if they had been consolidated from the date when the combining entities or businesses first came under the control of the controlling party.

The unaudited interim condensed consolidated financial statements have been prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the unaudited interim condensed consolidated financial statements reflect external transactions only.

The net assets of the consolidated entities or businesses are consolidated using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The unaudited interim condensed consolidated statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the consolidated entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

The unaudited interim condensed consolidated statements of financial position has been prepared based on the nature of the transactions, distinguishing: (a) current assets from non-current assets, where current assets are intended as the assets that should be realized, sold or used during the normal operating cycle, or the assets owned with the aim of being sold in the short term (within 12 months); (b) current liabilities from non-current liabilities, where current liabilities are intended as the liabilities that should be paid during the normal operating cycle, or over the 12-month period subsequent to the reporting date.

The unaudited interim condensed consolidated statements of income and comprehensive income have been prepared based on the nature of the expenses.

The unaudited interim condensed consolidated statements of cash flows have been prepared using the indirect method.

The unaudited interim condensed consolidated financial statements present all amounts in Ringgit Malaysia (“RM”), unless otherwise stated.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS (cont.)

FUNCTIONAL AND PRESENTATION CURRENCY

Functional and presentation currency

Items included in the unaudited interim condensed consolidated financial statements are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The unaudited interim condensed consolidated financial statements are presented in RM, which is the functional currency of the Group.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at reporting date. Translation gains and losses are recognized in the unaudited interim condensed consolidated statements of income (loss) and comprehensive income (loss) as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the unaudited interim condensed consolidated statements of income (loss) and comprehensive income (loss) as other income (other expenses).

Convenience translation

Translations of balance in the unaudited interim condensed consolidated statements of financial position, unaudited interim condensed consolidated statements of income and other comprehensive income, unaudited interim condensed consolidated statements of changes in shareholders’ equity and unaudited interim condensed consolidated statements of cash flows from RM into United States Dollar (“USD”) as of September 30, 2025 are solely for the convenience of the readers and are calculated at the evening middle rate of USD1.00 = RM4.2080 as of September 30, 2025, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In preparing the unaudited interim condensed consolidated financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2	GENERAL PRINCIPLES FOR THE PREPARATION OF THE FINANCIAL STATEMENTS (cont.)

CRITICAL ACCOUNTING POLICIES AND ESTIMATES (cont.)

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. Estimates are based on historical experience and other factors, including expectations about future events that may have a financial impact on the Group and that are believed to be reasonable under the circumstances.

(i)	Judgements

Management is of the opinion that there are no instances of application of judgement expected to have a significant effect on the amounts recognized in the unaudited interim condensed consolidated financial statements.

(ii)	Assumptions and estimation uncertainties

The key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the fiscal year that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next fiscal year, are discussed below.

Useful lives of plant and equipment

The Group’s management determines the estimated useful lives and related depreciation charges for the Group’s plant and equipment with reference to the estimated periods that the Group intends to derive future economic benefits from the use of these assets. Management performs periodic review of the estimated useful lives of plant and equipment, and will revise the depreciation charges where estimated useful lives are different than those previously estimated.

Impairment of trade receivables and contract assets

The Group’s management uses the simplified approach to estimate a lifetime expected credit loss allowance for trade receivables and contract assets. The management develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables and contract assets.

Basis of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be consolidated for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The unaudited interim condensed consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for the fiscal year/period ended March 31, 2025 and September 30, 2025. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES

PLANT AND EQUIPMENT

Plant and equipment are tangible assets that are held for use in the production or supply of goods or services, or for administrative purposes. Plant and equipment are stated in the unaudited interim condensed consolidated statements of financial position at cost less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Costs include any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and, for qualifying assets, borrowing costs capitalized in accordance with the Group’s accounting policy. Depreciation of these assets, on the same basis as other property assets, commences when the assets are ready for their intended use.

Depreciation is recognized to allocate the cost of assets less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Depreciation is charged to allocate the cost of assets, over their estimated useful lives, using the straight-line method, on the following bases:

Years
Furniture and fittings	10
Renovation	10
Computer	3
Information Technology equipment	5
Fiber-optic infrastructure	30

Capital work-in-progress is stated as cost less any accumulated impairment losses and includes borrowing cost incurred during the period of construction. No depreciation is provided on capital work-in-progress and upon completion of construction, the cost will be transferred to plant and equipment.

The residual value, useful lives, and depreciation method are viewed at least at the end of each financial period, and adjusted prospectively, if appropriate.

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on de-recognition of the asset is included in profit or loss in the year asset is derecognized.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

IMPAIRMENT OF NON-FINANCIAL ASSETS

At the end of the reporting period, the Group reviews the carrying amounts of its plant and equipment and right-of-use assets to determine whether there is any indication that these assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the relevant asset is estimated in order to determine the extent of the impairment loss (if any).

The recoverable amount of plant and equipment and right-of-use assets are estimated individually. When it is not possible to estimate the recoverable amount individually, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

In testing a cash-generating unit for impairment, corporate assets are allocated to the relevant cash-generating unit when a reasonable and consistent basis of allocation can be established, or otherwise they are allocated to the smallest group of cash generating units for which a reasonable and consistent allocation basis can be established. The recoverable amount is determined for the cash-generating unit or group of cash-generating units to which the corporate asset belongs, and is compared with the carrying amount of the relevant cash-generating unit or group of cash-generating units.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset (or a cash-generating unit) for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or a cash-generating unit) is reduced to its recoverable amount. For corporate assets or portion of corporate assets which cannot be allocated on a reasonable and consistent basis to a cash-generating unit, the Group compares the carrying amount of a group of cash-generating units, including the carrying amounts of the corporate assets or portion of corporate assets allocated to that group of cash-generating units, with the recoverable amount of the group of cash-generating units. In allocating the impairment loss, the impairment loss is allocated first to reduce the carrying amount of any goodwill (if applicable) and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit or the group of cash-generating units. The carrying amount of an asset is not reduced below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero. The amount of the impairment loss that would otherwise have been allocated to the asset is allocated pro rata to the other assets of the unit or the group of cash-generating units. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit or a group of cash-generating units) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or a cash-generating unit or a group of cash-generating units) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation, and a reliable estimate can be made of the amount of the obligation.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflets, where appropriate, the risks specific to the liability. When the discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date/settlement date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

(i)	Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost and debt instruments/receivables subsequently measured at fair value through other comprehensive income. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset.

Impairment of financial assets subject to impairment assessment under IFRS 9

The Group performs impairment assessment under ECL model on financial assets (including trade and other receivables and contract assets) which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS (cont.)

Financial assets (cont.)

Impairment of financial assets subject to impairment assessment under IFRS 9 (cont.)

The Group always recognizes lifetime ECL for trade receivables and contract assets. For all other instruments, the Company measures the loss allowance equal to 12-month ECL, unless there has been a significant increase in credit risk since initial recognition, in which case the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

(i)	Significant increase in credit risk

In assessing whether the credit risk has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly:

●	an actual or expected significant deterioration in the financial instrument’s external (if available) or internal credit rating;

●	significant deterioration in external market indicators of credit risk, e.g. a significant increase in the credit spread, the credit default swap prices for the debtor;

●	existing or forecast adverse changes in business, financial or economic conditions that are expected to cause a significant decrease in the debtor’s ability to meet its debt obligations;

●	an actual or expected significant deterioration in the operating results of the debtor;

●	an actual or expected significant adverse change in the regulatory, economic, or technological environment of the debtor that results in a significant decrease in the debtor’s ability to meet its debt obligations.

●	Irrespective of the outcome of the above assessment, the Group presumes that the credit risk has increased significantly since initial recognition when contractual payments are more than 365 days past due, unless the Group has reasonable and supportable information that demonstrates otherwise.

●	Despite the foregoing, the Group assumes that the credit risk on a debt instrument has not increased significantly since initial recognition if the debt instrument is determined to have low credit risk at the reporting date. A debt instrument is determined to have low credit risk if (i) it has a low risk of default, (ii) the borrower has a strong capacity to meet its contractual cash flow obligations in the near term and (iii) adverse changes in economic and business conditions in the longer term may, but will not necessarily, reduce the ability of the borrower to fulfil its contractual cash flow obligations.

The Group regularly monitors the effectiveness of the criteria used to identify whether there has been a significant increase in credit risk and revises them as appropriate to ensure that the criteria are capable of identifying significant increase in credit risk before the amount becomes past due.

In order to minimize the credit risk, management of the Group has created a team responsible for the determination of credit limits and credit approvals for customers.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS (cont.)

Financial assets (cont.)

Impairment of financial assets subject to impairment assessment under IFRS 9 (cont.)

(ii)	Definition of default

The Group considers for internal credit risk management purposes and based on historical experience, that an event of default to have occurs when there is information obtained from internal or external sources that indicates the debtor is unlikely to pay its creditors, including the Group.

(iii)	Credit-impaired financial assets

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. These events include evidence that there is significant financial difficulty of the debtors or it is becoming probable that the debtor will enter bankruptcy.

(iv)	Write-off policy

The Group writes off a financial asset when there is information indicating that the counterparty is in severe financial difficulty and there is no realistic prospect of recovery, e.g., when the counterparty has been placed under liquidation or has entered into bankruptcy proceedings. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

(v)	Measurement and recognition of expected credit losses

The measurement of expected credit losses is a function of the probability of default, loss given default (i.e., the magnitude of the loss if there is a default) and the exposure at default. The assessment of the probability of default and loss given default is based on historical data adjusted by forward-looking information as described above. As for the exposure at default, for financial assets, this is represented by the assets’ gross carrying amount at the reporting date.

For financial assets, the expected credit loss is estimated as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive, discounted at the original effective interest rate.

If the Group has measured the loss allowance for a financial instrument at an amount equal to lifetime ECL in the previous reporting period, but determines at the current reporting date that the conditions for lifetime ECL are no longer met, the Company measures the loss allowance at an amount equal to 12-month ECL at the current reporting date.

The Group recognizes an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

FINANCIAL INSTRUMENTS (cont.)

Financial assets (cont.)

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity

Classification as debt or equity

Financial liabilities and equity instruments issued by the Group are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments are recorded at the proceeds received, net of direct issue costs.

Financial liabilities

Financial liabilities including trade and other payables, and borrowings are initially measured at fair value, net of transaction costs, and are subsequently measured at amortized cost, using the effective interest method, with interest expense recognized on an effective yield basis, except for short-term payables when the recognition of interest would be immaterial.

Interest-bearing loans are initially recognized at fair value, and are subsequently measured at amortized cost, using the effective interest method.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

LEASES

The Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

As lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities representing the obligations to make lease payments and right-of-use assets representing the right to use the underlying leased assets.

Right-of-use assets

The Group recognizes right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.

If ownership of the leased asset transfers to the Group at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset. The right-of-use assets are also subject to impairment.

The right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined as follows:

Useful Lives
Leases of premises	Over the lease term of two to three years

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to right-of-use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Lease liabilities

The lease liability is initially measured at the present value of future lease payments at the commencement date, discounted using the Group’s incremental borrowing rates. Lease payments included in the measurement of the lease liabilities include fixed payments, any variable lease payments, amount expected to be payable under a residual value guarantee, and exercise price under an extension option that the Group is reasonably certain to exercise.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g. changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

LEASES (cont.)

As lessee (cont.)

Refundable rental deposits

Refundable rental deposits paid are accounted under IFRS 9 and initially measured at fair value. Adjustments to fair value at initial recognition are considered as additional lease payments and included in the cost of right-of-use assets.

As lessor

When the Group acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Group makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease.

Lease revenue from operating lease, such as the revenue from IRU arrangements (Note 17), where the Group is a lessor, is recognized in the unaudited interim condensed consolidated statements of comprehensive income on a straight-line basis over the lease term. The respective leased assets are included in the unaudited interim condensed consolidated statements of financial position based on their nature.

REVENUE RECOGNITION

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The Group uses a five-step approach to recognize revenue:

●	Step 1: Identify the contract(s) with a client

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when (or as) the Group satisfies a performance obligation

The Group recognizes revenue when (or as) a performance obligation is satisfied, i.e., when “control” of the services underlying the particular performance obligations is transferred to clients.

A performance obligation represents a service (or a bundle of services) that is distinct or a series of distinct services that are substantially the same.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION (cont.)

Control is transferred overtime and revenue is recognized overtime by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the client simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;

●	the Group’s performance creates or enhances an asset that the client controls as the asset is created or enhanced; or

●	the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct service.

The Group is providing telecommunications and other services. The Group recognizes revenue from rendering of services for fiber core leasing, operation and maintenance, fiber duct sales and indefeasible right-of-use.

Fiber Core Leasing

The Group generates revenue from fiber core leasing through contractual arrangements with customers that involve two separately identifiable components which are first-time connections for fiber core service and leasing of fiber-optic infrastructure. These components are treated as distinct performance obligations. This is because the first-time connection provides a separate identifiable benefit by enabling access to the fiber optic network, while the dark fiber leasing service delivers ongoing network usage over time. Each obligation provides value independently, making them separately identifiable obligations under the contract.

The typical fiber core leasing contracts have a duration of one year and involve two types of charges, which are a one-time non-refundable connection fee and a recurring monthly lease charge. The connection fee and the initial month’s lease charge are generally invoiced together with a single invoice upon completion of installation and activation of the service. Subsequent lease charges are billed on a recurring monthly basis throughout the contract period. Payment is generally due within 30 days from the invoice date.

Revenue for the first-time connection is recognized at a specific point in time when the installation is complete and the service is ready for use by the customer. Revenue for the lease is recognized over time as the customer continuously receives and consumes the benefits of the fiber optic infrastructure throughout the duration of the contract. The output method based on the passage of time is used to measure the progress. The transaction price for the first-time connection and leasing of fiber-optic infrastructure are fixed based on the price negotiated between the Group and the customer.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION (cont.)

Operation and Maintenance

The Group provides two types of operation and maintenance services provided to its customers which are recurring monthly maintenance services and ad hoc services rendered upon specific customer requests. These services are treated as distinct performance obligations, as each delivers different benefits and is contracted independently.

Recurring maintenance services are generally associated with long-term fiber optic leasing arrangements and are intended to ensure ongoing reliability and performance of the fiber optic infrastructure. These services include regular inspections, repairs, system upgrades, and monitoring to prevent issues and ensure smooth operation. Customers are invoiced on a monthly basis, with payment due within 30 days from the invoice date. Ad hoc services, by contrast, are customized to meet specific or urgent customer needs and are usually one-off in nature. These services are invoiced individually upon completion and customer acceptance, with payment also due within 30 days from the date of invoice issuance.

Revenue from recurring maintenance services is recognized over time as these services are delivered on an ongoing basis as part of the Group’s operations. Since customers rely on these services consistently, the performance obligation is fulfilled over time throughout the contract period on a monthly basis. Revenue from ad-hoc services is recognized at a point in time when the service has been completed and the customer has obtained the benefit. Transaction prices for both types of services are fixed and determined based on the price negotiated between the Group and the customer.

Fiber Duct Sales

The Group recognizes revenue from fiber duct sales under two types of arrangements which are delivery of ready-to-use ducts and project-based contracts. These two arrangements are treated as distinct performance obligations, as they involve different scopes of work and are contracted independently.

Under the ready-to-use duct arrangement, the Group delivers completed ducts that are immediately available for use by the customer. Revenue is recognized at a point in time when control of the asset is transferred to the customer upon delivery and acceptance. These transactions are invoiced upon delivery, with payment due within 30 days from the invoice date.

In contrast, project-based contracts involve a broader scope of work including design, civil construction, and installation of ducts over a defined project timeline. These services are typically part of broader infrastructure deployment projects, and customers rely on the Group to carry out the work progressively. Revenue from these contracts is recognized over time using the input method, which reflects the Group’s performance based on the costs incurred to date relative to the total expected costs. The input method is used as the work performed creates an asset with no alternative use and the Group has an enforceable right to payment for the work completed. Invoices are issued based on milestone completion, with payment due within 30 days from the invoice date.

Transaction prices for both types of arrangements are fixed and determined based on the terms negotiated with the customer at the commencement of the contract.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION (cont.)

Indefeasible Right-of-Use Agreements (“IRU Agreements”)

The Group also earns revenue from leases of dark fiber, which are not accounted for under IFRS 15. Lease revenue is structured as IRU Agreements, over the term that customer is given exclusive access to the assets. IRU Agreements generally require the customer to make a down payment upon the execution of the agreement with monthly IRU Agreement fees paid over the contract term. However, generally, the Group receives up to the entire lease payment at the inception of the agreement and recognizes the revenue on a straight-line basis over the agreement term. Amounts received upfront in connection with the execution of IRU Agreements are initially deferred and reflected as “Deferred Revenue” in the unaudited interim condensed consolidated statements of financial position as shown in Note 11, and being recognized as lease revenue over the terms of the applicable IRU Agreements.

CONTRACT ASSETS AND LIABILITIES

Contract assets and liabilities in services contracts represent the timing differences in revenue recognition and the milestone billings. The milestone billings are structured and/or negotiated with customers to reflect physical completion of the contracts.

Contract assets are transferred to receivables when the rights to economic benefits become unconditional. This usually occurs when the Group issues billing to the customer. Contract liabilities are recognized as revenue when performance obligations are satisfied. When there is objective evidence of impairment, the amount of impairment losses is determined by comparing the contract asset’s carrying amount and the present value of estimated future cash flows to be generated by the contract asset.

Contract liability is the obligation to transfer goods or services to customers for which the Group has received the consideration or has billed the customer. In the case of provision of service contracts, contract liability is the excess of the billings to-date over the cumulative revenue earned. Contract liabilities include downpayments received from customers and other deferred income where the Group has billed or have collected the payment before the goods are delivered or services are provided to the customers.

TAXATION

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit/(loss) before tax because of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the unaudited interim condensed consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

TAXATION (cont.)

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realized, based on tax rate (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied to the same taxable entity by the same taxation authority.

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

EMPLOYEE BENEFITS

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Short-term employee benefits

Wages, salaries, social security contributions and bonuses are recognized as an expense in the year in which the associated services are rendered by employees of the Group. Short-term accumulating compensated absences such as paid annual leaves are recognized when services are rendered by employees that increase their entitlement to future compensated absences, and short-term non-accumulating compensated absences such as sick leave are recognized when absences occur.

(b)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as the Employees Provident Fund on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in hand and bank balances which are subject to an insignificant risk of change in value.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3	MATERIAL ACCOUNTING POLICIES (cont.)

RESERVES

Retained earnings

Retained earnings comprise the cumulative net profits recognized in the unaudited interim condensed consolidated statements of income.

Merger reserve

The merger reserve arises as a result of accounting for business combinations under common control using the predecessor value method. The difference between the consideration transferred and the share capital acquired is recorded in equity in the merger reserve and is restated to the beginning of the first period presented.

EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Group by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential ordinary shares.

BORROWING

Borrowings are classified as current liabilities unless the Group has the unconditional right to postpone settlement for at least 12 months after the unaudited interim condensed consolidated statements of financial position date, in which case they are classified as non-current liabilities.

Borrowings are initially recorded at fair value, net of any transaction costs. They are then measured at amortized cost. The difference between the initial proceeds (after deducting transaction costs) and the repayment amount is recognized in profit or loss over the term of the borrowings using the effective interest rate method.

SEGMENT REPORTING

Operating segments, and the amounts of each segment item reported in the unaudited interim condensed consolidated financial statements, are identified from the financial information provided regularly to the Group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4	PLANT AND EQUIPMENT

	Furniture					Capital
	and			IT	Fiber-optic	work-in-
	fittings	Renovation	Computer	equipment	infrastructure	progress	Total
	RM	RM	RM	RM	RM	RM	RM

Cost
As at April 1, 2024	16,657	123,402	63,342	1,218,420	11,246,721	-	12,668,542
Additions	15,108	15,320	16,407	42,829	3,425,887	2,400,776	5,916,327
Written off	-	-	(5,332)	-	-	-	(5,332)
Disposal	-	-	-	-	-	(141,821)	(141,821)
As at March 31, 2025	31,765	138,722	74,417	1,261,249	14,672,608	2,258,955	18,437,716

Accumulated depreciation
As at April 1, 2024	3,621	91,872	43,426	1,157,363	1,771,745	-	3,068,027
Charge for the fiscal year	2,242	3,901	10,601	20,316	451,467	-	488,527
Written off	-	-	(1,776)	-	-	-	(1,776)
As at March 31, 2025	5,863	95,773	52,251	1,177,679	2,223,212	-	3,554,778

Net carrying amount
As at March 31, 2025	25,902	42,949	22,166	83,570	12,449,396	2,258,955	14,882,938

	Furniture					Capital
	and			IT	Fiber-optic	work-in-
	fittings	Renovation	Computer	equipment	infrastructure	progress	Total
	RM	RM	RM	RM	RM	RM	RM

Cost
As at April 1, 2025	31,765	138,722	74,417	1,261,249	14,672,608	2,258,955	18,437,716
Additions	-	-	8,085	-	1,456,906	-	1,464,991
Disposal	-	-	-	-	-	(171,484)	(171,484)
As at September 30, 2025	31,765	138,722	82,502	1,261,249	16,129,514	2,087,471	19,731,223

Accumulated depreciation
As at April 1, 2025	5,863	95,773	52,251	1,177,679	2,223,212	-	3,554,778
Charge for the fiscal period	1,546	2,411	6,624	12,117	256,196	-	278,894
As at September 30, 2025	7,409	98,184	58,875	1,189,796	2,479,408	-	3,833,672

Net carrying amount
As at September 30, 2025	24,356	40,538	23,627	71,453	13,650,106	2,087,471	15,897,551
As at September 30, 2025 (USD)	5,788	9,634	5,615	16,980	3,243,846	496,072	3,777,935

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5	RIGHT-OF-USE ASSETS

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Lease of office
At cost
At beginning of the fiscal year/period	70,995	126,553	30,074
Addition by way of:
- New lease	55,558	-	-
At end of the fiscal year/period	126,553	126,553	30,074

Accumulated depreciation
At beginning of the fiscal year/period	11,832	43.213	10,269
Charge for the fiscal year/period	31,381	21,092	5,012
At end of the fiscal year/period	43,213	64,305	15,281

Net carrying amount
At end of the fiscal year/period	83,340	62,248	14,793
At beginning of the fiscal year/period	59,163	83,340	19,805

6	TRADE RECEIVABLES

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Trade receivables, gross	8,912,389	8,338,384	1,981,555
Less: Accumulated impairment loss
At beginning of fiscal year/period	(39,512)	(55,087)	(13,091)
Additional	(15,575)	-	-
Written off	-	-	-
At end of fiscal year/period	(55,087)	(55,087)	(13,091)
Trade receivables, net	8,857,302	8,283,297	1,968,464

Trade receivables are non-interest bearing, generally on 30 to 90 days credit term. They are recognized at their original invoice amounts which represent their fair values on initial recognition.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7	DEPOSITS, PREPAYMENTS AND CONTRACT ASSETS

		As of	As of September 30,
		March 31,	2025	2025
		2025	(Unaudited)	(Unaudited)
	Note	RM	RM	USD

Non-current
Deposits	(a)	-	2,196,975	522,095

Current
Deposits	(a)	2,014,632	64,337	15,289
Prepayments	(b)	249,802	1,706,035	405,427
Deferred expenses	(c)	2,250,472	4,375,419	1,039,786
Contract assets	(d)	56,045	66,375	15,773
		4,570,951	6,212,166	1,476,275
Total net carrying amounts		4,570,951	8,409,141	1,998,370

(a)	A total balance of RM2,139,275; USD508,383 (March 31, 2025: RM1,914,095; USD431,881) relates to security deposits paid to the government authorities for the construction of the fiber-optic infrastructure and RM57,700; USD13,712 (March 31, 2025: RM 57,700; USD 13,019) of cash margin placed with CIMB Islamic Bank Berhad as security for a bank guarantee issued in favor of the Government of Malaysia. The cash margin is restricted in use until the expiry or release of the guarantee.

Security deposits are required to be paid to the relevant government authorities prior to the commencement of construction works. Upon completion of the construction, the Group may be required to carry out rectification works. If such rectification works are not completed to the satisfaction of the authorities, the authorities may utilize the security deposits to undertake the necessary rectification works.

(b)	Prepayments of the Group mainly comprise prepaid license expenses, staff advances and prepayments made to suppliers. As of September 30, 2025, the Group prepaid a sum of RM1,590,000 (USD: 377,852) (March 31, 2025: RM 200,000; USD 45,126) to secure the supply of fiber optic cables for the Group’s 2026 route expansion, in anticipation of a potential fiber optic shortage arising from increased global demand driven by hyperscale data center developments.

(c)	The deferred expenses of the Group relate to deferred expenses incurred in connection with its proposed listing. These expenses, which include underwriting fees, professional services, and other miscellaneous costs, have been paid and capitalized under deferred expenses as of September 30, 2025 and March 31,2025. In accordance with IFRS requirements, upon completion of the listing, the directly attributable portion of these expenses will be offset against equity, while the remaining portion will be recognized as an expense in profit or loss.

(d)	The contract assets of the Group relate to the right for consideration for the provision of fiber core leasing services but not yet billed at the reporting date. Typically, the amounts of contract assets will be billed within 30 days and payment is expected within 30 days.

The movements of contract assets are as follows:

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

At beginning of the fiscal year/period	28,566	56,045	13,319
Recognized as revenue during the fiscal year/period (Note 17)	2,989,314	2,407,466	572,116
Billed during the fiscal year/period	(2,961,835)	(2,397,136)	(569,662)
At end of the fiscal year/period	56,045	66,375	15,773

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8	CASH AND BANK BALANCES

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Cash in hand	1	1	*
Bank balances	503,529	342,012	81,277
	503,530	342,013	81,277

*	Represents amount less than USD1.

9	ORDINARY SHARES AND MERGER RESERVE

(a)	Ordinary shares

For the sake of undertaking a public offering of the Group’s Class A Ordinary Shares, the Group has performed a series of re-organizing transactions resulting in 21,875,000 Class A Ordinary Shares issued and outstanding that have been restated to the beginning of the first period presented. The authorized share capital is 500,000,000 no par value shares divided into 450,000,000 Class A Ordinary Shares no par value, and 50,000,000 Class B Ordinary Shares no par value. All the issued and outstanding Class A Ordinary Shares are fully paid and non-assessable.

The Group is authorized to issue a maximum of 500,000,000 no par value ordinary shares divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share is entitled to one vote on all matters subject to vote at general meetings of our Company, and each Class B Ordinary Share is entitled to 20 votes on all matters subject to vote at general meetings of our Company. Each Class B Ordinary Share is convertible into one fully paid and non-assessable Class A Ordinary Share at any time after the date of issuance of such share at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

On July 20, 2025, the Group allotted a total of 21,875,000 Class A Ordinary Shares to the existing shareholders of the Group to perfect the Group’s capital structure in anticipation of an expected initial public offering of its Class A Ordinary Shares, and the concurrent listing of its Class A Ordinary Shares on the Nasdaq stock market. The Group has accounted for these issuances of Class A Ordinary Shares as a stock dividend; accordingly, the Group has restated the presentation of its historical capital structure to the first period presented.

(b)	Merger reserve

The merger reserve arises from business combinations under common control, which the Group accounts for using the predecessor value method, whereby the assets and liabilities of the acquired entities are recognized at their pre-acquisition carrying amounts with no goodwill recorded. It represents the difference between the consideration transferred and the net assets acquired, and is recorded directly in equity as a non-distributable reserve. On May 16, 2025, MAL 177 Sdn. Bhd., Lifenet Solutions Sdn. Bhd., and Grandhill Partners Ltd diluted their shareholdings in Neutrans Holdings to new shareholders for a total consideration of RM6,000,000 against a carrying value of RM8,165,096, with the difference recorded in the merger reserve. The transaction was deemed a business combination under common control, as the Concert Parties remained the controlling shareholders of both the Company and Neutrans Holdings before and after the reorganization.

In the absence of specific guidance under IFRS for business combinations under common control, the Group adopted the predecessor value method in accordance with IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. As set out in paragraph 10 of IAS 8, when no specific IFRS applies, management is required to exercise judgement in developing an accounting policy that provides information which is relevant to users’ decision-making needs and is reliable, in that it faithfully represents the financial position and performance of the Group, reflects the economic substance of transactions, is neutral and prudent, and is complete in all material respects. Having considered these criteria, management determined that the predecessor value method is the most appropriate policy, as it is widely applied in practice, provides relevant and reliable financial information, and reflects the continuity of interests arising from transactions under common control. In line with this policy, the comparative information has not been restated.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10	DEFERRED TAX LIABILITIES

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD
At beginning of the fiscal year/period	510,424	8,071	1,918
Recognized in profit or loss (Note 21)	(502,353)	161,641	38,413
At end of the fiscal year/period	8,071	169,712	40,331

Presented after appropriate offsetting:
- Deferred tax assets	(1,658,273)	(1,562,104)	(371,222)
- Deferred tax liabilities	1,666,344	1,731,816	411,553
	8,071	169,712	40,331

Represented by:
Deferred tax liabilities	8,071	169,712	40,331

The components of deferred tax liabilities during the fiscal year/period prior to offsetting are as follows:

	Plant and equipment and right-of-use assets	Lease liabilities	Deferred revenue	Contract liability	Other temporary differences	Total
	RM	RM	RM	RM	RM	RM

Deferred tax liabilities
Balance as at April 1, 2024	1,339,606	(14,841)	(739,141)	-	(75,200)	510,424
Recognized in profit or loss	313,287	(6,548)	(581,932)	(247,659)	20,499	(502,353)
Balance as at March 31, 2025	1,652,893	(21,389)	(1,321,073)	(247,659)	(54,701)	8,071
Recognized in profit or loss (Note 21)	62,993	5,098	68,120	18,039	7,391	161,641
Balance as at September 30, 2025 (Unaudited)	1,715,886	(16,291)	(1,252,953)	(229,620)	(47,310)	169,712
Balance as at September 30, 2025 (USD) (Unaudited)	407,768	(3,871)	(297,755)	(54,567)	(11,243)	40,331

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11	DEFERRED REVENUE

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Indefeasible Right of Use (“IRU”)
Current liabilities	567,664	579,429	137,697
Non-current liabilities	4,936,803	4,641,206	1,102,948
	5,504,467	5,220,635	1,240,645

Deferred revenue mainly relates to advance consideration received from customers at inception of IRU contracts, in which the customers acquire the unconditional right to use the fiber-optic cable for a fixed fee over the contract period.

The movement of deferred revenue is as follows:

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

At beginning of the fiscal year/period	3,079,753	5,504,467	1,308,096
Billed during the fiscal year/period	2,838,489	-	-
Revenue recognized during the fiscal year/period (Note 17)	(413,775)	(283,832)	(67,451)
At end of the fiscal year/period	5,504,467	5,220,635	1,240,645

12	CONTRACT LIABILITIES

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Contract liabilities
Fiber core leasing	89,945	116,918	27,785
Operation and maintenance	172,168	70,033	16,642
Fiber duct sales	769,798	769,798	182,937
	1,031,911	956,749	227,364

The contract liabilities relate to provision of service contracts for contract customers in which services have yet to be performed, and in which the Group has billed the customers. Contract liabilities are the excess of the billings to-date over the cumulative revenue earned.

The movements of contract liabilities are as follows:-

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

At beginning of the fiscal year/period	-	1,031,911	245,226
Billed during the fiscal year/period	7,456,600	2,537,170	602,939
Revenue recognized during the fiscal year/period (Note 17)	(6,424,689)	(2,612,332)	(620,801)
At end of the fiscal year/period	1,031,911	956,749	227,364

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13	LEASE LIABILITIES

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Minimum lease payments:
- not later than 1 year	48,627	48,627	11,556
- later than 1 year but not later than 2 years	35,000	21,373	5,079
- later than 2 years but not later than 3 years	13,272	2,585	614
	96,899	72,585	17,249
Less: Unexpired finance charges	(7,775)	(4,702)	(1,117)
	89,124	67,883	16,132

Present value of lease liabilities:
- not later than 1 year	43,307	44,990	10,692
- later than 1 year but not later than 2 years	32,892	20,324	4,830
- later than 2 years but not later than 3 years	12,925	2,569	610
	89,124	67,883	16,132

Represented by:
Current liabilities	43,307	44,990	10,692
Non-current liabilities	45,817	22,893	5,440
Total	89,124	67,883	16,132

Neutrans Malaysia leases office premises for the purposes of its operations for management for lease terms of two to three years (as of March 31, 2025: two to three years) in Malaysia. There are no extension options for leases of office premises. The Group will renegotiate with the landlord upon expiration of the rental agreements.

The total cash outflows for short-term leases were RM101,177; USD24,044 (as of March 31, 2025: RM109,527; USD24,713).

The movements of lease liabilities are as follows:

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

At beginning of fiscal year/period	61,839	89,124	21,180
Interest charged for the year/period	5,301	3,073	730
Additions	55,558	-	-
Payments of:
- Principal	(28,273)	(21,241)	(5,048)
- Interest expense	(5,301)	(3,073)	(730)
At end of fiscal year/period	89,124	67,883	16,132

The Group determines the lease term of a lease as the non-cancellable period of the lease. Any differences in expectations from the original estimates would impact the carrying amounts of the lease liabilities of the Group. The lease payments are discounted using the annual incremental borrowing rates of the Group at 7.65% (as of March 31, 2025: 7.65%) per annum.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14	BORROWING

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Term loan
Current liabilities	342,175	328,277	78,013

Maturity profile of borrowings
- not later than 1 year	342,175	328,277	78,013

The term loan interest rate per annum is 7.65%.

The term loan of was secured by the following:

(i)	Joint and Several Guarantee by Directors of the Group and a subsidiary;

(ii)	Corporate guarantee by Corporate Shareholders of the Group; and

(iii)	SJPP–Government Guarantee issued by Syarikat Jaminan Pembiayaan Perniagaan Bhd.

On June 26, 2023, Neutrans Malaysia received an offer letter from Maybank Islamic Berhad (“Maybank”) for a Commodity Murabaha Term Financing-i (CMTF-i) facility amounting to RM400,000. Under the terms of the agreement, the loan is repayable in tranches over eight years.

Pursuant to certain covenants stipulated in the loan agreement, Neutrans Malaysia is required to:

(i)	obtain consent from Maybank to decrease or in any way alter its authorized or issued capital, whether by varying the equity structure or value thereof or the rights attached thereto or connected to any of its share capital into stock or by consolidating, dividing or subdividing all or any of its shares.

(ii)	obtain consent from Maybank to declare or pay dividends to its shareholders if there are monies due and payable under the loan agreement.

(iii)	obtain consent from Maybank to undertake or permit any merger, consolidation or reorganization or amalgamation by way of a scheme of arrangement (voluntary or otherwise) or otherwise or approve, permit any transfer of any part of its issued capital.

Despite the foregoing covenants, on October 11, 2023, Neutrans Malaysia increased its share capital from 4,150,096 ordinary shares to 4,300,096 ordinary shares, and on December 29, 2024, Neutrans Malaysia declared a first interim single tier dividend of RM860,019, without, in each case, obtaining the required prior approval from Maybank. In addition, on May 16, 2025, Neutrans Malaysia undertook a group reorganization involving a transfer of shares without obtaining the required prior approval from Maybank.

As a consequence, under the loan agreement, Maybank has the right to accelerate the debt. However, as of the reporting date, Neutrans Malaysia has not received any notice of acceleration from Maybank and is currently negotiating a waiver from Maybank with respect to the foregoing breaches. On August 13, 2025, Neutrans Malaysia submitted a formal waiver request to Maybank. On August 27, 2025, Maybank acknowledged receipt of the request and confirmed that it is actively reviewing the matter. As of the reporting date, Neutrans Malaysia has agreed with Maybank that the outstanding loan will be fully settled by the end of January 2026.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14	BORROWING (cont.)

As required under IAS 1 Presentation of Financial Statements, in the event of a breach of loan covenants on or before the end of the reporting date, which gives lender the rights to demand immediate repayment, an entity is required to classify a liability as current as it no longer has the unconditional right to defer its settlement for at least twelve months after that date. Since the Group had breached certain covenants as disclosed in Note 14(i), (ii) and (iii) as of the reporting date, the entire loan has been reclassified as a current liability.

15	TRADE PAYABLES

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Trade payables - third parties	1,555,072	2,476,300	588,474

The normal trade credit term granted to the Group is 30 days.

16	OTHER PAYABLES, ACCRUALS AND DEPOSITS

		As of	As of September 30,
		March 31,	2025	2025
		2025	(Unaudited)	(Unaudited)
	Note	RM	RM	USD

Other payables	(a)	583,994	347	82
Accruals	(b)	1,980,777	3,365,308	799,741
Deposits received	(c)	36,950	36,950	8,781
		2,601,721	3,402,605	808,604

(a)	The normal credit term granted to the Group is 30 days.

(b)	A total balance of RM1,669,561; USD396,759 (as of March 31, 2025: RM1,669,561; USD376,706) relates to accrued cost for capital work-in-progress on deployment of fiber-optic infrastructure and subcontractor fees, RM717,228; USD170,444 (as of March 31, 2025: RM NIL; USD NIL) represents accrued deferred expenses arising from costs incurred for the Initial Public Offering and RM 429,843 relates to network and service fees; USD 102,149 (as of Mar 31,2025: RM NIL; USD NIL) .

(c)	The deposits received by the Group represent payments from customers for fiber core leasing. These deposits will be refunded at the end of the contract.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17	REVENUE

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Revenue from contracts with customers:
Recognized over time
- Fiber core leasing	1,255,222	2,407,466	572,116
- Operation and maintenance	90,074	204,866	48,685
- Fiber duct sales	238,684	-	-
	1,583,980	2,612,332	620,801

Recognized point in time
- Fiber core leasing	91,000	209,944	49,892
- Operation and maintenance	27,707	90,100	21,412
- Fiber duct sales	-	2,500,000	594,106
	118,707	2,800,044	665,410

Lease revenue:
- Indefeasible Right-of-Use (“IRU”)	189,709	283,832	67,451
	1,892,396	5,696,208	1,353,662

(a)	Remaining performance obligations

Certain delivery of ducts, maintenance services and fiber core leasing services have been entered into for which both:

-	the Group’s right to monetary consideration does not correspond directly with the performance; and

-	the original contractual period was greater than 12 months.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17	REVENUE (cont.)

(a)	Remaining performance obligations (cont.)

The amount of revenue that will be recognized in future periods on these contracts when those remaining performance obligations will be satisfied is analyzed as follows:

	Fiber core Leasing	Operation and maintenance	Fiber duct sales	IRU
	RM	RM	RM	RM

As at September 30, 2024 (Unaudited)
Within 1 year	90,796	4,704	7,701,316	395,219
More than 1 year but not later than 2 years	-	-	-	386,331
More than 2 years but not later than 5 years	-	-	-	1,158,993
More than 5 years	-	-	-	2,756,879
	90,796	4,704	7,701,316	4,697,422

As at September 30, 2025 (Unaudited)
Within 1 year	124,704	4,704	-	579,429
More than 1 year but not later than 2 years	-	-	4,739,798	567,664
More than 2 years but not later than 5 years	-	-	-	1,644,192
More than 5 years	-	-	-	2,429,350
	124,704	4,704	4,739,798	5,220,635

As at September 30, 2025 (USD) (Unaudited)
Within 1 year	29,635	1,118	-	137,697
More than 1 year but not later than 2 years	-	-	1,126,378	134,901
More than 2 years but not later than 5 years	-	-	-	390,730
More than 5 years	-	-	-	577,317
	29,635	1,118	1,126,378	1,240,645

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

18	OTHER INCOME

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Others	50	1	*

*	Represents amount less than USD1.

19	FINANCE COSTS

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Interest expenses on:
- Lease liabilities	2,184	3,073	731
- Borrowing	14,257	16,918	4,020
	16,441	19,991	4,751

20	PROFIT BEFORE TAX

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Compound or penalty	19,563	131,068	31,148
Consultation service	62,053	66,406	15,781
Employee benefits expense [Note (a)]	416,288	567,150	134,779
License fees	50,000	-	-
Short term leases	35,921	101,177	24,044
Network and service fees	-	601,226	142,877

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

20	PROFIT BEFORE TAX (cont.)

(a)	Employee benefits expense:

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Staff costs:
- Salaries and bonuses	275,936	383,723	91,190
- Defined contribution plan	34,606	46,836	11,131
- Social security contributions	2,851	4,896	1,163
- Contributions to employee insurance system	636	509	121
	314,029	435,964	103,605

Directors’ remuneration:
- Fees	-	24,000	5,703
- Salaries and bonuses	90,000	94,500	22,457
- Defined contribution plan	11,100	11,376	2,703
- Social security contributions	1,040	1,176	279
- Contributions to employee insurance system	119	134	32
	102,259	131,186	31,174
Total employee benefits expense	416,288	567,150	134,779

21	TAX EXPENSE

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Current tax:
- Current period	710,541	584,522	138,908
- Under/(Over)provision in prior period	56,259	(73,836)	(17,547)
	766,800	510,686	121,361
Deferred tax (Note 10):
- Relating to origination and reversal of temporary differences	(520,677)	190,989	45,387
- Overprovision in prior period	(62,015)	(29,348)	(6,974)
	(582,692)	161,641	38,413
Tax expense for the fiscal period	184,108	672,327	159,774

Tax expense is calculated at the rate prevailing in the jurisdictions of the Group’s operations.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

21	TAX EXPENSE (cont.)

The reconciliation from the tax amounts at statutory income tax rate to the Group’s tax expense for the fiscal period ended September 30, 2024 and 2025 are as follows:

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Profit before tax	661,321	2,768,225	657,848

Tax at Malaysian statutory income tax rate of 24%	158,717	664,374	157,884
Tax effect on non- deductible expenses	31,147	111,137	26,411
Under/(Over)provision of income tax expense in prior period	56,259	(73,836)	(6,974)
Overprovision of deferred tax in prior period	(62,015)	(29,348)	(17,547)
Tax expense for the fiscal period	184,108	672,327	159,774

22	EARNINGS PER SHARE

(a)	Basic

Basic earnings per Class A Ordinary Share for the fiscal periods ended September 30, 2024 and 2025 are calculated by dividing earnings for such fiscal periods attributable to owners of the Company by the weighted average number of ordinary shares outstanding during the fiscal periods.

	For the Six Months Ended September 30,
	2024	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)
	RM	RM	USD

Profit for the fiscal periods attributable to the owners of the Company	477,213	2,095,898	498,074
Weighted average number of Class A Ordinary Shares in issue	21,875,000	21,875,000	21,875,000
Basic earnings per ordinary shares	0.02	0.10	0.02

(b)	Diluted

Diluted earnings per Class A Ordinary Share equals basic earnings per ordinary share as there were no dilutive potential ordinary shares outstanding during the fiscal periods ended September 30, 2024 and 2025.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

23	RELATED PARTY DISCLOSURES

The Group’s relationships with related parties who had transactions with the Group for the fiscal year/period ended March 31, 2025 and September 30, 2025 are summarized as follows:

Name	Relationship with the Group
Nicerin Ltd	Lai Poh Mei is a director and shareholder
Leopold Chew Wee Chet	Executive Director Nominee
Nur Liyana Binti Mohamed	Shareholder

		As of	As of September 30,
		March 31,	2025	2025
	Nature of	2025	(Unaudited)	(Unaudited)
Related Parties Name	transactions	RM	RM	USD
Amounts due to corporate shareholder
Nicerin Ltd	Non-Trade	27,124	25,753	6,120

Amounts due to Directors
Leopold Chew Wee Chet	Non-Trade	93,385	93,385	22,192
Nur Liyana Binti Mohamed	Non-Trade	-	68	16
		93,385	93,453	22,208
		120,509	119,206	28,328

The balances with related parties as at the fiscal year/period are as follows:

Related party transactions

Other than disclosed elsewhere in the financial statements, the significant related party transactions between the Group and its related parties during the fiscal year/period are as follows:

		As of	As of September 30,
		March 31,	2025	2025
	Nature of	2025	(Unaudited)	(Unaudited)
Related Parties Name	transactions	RM	RM	USD

Transactions with corporate shareholders
MAL 177 Sdn. Bhd.	Repayment to	(25,140)	-	-
Lifenet Solutions Sdn. Bhd.	Repayment to	(5,000)	-	-
Nicerin Ltd.	Payment on behalf relating to listing expenses	27,124	-	-

Transactions with Directors
Dr. Mohamed Bin Awang Lah	Repayment to	(184,944)	-	-
	Advance from	30,000	-	-
Leopold Chew Wee Chet	Repayment to	(6,615)	-	-
Nur Liyana Binti Mohamed	Advance from	-	68	16

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

23	RELATED PARTY DISCLOSURES (cont.)

Compensation of key management personnel

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling the activities of the Group, directly and indirectly, including any Director (whether executive or otherwise) of the Group.

The remuneration of the Directors of the Group during the fiscal period are disclosed in Note 20(a).

24	FAIR VALUE INFORMATION

The financial assets and financial liabilities maturing within the next twelve (12) months approximated their fair values due to the relatively short-term maturity of the financial instruments and insignificant impact of discounting.

The fair values of lease liabilities are determined by discounting the relevant cashflows using current interest rates for similar instruments as at the end of the reporting period. As permitted by IFRS 7, the fair value of lease liabilities is not disclosed.

There were no material transfers between Level 1, Level 2 and Level 3 during the fiscal year.

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Group activities expose it to various risks, including market risk (comprising interest rate risk), credit risk and liquidity risk. The Group’s overall risk management strategy aims to minimize any adverse effects from the unpredictability of financial markets on its financial performance.

The Directors are responsible for setting the objectives and underlying principles of financial risk management for the Group. The management then establishes the detailed policies, such as authority levels, oversight responsibilities, risk identification and measurement and exposure limits, in accordance with the objectives and underlying principles approved by the Directors.

There have been no changes to the Group’s exposure to these financial risks or the manner in which it manages and measures the risk. Market risk exposures are measured using sensitivity analysis for the fiscal year/period ended March 31, 2025 and September 30, 2025, as indicated below.

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Financial assets
Financial assets at amortized cost
Trade receivables	8,857,302	8,283,297	1,968,464
Deposits	2,014,632	2,261,312	537,384
Cash and bank balances	503,530	342,013	81,277
	11,375,464	10,886,622	2,587,125

Financial liabilities
Financial liabilities at amortized cost
Trade payables	1,555,072	2,476,300	588,474
Other payable, accruals and deposits (excluding sales and service tax and tax penalties)	2,393,926	3,066,310	728,687
Amounts due to Directors	93,385	93,453	22,208
Amounts due to corporate shareholder	27,124	25,753	6,120
Lease liabilities	89,124	67,883	16,132
Borrowing	342,175	328,277	78,013
	4,500,806	6,057,976	1,439,634

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(a)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rate. The Group’s exposure to interest rate risk arises mainly from interest-bearing financial liability.

Exposure in interest rate risk

The interest rate profile of the Group’s significant interest-bearing financial instrument, based on carrying amount as at the end of the reporting period is as follows:

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Floating rate instrument:
Financial liability
- Borrowing	342,175	328,277	78,013

Interest rate risk sensitivity analysis

As the effect of the increase/decrease of 100 basis point on the floating rate instrument of the Group at the end of the reporting year/period is immaterial, the interest rate risk sensitivity analysis is not presented.

(b)	Credit risk

Credit risk is the risk of financial loss if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk arises principally from its receivables. There are no significant changes as compared to prior year/period.

Trade receivables and contract assets

Risk management objectives, policies and processes for managing the risk

Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit risk is minimized and monitored via strictly limiting the Group’s associations to business partners with good credit rating. Credit evaluations are performed on all customers requiring credit over a certain amount.

At each reporting date, the Group assesses whether any of the trade receivables and contract assets are credit impaired.

Exposure to credit risk, credit quality and collateral

As at the end of the reporting year/period, the maximum exposure to credit risk from trade receivables and contract assets are represented by the carrying amounts in the statements of financial position.

Concentration of credit risk

The Group determines the concentration of credit risk by monitoring the profiles of its receivables on an ongoing basis.

As at September 30, 2025, the Group had three (March 31, 2025: 2) customers that accounted for 88% (March 31, 2025: 90%) of the Group’s total gross trade receivables.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(b)	Credit risk (cont.)

Trade receivables and contract assets (cont.)

Recognition and measurement of impairment loss

The Group applies the IFRS 9 simplified approach to measures ECLs, which uses a lifetime expected loss allowance for trade receivables and contract assets.

The Group assesses impairment of trade receivables and contract assets on an individual basis.

For individual assessment, it is due to the number of debtors is minimal and these debtors can be individually managed by the Group in an effective and efficient manner. The Group has reasonable and supportable information available to assess the impairment individually. All these customers have low risk of default.

Consistent with the debt recovery process, invoices which are past due more than 365 days will be considered as credit impaired.

Evidence that a financial asset is credited impaired includes the observable data about the following events:

●	Significant financial difficulty of the borrower or issuer; or

●	A breach of contract such as a default or past due event.

The following table provides information about the exposure to credit risk and ECLs for trade receivables and contract assets as at the reporting date.

		Loss
	Gross	Allowance	Net
	RM	RM	RM

March 31, 2025
Trade receivables
Neither past due nor impaired	6,309,462	-	6,309,462

Past due but not impaired:
- 31 to 60 days	71,146	-	71,146
- 61 to 90 days	24,075	-	24,075
- 91 to 120 days	965,874	-	965,874
- More than 120 days but less than 365 days	1,484,237	(11,852)	1,472,385
	2,545,332	(11,852)	2,533,480

Credit impaired	57,595	(43,235)	14,360

Contract assets
Neither past due nor impaired	56,045	-	56,045
	8,968,434	(55,087)	8,913,347

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(b)	Credit risk (cont.)

Trade receivables and contract assets (cont.)

Recognition and measurement of impairment loss (cont.)

The following table provides information about the exposure to credit risk and ECLs for trade receivables and contract assets as at the reporting date. (cont.)

		Loss
	Gross	Allowance	Net
	RM	RM	RM

September 30, 2025 (Unaudited)
Trade receivables
Neither past due nor impaired	4,160,866	-	4,160,866

Past due but not impaired:
- 31 to 60 days	190,545	-	190,545
- 61 to 90 days	118,326	-	118,326
- 91 to 120 days	48,537	-	48,537
- More than 120 days but less than 365 days	3,144,363	-	3,144,363
	3,501,771	-	3,501,771

Credit impaired	675,747	(55,087)	620,660

Contract assets
Neither past due nor impaired	66,375	-	66,375
	8,404,759	(55,087)	8,349,672

September 30, 2025 (USD) (Unaudited)
Trade receivables
Neither past due nor impaired	988,799	-	988,799

Past due but not impaired:
- 31 to 60 days	45,282	-	45,282
- 61 to 90 days	28,119	-	28,119
- 91 to 120 days	11,534	-	11,534
- More than 120 days but less than 365 days	747,235	-	747,235
	832,170	-	832,170

Credit impaired	160,586	(13,091)	147,495

Contract assets
Neither past due nor impaired	15,773	-	15,773
	1,997,328	(13,091)	1,984,237

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(b)	Credit risk (cont.)

Trade receivables and contract assets (cont.)

Recognition and measurement of impairment loss (cont.)

The movements in the allowance for impairment in respect of trade receivables during the fiscal year/period are disclosed in Note 6.

Receivables that are neither past due nor impaired

The Group has not provided for these trade receivables as there has been no significant changes in their credit quality and the amounts are still considered recoverable.

Receivables that are past due but not impaired

The Group assessed the trade receivables and recognized an impairment for a specific trade receivable due to the absence of subsequent payments. No impairments have been made for other trade receivables as there has been no significant changes in their credit quality and the amounts are still considered recoverable. These relate to several customers that have repaid their amounts outstanding to the Group subsequent to the financial year/period end.

Credit impaired

Receivables that are individually determined to be credit impaired at the fiscal year/period end relate to debtors who are in significant financial difficulties and have defaulted on payments. Receivables for which an impairment provision was recognized were written off against the provision when there was no expectation of recovering additional cash.

Write-off policy

The gross carrying amount of a financial asset is written off (either partially or full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due. Any recoveries made are recognized in profit or loss.

Deposits

Credit risk on deposits mainly arising from refundable deposits to government authorities which will be received upon completion of projects.

As at the end of reporting date, no allowance for credit losses is necessary in respect of other receivables and deposits that are neither past due nor impaired as these are mainly arising from debtors that have good records of payment in the past and project deposit which are still ongoing.

Cash and cash equivalents

The cash and cash equivalents are held with banks and financial institutions. As at the reporting date, the maximum exposure to credit risk is represented by their carrying amounts in the unaudited interim condensed consolidated statements of financial position. These banks and financial institutions have low credit risks. Hence, a loss allowance is not necessary.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(c)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations associated with financial liabilities. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Group’s liquidity risk management policy is to manage its debt maturity profile, operating cash flows and the availability of funding so as to ensure that refinancing, repayment and funding needs are met. In addition, the Group maintains sufficient levels of cash and available banking facilities at a reasonable level to its overall debt position to meet its working capital requirement.

The Group practices prudent risk management by maintaining sufficient cash balances.

Analysis of financial instruments by remaining contractual maturities

The table below summarizes the maturity profile of the Group’s financial liabilities at the reporting date based on contractual undiscounted repayment obligations.

			Contractual Cash Flows
	Carrying amount	Contractual cash flows	On demand or within 1 year	1 to 2 years	2 to 5 years
	RM	RM	RM	RM	RM

March 31, 2025
Trade payables	1,555,072	1,555,072	1,555,072	-	-
Other payable, accruals and deposits	2,601,721	2,601,721	2,601,721	-	-
Amounts due to Directors	93,385	93,385	93,385	-	-
Amount due to corporate shareholder	27,124	27,124	27,124	-	-
Lease liabilities	89,124	96,899	48,627	35,000	13,272
Borrowing	342,175	454,317	454,317	-	-
	4,708,601	4,828,518	4,780,246	35,000	13,272

September 30, 2025 (Unaudited)
Trade payables	2,476,300	2,476,300	2,476,300	-	-
Other payable, accruals and deposits	3,402,605	3,402,605	3,402,605	-	-
Amounts due to Directors	93,453	93,453	93,453	-	-
Amounts due to corporate shareholder	25,753	25,753	25,753	-	-
Lease liabilities	67,883	72,585	48,627	21,373	2,585
Borrowing	328,277	423,429	423,429	-	-
	6,394,271	6,494,125	6,470,167	21,373	2,585

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(c)	Liquidity risk (cont.)

Analysis of financial instruments by remaining contractual maturities (cont.)

The table below summarizes the maturity profile of the Group’s financial liabilities at the reporting date based on contractual undiscounted repayment obligations. (cont.)

			Contractual Cash Flows
	Carrying amount	Contractual cash flows	On demand or within 1 year	1 to 2 years	2 to 5 years
	RM	RM	RM	RM	RM

September 30, 2025 (USD) (Unaudited)
Trade payables	588,474	588,474	588,474	-	-
Other payable, accruals and deposits	808,604	808,604	808,604	-	-
Amounts due to Directors	22,208	22,208	22,208	-	-
Amounts due to corporate shareholder	6,120	6,120	6,120	-	-
Lease liabilities	16,132	17,249	11,556	5,079	614
Borrowing	78,013	100,625	100,625	-	-
	1,519,551	1,543,280	1,537,587	5,079	614

(d)	Capital Risk Management

The Group manages its capital to ensure that the Group will be able to maintain an optimal capital structure so as to support its business and maximize shareholder value. To achieve this objective, the Group may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

As at the reporting date, the Group is in compliance with the externally imposed capital requirements, except for certain financial covenants as disclosed in Note 14. The Directors are of the view that the exposure to the Group is immaterial, and the Group has sufficient available cash and bank balances to meet its financial obligations as and when they fall due.

The Group monitors its capital using debt-to-equity ratio, which is the total debts divided by total equity. Total debts include lease liabilities and borrowing whilst total equity is equity attributable to owners of the Group. The debt-to-equity ratio is not governed by IFRS and its definition and calculation may vary from others.

NEUTRANS INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

25	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

(d)	Capital Risk Management (cont.)

The debt-to-equity ratios at end of the reporting year/period are as follows:

There were no changes in the Group’s approach to capital management during the fiscal year/period ended March 31, 2025 and September 30, 2025.

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Lease liabilities (Note 13)	89,124	67,883	16,132
Borrowing (Note 14)	342,175	328,277	78,013
Total debts	431,299	396,160	94,145

Total equity	15,021,884	17,119,070	4,068,221
Debt-to-equity ratio (times)	0.03	0.02	0.02

26	CAPITAL COMMITMENT

The Group has committed to the following as at reporting date:

	As of	As of September 30,
	March 31,	2025	2025
	2025	(Unaudited)	(Unaudited)
	RM	RM	USD

Authorized and contracted for:
Plant and equipment
Fiber-optic infrastructure	5,073,338	5,073,338	1,205,641
Less: Payments made	(529,375)	(567,603)	(134,887)
	4,543,963	4,505,735	1,070,754

27	SEGMENTS OPERATIONS

An operation segment is a component of an entity that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity whose operating results are reported to the Group’s chief operating decision maker (“CODM”) for the purpose of resource allocation and performance assessment. Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The Group’s operates in a single business segment which is the business of providing build and lease telecommunications facilities and networks. No operating segments have been aggregated to form the reportable operating segment.

No geographical segment information presented as Group’s operations are conducted predominantly in Malaysia.

28	AUTHORISATION OF FINANICAL STATEMENTS

These unaudited interim condensed consolidated financial statements were approved for issuance by the board of directors of the Company on February 19, 2026. The board of directors has the power to amend the financial statements after issuance.

Until [    ], 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3,750,000 Class A Ordinary Shares

Neutrans Inc.

Prospectus dated [    ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that, we may indemnify, hold harmless and exonerate against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any person who is or was:

(a)	a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director; or

(b)	at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be.

The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our articles of association, unless a question of law is involved.

The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnified person who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in the memorandum and articles of association.

The indemnification and advancement of expenses provided by, or granted pursuant to our memorandum and articles of association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a Director.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this Registration Statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration(2)
Class A Ordinary Shares
Bin Awang Lah Mohamed	March 31, 2025	1	(1)	$0.0001
Nur Liyana Binti Mohamed	July 20, 2025	305		See Note 2
Yen Peng Ng	July 20, 2025	546,876		See Note 2
Nicerin Ltd	July 20, 2025	500,423		See Note 2
Shiew Mei Pan	July 20, 2025	801,934		See Note 2
Rasa Manis Solution Sdn. Bhd.	July 20, 2025	1,050,000		See Note 2
Silkstream Inc.	July 20, 2025	793,752		See Note 2
Vantage Strategic Holdings Ltd	July 20, 2025	863,623		See Note 2
Yet Shih Chyi	July 20, 2025	546,875		See Note 2
Atlantic International Ltd	July 20, 2025	801,935		See Note 2
Fortune 300 Corporation	July 20, 2025	580,000		See Note 2
Goldmund Inc.	July 20, 2025	3,000,000		See Note 2
Grandhill Partners Ltd	July 20, 2025	2,416,882		See Note 2
Guat Bee Lee	July 20, 2025	300,000		See Note 2
Lifenet Solutions Sdn. Bhd.	July 20, 2025	2,127,660		See Note 2
Lim Wai Hong	July 20, 2025	920,000		See Note 2
MAL 177 Sdn. Bhd.	July 20, 2025	6,624,735		See Note 2

(1)	Canceled on July 20, 2025.
(2)	In connection with the share issuances on July 20, 2025, we received an aggregate of RM6 million as consideration.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of the Registrant, currently in effect
4.1**	Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Teh & Lee regarding certain Malaysian law matters
10.1**	Form of Employment Agreement of the Registrant
10.2**	Form of Indemnification Agreement of the Registrant
10.3*	Employment Agreement effective as of [ ], 2026 by and between Dr. Mohamed bin Awang Lah and the Registrant
10.4*	Employment Agreement effective as of [ ], 2026 by and between Jamaludin bin Mohd Nor and the Registrant
10.5*	Indemnification Agreement dated [ ], 2026 by and between Dr. Mohamed bin Awang Lah and the Registrant
10.6*	Indemnification Agreement dated [ ], 2026 by and between Jamaludin bin Mohd Nor and the Registrant
10.7*	Acting-in-Concert Agreement dated March 31, 2025, between Dr. Mohamed Bin Awang Lah and Leopold Chew Wee Chet
10.8*	Sale and Purchase Agreement dated March 21, 2025 between Eaxin Sdn. Bhd. and Neutrans Malaysia
10.9*	Letter of Award dated August 18, 2023 between Neutrans Malaysia and MSA
10.10*	Purchase Order dated August 18, 2023 between Neutrans Malaysia and MSA
10.11*	Letter of Offer dated June 27, 2023 between Maybank Islamic Berhad and Neutrans Malaysia
10.12*	Letter of Appointment (LOA) as contractor for the construction of fiber optic infrastructure, dated May 8, 2024, between YOFC International (Malaysia) Sdn. Bhd. and Neutrans Malaysia
21.1**	List of Subsidiaries
23.1	Consent of Onestop Assurance PAC
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Teh & Lee (included in Exhibit 5.2)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nominating and Corporate Governance Committee Charter
99.5**	Consent of Datuk Sudhagar A/L Sathival
99.6**	Consent of Datuk Dr. Mohd Noor Awang
99.7**	Consent of Wilson Yong Yew Sun
99.8*	Consent of Protégé Associates
99.9**	Compensation Recovery Policy
107**	Filing Fee Table

*	To be filed by amendment
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cyberjaya, Malaysia, on March 10, 2026.

Neutrans Inc.

By:	/s/ Mohamed bin Awang Lah
Mohamed bin Awang Lah
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mohamed bin Awang Lah	Chief Executive Officer, Director, and Chairman	March 10, 2026
Name: Mohamed bin Awang Lah	of the Board of Directors (Principal Executive Officer and Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Neutrans Inc., has signed this registration statement or amendment thereto in New York, NY on March 10, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.